REGISTRATION STATEMENT FILE NO. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
BRIGHTHOUSE LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
06-0566090
(I.R.S. Employer Identification Number)
11225 North Community House Road, Charlotte, NC 28277
(980) 365-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Brighthouse Life Insurance Company
c/o The Corporation Trust Company
1209 Orange Street
Corporation Trust Center
Wilmington, DE 19801
(302) 658-7581
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Dodie C. Kent
Eversheds Sutherland (US) LLP
The Grace Building, 40th Floor
1114 Avenue of the Americas
New York, NY 10036-7703
Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of the registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

BRIGHTHOUSE SMARTGUARD PLUS

Brighthouse SmartGuard Plus is a flexible premium adjustable life insurance policy (the “Policy”) issued by Brighthouse Life Insurance Company (“BLIC”, “we”, “our” or “us”) that provides life insurance protection.

BLIC is located at 11225 North Community House Road, Charlotte, NC 28277. The telephone number is 1-800-882-1292. Brighthouse Securities, LLC, 11225 North Community House Road, Charlotte, NC 28277, is the principal underwriter and distributor of the Policies.

The Risk Factors for this Policy appear on Page 14.

Please read this prospectus carefully before investing and keep it for future reference. This prospectus includes important information, including a description of all material features, rights, and obligations of the Policy. BLIC’s obligations under the Policy are subject to our financial strength and claims-paying ability. Index-linked Policies are complex insurance and investment vehicles. Before you invest, be sure to ask your financial representative about the Policy’s features, benefits, risks, and fees, and whether the Policy is appropriate for you based upon your financial situation and objectives.

The Policy provides Owners the opportunity to participate in index-linked (through Indexed Accounts) and fixed interest investment returns, as well as the option to receive Distribution Payments, in the form of loans of the Policy’s Cash Value, through the Guaranteed Distribution Rider (“GDR”) at an additional cost. If necessary, we will increase the Cash Value in order for the Distribution Payments to continue. The GDR also includes a Lifetime Lapse Prevention Benefit and guarantees a minimum amount of Policy Proceeds ($10,000) upon the Insured’s death.

There are risks associated with investing in Indexed Accounts. You may lose money, up to all or a significant amount of any Net Premium allocations, as well as earnings from prior Indexed Account allocations. Losses could be greater if you request certain transactions before the Segment Maturity Date because of the Interim Segment Value calculation. The Interim Segment Value calculation can result in a loss of Cash Value even if the Segment Index Performance has been positive.

You should not buy this Policy if you are not willing to assume these investment risks.

Partial withdrawals are not permitted under the Policy.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities or the adequacy of this prospectus. Any representation to the contrary is a criminal offense. Insurance products, including this one, are not deposits of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency. You may lose money invested in the Policy.

The Policies may be distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the Policies are not deposits or obligations of, or guaranteed by such institutions or any Federal regulatory agency. Investment in the Policy involves investment risks, including possible loss of principal.

The principal underwriter of the Policy is Brighthouse Securities, LLC. The offering of the Policy is intended to be continuous.

Prospectus dated [     ]

SPECIAL TERMS

In this prospectus, the following capitalized terms have the indicated meanings:

Accrued Buffer Rate.    The portion of the Buffer Rate that has accrued from the Segment Start Date to any day within the Segment Term. This is the amount that we will absorb when calculating Interim Segment Value on any day prior to the Segment Maturity Date if Segment Index Performance is less than zero. The Accrued Buffer Rate is equal to the Buffer Rate multiplied by the number of days elapsed since the Segment Start Date, divided by the total number of days in the Segment Term.

Accrued Cap Rate.    The portion of the Cap Rate that has accrued from the Segment Start Date to any day within the Segment Term. This is the maximum Segment Index Performance that may be applied in calculating the Interim Segment Value on any day prior to the Segment Maturity Date if Segment Index Performance is greater than zero. The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Segment Start Date, divided by the total number of days in the Term.

Accrued Index Return.    The return added to the Segment Value to determine the Interim Segment Value. The Accrued Index Return is based on the Segment Index-Linked Credit Rate, which is determined using the Segment Index Performance, adjusted for the applicable Accrued Buffer Rate, and Accrued Cap Rate. The Accrued Index Return can be positive, zero or negative.

Administrative Office.    The office, or any other office that we may designate for the purpose of administering the Policy, to which notices and requests must be sent, or as otherwise changed by Notice from us.

Annual Administrative Charge.    An administrative charge assessed on your Policy as part of the Annual Deduction.

Annual Cost of Insurance Charge.    A cost of insurance charge assessed on your Policy as part of the Annual Deduction.

Annual Deduction.    An amount deducted from the Policy’s Cash Value on the Policy Start Date and on each Policy Anniversary, consisting of the Annual Administrative Charge, the Annual Indexed Account Charge, the Annual Cost of Insurance Charge, and the GDR charge, if applicable.

Annual Deduction Refund.    The amount of the Annual Deduction that may be returned to you if you Surrender the Policy or we calculate the death benefit and pay Policy Proceeds to your beneficiary. The Annual Deduction Refund equals the Annual Deduction at the beginning of the Policy Year; times the number of days to the next Policy Anniversary divided by 365.

Annual Indexed Account Charge.    A charge for allocating to one or more Indexed Accounts that is assessed on your Policy as part of the Annual Deduction.

Annual Lapse Prevention Premiums.    The premiums that must be paid in order to keep the Lifetime Lapse Prevention Benefit in force. Annual Lapse Prevention Premiums are calculated at issue and payable for 10 years. If not paid when due, the GDR will terminate.

Attained Age.    The Attained Age is equal to the Issue Age plus the number of completed Policy Years. This includes any period during which the Policy was lapsed.

BLIC (“we,” “us,” “our”).    Brighthouse Life Insurance Company.

Buffer 10.    The Policy provides downside protection through Buffer 10, which is a Buffer Rate where negative Segment Index Performance of up to 10% is absorbed by us at the Segment Maturity Date, which would leave you to absorb up to 90% of any remaining negative Segment Index Performance.

Buffer 15.    The Policy offers downside protection through Buffer 15, which is a Buffer Rate where negative Segment Index Performance of up to 15% is absorbed by us at the Segment Maturity Date, which would leave you to absorb up to 85% of any negative Segment Index Performance.

Buffer 25.    The Policy offers downside protection through Buffer 25, which is a Buffer Rate where negative Segment Index Performance of up to 25% is absorbed by us at the Segment Maturity Date, which would leave you to absorb up to 75% of any remaining negative Segment Index Performance.

Buffer 100.    The Policy offers downside protection through Buffer 100, which is where 100% of negative Segment Index Performance is absorbed by us, which means you are 100% protected from any negative Segment Index Performance throughout the entire Segment Term.

Buffer Rate.    An Indexed Account Factor. The amount of negative Segment Index Performance from which we protect you at the Segment Maturity Date. Any negative Segment Index Performance beyond the Buffer Rate will reduce the Segment Value associated with the Indexed Account by any negative Segment Index performance in excess of the Buffer Rate. The Buffer Rate may vary among Indexed Accounts and is an annual rate. We currently offer the following Buffer Rates: Buffer 10, Buffer 15, Buffer 25, and Buffer 100.

Cap Rate.    An Indexed Account Factor. The maximum positive Segment Index Performance that may be credited at the Segment Maturity Date. The Cap Rate may vary among Indexed Accounts and is an annual rate. It is not a guaranteed rate of return.

Cash Surrender Value.    The amount you receive if you Surrender the Policy. It is equal to the Policy’s Cash Value and any Annual Deduction Refund reduced by any Surrender charge that would apply on Surrender and by any outstanding Policy Loan Balance.

Cash Value.    Cash Value is equal to the total of the values in the Fixed Account, Holding Accounts, Indexed Accounts, and the Loan Account.

Closing Value of the Index.    The value of the Index as of the close of the New York Stock Exchange, or any other relevant stock exchange. If the Index is on an exchange other than the New York Stock Exchange, or any other relevant stock exchange, we will use that exchange’s Closing Value. We will use consistent sources to obtain the Closing Value. If these sources are no longer available for specific indices, we will select an alternative published source for the Closing Value. If no Closing Value is published for a given day, we will use the Closing Value for the nearest prior day for which the Closing Value was published. In calculating the change in value of the Index, we use the Closing Value of the Index. We may also refer to this as the “Closing Value” in the prospectus.

Code.    The Internal Revenue Code of 1986, as amended, and all related laws and regulations, which are in effect during the term of the Policy.

Distribution Payment.    Represents the amount you receive for each Distribution Payment under the GDR beginning on the Distribution Start Date. You can change the amount of your Distribution Payment at any time up to the Maximum Distribution Payment.

Distribution Payment Duration.    The period of time we guarantee you will receive Distribution Payments. The available durations are 10-year, 20-year, and lifetime (up to Attained Age 121).

Distribution Payment Frequency.    The frequency of your Distribution Payments. The available frequencies are annual, semi-annual, quarterly, or monthly.

Distribution Start Date.    The date you elect to start receiving Distribution Payments under the GDR.

Excess Loan.    An Excess Loan occurs when the Cash Value of the Policy, less any Surrender charge, is less than or equal to the Policy Loan Balance.

Exchange Act.    Securities Exchange Act of 1934, as amended.

Face Amount.    The dollar amount we use to calculate the death benefit. The minimum Face Amount is $50,000.

Fixed Account.    An account that is part of our General Account and provides guarantees of principal and a fixed rate of return. We credit interest daily at an effective annual rate, no less than the Fixed Account Guaranteed Minimum Interest Rate.

Fixed Account Cash Value.    The portion of Cash Value allocated to the Fixed Account.

Fixed Account Guaranteed Minimum Interest Rate.    The interest rate guaranteed to be a rate not less than the minimum interest rate allowed by state law—see Appendix C. The actual Fixed Account Guaranteed Minimum Interest Rate for your Policy is shown on your Policy specification page and applies only to amounts in the Fixed Account.

General Account.    Comprised of BLIC’s assets, other than assets in any separate accounts it may maintain.

Good Order.    A request or transaction generally is considered in “Good Order” if it complies with our administrative procedures and the required information is complete and accurate. A request or transaction may be rejected or delayed if not in Good Order. Good Order generally means the actual receipt by us of the instructions relating to the requested transaction in writing (or, when permitted, by telephone) along with all forms, information and supporting legal documentation necessary to affect the transaction. This information and documentation generally includes to the extent applicable to the transaction: your completed application; your policy number; the transaction amount (in dollars or percentage terms); the names and allocations to and/or from the Buffer Options, or the Fixed Account if applicable, affected by the requested transaction; the signatures of all Policy Owners (exactly as indicated on the policy), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that we may require, including any spousal or Joint Owner’s consents. With respect to premium payments, Good Order also generally includes receipt by us of sufficient funds to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirement at any time. If you have any questions, you should contact us or your financial representative before submitting the form or request.

Guaranteed Distribution Rider (“GDR”).    A rider that provides for guaranteed Distribution Payments in the form of loans of the Policy’s Cash Value for a set amount of time and is automatically included with your Policy on the Issue Date at an additional charge. We may also refer to this as the “GDR” in the prospectus and the “Rider” in the Guaranteed Rider attached to your Policy.

Guaranteed Distribution Rider Charge.    A charge for the GDR that is assessed on your Policy as part of the Annual Deduction. The GDR Charge will not be deducted after Distributions Payments terminate or the GDR terminates. See “GUARANTEED DISTRIBUTION RIDER.”

Guaranteed Minimum Distribution Payment.    The minimum amount that we guarantee will be available to you as an annual Distribution Payment; however, you may take less than the Guaranteed Minimum Distribution Payment when you start Distribution Payments.

Holding Accounts.    A temporary account that holds Net Premium prior to being transferred to the associated Indexed Account on the next Segment Start Date, which is always on a Policy Anniversary.

Holding Account Cash Value.    The Cash Value in a Holding Account.

Index (Indices).    An Indexed Account Factor. The index to which Segment Index Performance for a selected Indexed Account is linked. We currently offer Indexed Accounts with indices based on the performance of securities. In the future we may offer Indexed Accounts based on other types of Indices. We may also add other indices for new Policies at our discretion.

Indexed Accounts.    One or more Policy accounts, for which values will vary over time, based, in part, on the change in value of an external Index. You may allocate Net Premiums and transfer unloaned Cash Value to one or more Indexed Accounts. Each Indexed Account will have associated Indexed Account Factors and an associated Holding Account.

Indexed Account Cash Value.    On the Segment Start Date and Segment Maturity Date, the Indexed Account Cash Value equals the Segment Value in that Indexed Account. On any other day, it equals the Interim Segment Value in that Indexed Account.

Indexed Account Factors.    The Indexed Account Factors consist of an Index, Segment Term, Holding Account interest rate, a Buffer Rate, and a Cap Rate. For each Indexed Account, the Indexed Account Factors, except for the Holding Account interest rate, take effect on the Segment Start Date and are guaranteed to the Segment Maturity Date.

Insured.    The person whose life is covered by the Policy.

Issue Age.    The age of the Insured as of the Insured’s last birthday on the Policy Start Date.

Interim Segment Value.    The value we assign to each Indexed Account on any Business Day prior to the Segment Maturity Date. The Interim Segment Value is the amount that is available for death benefits, loans, and Surrenders.

Lifetime Lapse Prevention Benefit.    A benefit, offered through the GDR, that guarantees the Policy will not lapse if the Policy’s unloaned Cash Value is insufficient to cover any Surrender charge and any Annual Deduction due on a monthly anniversary date, provided the GDR is in force, Annual Lapse Prevention Premiums are paid when due, and there is no Excess Loan.

Loan Account.    The account to which Cash Value from the Indexed Accounts, Holding Account, and/or Fixed Account is transferred when a loan is taken, or unpaid Loan Interest is added to the loan.

Loan Interest.    An amount of Interest that accrues daily based on the Policy Loan Balance and is due on each Policy Anniversary. Loan Interest is the interest we charge you for taking a loan.

Maximum Distribution Payment.    Represents the maximum amount available to you, on an annual basis, if you were to start Distribution Payments that Policy Year. It is calculated at each Policy Anniversary prior to the Distribution Start Date and is equal to the Policy’s Cash Value on that date multiplied by the Distribution Payment rate.

Net Premium.    An amount equal to the premium minus the Percent of Premium Charge. The Net Premium is the portion of the premium that will be applied to your Policy’s Cash Value.

Notice.    Any form of communication providing information we need, within a signed writing or other manner that we approve in advance. All Notices to us must be sent to our Administrative Office and received in Good Order. To be effective for a Business Day, a Notice must be received in Good Order prior to the end of that Business Day.

NYSE.    New York Stock Exchange.

One-time Payment.    After the Distribution Start Date, if you have received less than your Maximum Distribution Payment, you may choose to receive a One-time Payment amount that is separate from your scheduled Distribution Payments. You may only make this election once, provided your Distribution Payments have not been terminated.

Owner (“you”, “yours”).    The person(s) entitled to the ownership rights under the Policy. Subject to our administrative procedures, we may also permit ownership by a corporation (a type of non-natural person) or certain other legal entities. If Joint Owners are named, all references to Owner shall mean Joint Owners.

Percent of Premium Charge.    A charge imposed on each premium payment that is comprised of the sales charge, premium tax charge, and federal tax charge.

Planned Premium Payment.    The Planned Premium Payment is the premium payment schedule you choose to help meet your future goals under the Policy. The Planned Premium Payment consists of a first-year premium amount and an amount for premium payments in subsequent Policy Years. It is subject to certain limits under the Policy.

Policy Anniversary.    An anniversary of the Policy Start Date.

Policy Deduction Method.    Policy deductions are taken proportionally from the Fixed Account, Holding Accounts, and Indexed Accounts. The proportional amounts are calculated based on the Cash Values across these accounts. The sum of the values in an Indexed Account and its associated Holding Account is considered one proportion. The corresponding proportional amount is subtracted first from the Holding Account until it has been reduced to zero and then any remaining amount is subtracted from the associated Indexed Account.

Policy Loan Balance.    An amount equal to the outstanding loan amounts plus accrued Loan Interest.

Policy Proceeds.    The amount paid to the beneficiary upon the Insured’s death. The Policy Proceeds calculation is in the “DEATH BENEFIT” and “GUARANTEED DISTRIBUTION RIDER” section.

Policy Start Date.    The effective date of the Policy that is used to measure Policy Years, months and anniversaries.

Policy Year.    A one-year period starting on the Policy Start Date and on each Policy Anniversary thereafter.

Segment.    An allocation option we establish when any part of the initial Net Premium is allocated to an Indexed Account on the Policy Start Date. Thereafter, a new Segment is started when a transfer of Cash Value is made to that Indexed Account on a Policy Anniversary. Once a Segment is created, the Indexed Account Factors will not change for the Segment during the Segment Term. We may also refer to a “Segment” as an “Indexed Account Segment” in this prospectus and in your Policy.

Segment Index-Linked Credit.    The amount that is applied to the Segment Value on the Segment Maturity Date that is equal to that Segment’s Index-Linked Credit Rate multiplied by the Segment Value on the Segment Maturity Date. The Segment Index-Linked Credit may be positive, negative or zero. The Segment Index-Linked Credit is only applied to amounts that remain in a Segment until the Segment Maturity Date.

Segment Index-Linked Credit Rate.    The rate we use to determine the Segment Value on the Segment Maturity Date and the Interim Segment Value on any day prior to the Segment Maturity Date. When the Segment Index-Linked Credit Rate is positive we may also refer to this adjustment as “earnings.” When the Segment Index-Linked Credit Rate is negative we may also refer to this adjustment as “losses.”

Segment Index Performance.    The percentage change in the Closing Value measured from the Segment Start Date to any day within the Segment Term. Segment Index Performance can be positive, negative, or zero.

Segment Maturity Cash Value.    The amount that is allocated to the Indexed Account at the Segment Maturity Date. The Segment Maturity Cash Value is used to determine the Indexed Account Cash Value on the Segment Maturity Date and reflects adjustments for any loans and an Accelerated Death Benefit for Terminal Illness payment that have occurred during the Segment Term, and the Segment Index-Linked Credit, which can be positive or negative.

Segment Maturity Date.    The Policy Anniversary on which a Segment ends.

Segment Start Date.    The date a Segment is created. The initial Segment Start Date(s) begins on the Policy Start Date, and thereafter, will be the Policy Anniversary.

Segment Term.    An Indexed Account Factor. The Segment Term is the number of years that the Segment is in effect. We currently offer a Segment Term of 1 year. The Initial Segment Term(s) begin on the Policy Start Date.

Segment Value.    The Segment Value, for each Segment, is the amount that is allocated to the Segment and subsequently reflects all loans, charges, and deductions at the Segment Maturity Date. The Segment Value will be reduced for any loans, charges, and deductions by the same percentage that the loans, charges, and deductions reduce the Interim Segment Value attributable to that Segment.

Separate Account.    Brighthouse Separate Account L.

Surrender.    A full withdrawal of your Cash Surrender Value.

Terminal Illness.    A medical condition, certified by a physician within the last 12 months, as being reasonably expected to result in the death of the Insured within 12 months from the date of certification.

Total Indexed Account Balance.    The portion of your Policy’s Cash Value in the Indexed Accounts.

Transfer Period.    The 21 calendar days following the Policy Anniversary coinciding with the Segment Maturity Date for each applicable Segment.

We, Us, Our and the Company.    We, us, our and the Company refer to Brighthouse Life Insurance Company (“BLIC”).

You and Your.    You and your refer to the Owner(s) of the Policy.

SUMMARY

The Brighthouse SmartGuard Plus life insurance policy is a flexible premium adjustable index-linked life insurance policy issued by BLIC that provides life insurance protection. It also provides Policy Owners with the opportunity for guaranteed distributions through the Guaranteed Distribution Rider (“GDR”), as well as access to index-linked investments.

The GDR, which is automatically included with the Policy for an additional charge, guarantees that you will receive distribution payments over a specific period of time, which you select when we issue the Policy. You can choose to receive Distribution Payments for a period of 10 years, 20 years, or for lifetime (up to Attained Age 121). You are eligible to start Distribution Payments after the Policy has been in force for 10 years. Distribution Payments are paid in the form of loans. The GDR also includes a Lifetime Lapse Prevention Benefit and guarantees a minimum amount of Policy Proceeds ($10,000) upon the Insured’s death.

The Policy offers various Indexed Accounts, which permit Owners to link their investments to the return of an Index. Owners receive positive interest based on the Index’s return, subject to a Cap Rate. Owners are also protected from a specified level of negative Index return—in the form of a Buffer Rate. The downside protection provided by the Buffer Rate and the potential maximum level of positive investment experience allowed by the Cap Rate are only fully available for amounts held until the Segment Maturity Date.

We currently offer Indexed Accounts with indices based on the performance of securities. Each Indexed Account has a Segment Term of one year in length, a Buffer Rate (10%, 15%, 25% or 100%) and a Cap Rate. For each Indexed Account, you select the Buffer Rate and the Index you want your investment performance to be based on. The performance of each Indexed Account will be subject to a Cap Rate. A Fixed Account that guarantees a fixed rate of interest may also be available. Unless you allocate your Net Premiums to the Fixed Account or the Buffer 100, you may lose money by investing in the Policy.

The Cap Rate is the maximum rate that may be credited at the Segment Maturity Date based on positive Segment Index Performance. For example, if the Cap Rate is 20% and the Segment Index Performance is 5%, you will only be credited with a 5% gain. The Cap Rate is not a guaranteed positive rate of return.

New Cap Rates are declared for each subsequent Segment Term. Thirty (30) days before the current Segment Term expires, we will mail you a Notice indicating which Indexed Accounts will be available at the start of the next Segment Term and their renewal Cap Rates. See “CAP RATE.” You may also obtain the new Cap Rates by accessing the Company’s website at [https://www.brighthousefinancial.com] where at least two months of renewal Cap Rates are posted – i.e., for the current month and the following month.

The Buffer Rate is the level of negative Segment Index performance from which the Company will protect you at the Segment Maturity Date. You are not protected from any negative performance in excess of the Buffer Rate. For example, if you choose an Indexed Account with a 10% Buffer Rate, we will only protect you from the first 10% of negative Segment Index Performance. If the Segment Index Performance is -50%, you will be credited with a -40% loss.

The Buffer Rates and Cap Rates accrue during the Segment Term and only reach full accrual on the last day of a Segment Term. The Buffer 100 is always fully accrued.

When we calculate the Interim Segment Value, we use the Segment Index Performance and the applicable Accrued Buffer Rate and Accrued Cap Rate as of the date of the calculation to determine the Accrued Index Return. If the Accrued Index Return is negative on the Interim Segment Value calculation date, any negative interest we add could be greater than it would be on the Segment Maturity Date because the Buffer Rate has not fully accrued. If Segment Index Performance is positive on the Interim Segment Value calculation date, any positive interest we add could be lower than it would be on the Segment Maturity Date because the Cap Rate has not fully accrued.

The Interim Segment Value is the amount we use to determine the Indexed Account Cash Value prior to the Segment Maturity Date. The Indexed Account Cash Value is part of the Policy Cash Value, which determines how much is available for Surrender, loans, a payment under Acceleration of Death Benefit for Terminal Illness (the “Accelerated Death Benefit”), and Policy Proceeds. If you choose to start (or restart) Distribution Payments on any day other than a Policy Anniversary, any Indexed Account Cash Value transferred to the Fixed Account will be based on Interim Segment Value. The Interim Segment Value calculation can result in a loss of Cash Value even if the Segment Index Performance has been positive. The losses could be significant.

The Policy and GDR are available only in those states where they have been approved for sale.

We have the right to substitute a comparable index prior to the Segment Maturity Date if any Index is discontinued or, at our sole discretion, we determine that our use of such Index should be discontinued, or if the calculation of an Index is substantially changed. See “Discontinuation or Substantial Change to an Index.”

See “SPECIAL TERMS” in this prospectus for more detailed explanations of the terms associated with the Indexed Accounts.

The following chart describes the key features of the Policy. Please read this prospectus for more detailed information about the Policy.

Key Features of the Policy

Policy	Flexible premium adjustable index-linked life insurance policy.
Premium

You choose the amount and frequency of premium payments, subject to the limits described herein. You select a Planned Premium Payment schedule, which consists of a first-year premium amount and an amount for subsequent premium payments. You can make Planned Premiums Payments on an annual, semi-annual, quarterly, or monthly schedule. No premium payment can be less than $1,000, except with our consent.

We will not accept additional premium payments after you start Distribution Payments, unless the GDR terminates.

If you have a loan and we receive a payment from you, we will treat it as a loan repayment, unless you request, in writing, for us to treat it as a premium payment.

Guaranteed Distribution Rider

The GDR guarantees you will receive distribution payments over a specific period of time. On the Policy Start Date, you may choose when to receive Distribution Payments and the duration (10-year, 20-year or lifetime (up to Attained Age 121)). The GDR is automatically included with your Policy, and you pay an annual charge for this benefit. This GDR Charge will be deducted from your Policy’s Cash Value as part of the Annual Deduction.

Once the Policy has been in force for at least 10 years, you are eligible to receive Distribution Payments. Distribution Payments will be made in the form of loans. The Policy cannot be a modified endowment contract (“MEC”), and you must repay any Policy Loan Balance before starting Distribution Payments. The loans will reduce the Policy’s unloaned Cash Value and the Policy Proceeds and may have tax consequences. If the Cash Value is insufficient to cover Distribution Payments, we will increase the Cash Value in order for the Distribution Payments to continue. All Distribution Payments are subject to the minimum Distribution Payment amount ($250) and Maximum Distribution Payment.

The GDR also provides a Lifetime Lapse Prevention Benefit that guarantees the Policy will not lapse while the GDR is in force, provided Annual Lapse Prevention Premiums are paid when due and there is no Excess Loan.

Issue Age	35-65

Cash Value	The total of the Fixed Account, Holding Accounts, Indexed Accounts, and the Loan Account. See “CASH VALUE.”
Indexed Account	Each Indexed Account has an associated Index and Buffer Rate. We establish a Segment in each Indexed Account that you have an allocation, and each Segment has an associated Segment Term and Cap Rate. When funds are allocated to an Indexed Account, the account will then have an associated Segment, Segment Term, and Cap Rate. See “INDEXED ACCOUNTS.”
Segment Term	All Segment Terms are 1 year. See “SEGMENT TERM.”
Index	The current Indices are as follows: • S&P 500® Index (Price Return Index); • Russell 2000® Index (Price Return Index); and • MSCI EAFE Index (Price Return Index).
Buffer Rate

We currently offer different levels of protection:

Buffer 10 — A Buffer Rate where negative Segment Index Performance of up to 10% is absorbed by us at the Segment Maturity Date, which would leave you to absorb any remaining negative Segment Index Performance of up to 90%.

Buffer 15 — A Buffer Rate where negative Segment Index Performance of up to 15% is absorbed by us at the Segment Maturity Date, which would leave you to absorb any remaining negative Segment Index Performance of up to 85%.

Buffer 25 — A Buffer Rate where negative Segment Index Performance of up to 25% is absorbed by us at the Segment Maturity Date, which would leave you to absorb any remaining negative Segment Index Performance of up to 75%.

Buffer 100 — A Buffer Rate where 100% of negative Segment Index Performance is absorbed by us throughout the entire Segment Term.

Cap Rate	The maximum rate that may be credited at the Segment Maturity Date based on positive Segment Index Performance.
Interim Segment Value

We calculate an Interim Segment Value on each Business Day between the Segment Start Date and prior to the Segment Maturity Date. The Interim Segment Value is the amount we use to determine how much is available for Surrender, loans, a payment under the Accelerated Death Benefit, and Policy Proceeds (the amount payable upon the Insured’s death), if these transactions occur on any day other than the Segment Maturity Date.

The Interim Segment Value of an Indexed Account is equal to the Segment Value in the Indexed Account plus Accrued Index Return. Accrued Index Return is determined using the Accrued Buffer Rate, which is less than the full Buffer Rate (except for the Buffer 100, the Accrued Buffer Rate is always 100%), and the Accrued Cap Rate, which is less than the full Cap Rate. This means any negative interest we use to calculate the Interim Segment Value may be greater than it would be on the Segment Maturity Date, and any positive interest we credit will be less than it would be on the Segment Maturity Date.

Allocations and Transfers

You may allocate Net Premiums among the Fixed Account and the Indexed Accounts. The Net Premium will be allocated according to the allocations you chose at the time you apply for the Policy. Future Net Premiums allocated to the Fixed Account will always go directly into the Fixed Account.

If the premium payment is received within the Transfer Period and you instruct us to allocate all or a portion to one or more of the Indexed Accounts, we will treat the premium payment as if it had been received on the Policy Anniversary and apply the Net Premium directly to the Indexed Accounts. Premium payments received after the Transfer Period may still be allocated to an Indexed Account but will remain in the associated Holding Account until the next Policy Anniversary. On the Policy Anniversary, we will transfer amounts in the Holding Account to its associated Indexed Account according to your latest instructions on file with us unless you provide us different allocation instructions before the end of the Transfer Period.

In addition, you may transfer any unloaned Cash Value among the Fixed Account and Indexed Accounts on a Policy Anniversary. Under our current administrative procedures, we will allow you to make transfers during the Transfer Period, and we will treat the transfer as if it occurred on the Policy Anniversary.

If you have started Distribution Payments under the GDR, all of your unloaned Cash Value will be in the Fixed Account, and you may not transfer to the Indexed Accounts while receiving Distribution Payments.

Fixed Account	See Appendix C.
Access to Your Money

You may borrow money from your Policy by taking a loan. A loan reduces the Policy’s Cash Value in the Indexed Accounts, Holding Accounts, and the Fixed Account and may increase your risk of Policy lapse. Policy Proceeds will also be reduced by the Policy Loan Balance. Loans may have tax consequences.

There are two ways to take a loan: (1) a loan, which is available as long as your Policy has Loan Value, which is the maximum amount you may borrow, calculated as of the date of the loan; and (2) a Distribution Payment or the One-time Payment, which is available through the GDR. Please note that while Distribution Payments and the One-time Payment are loans, the terms, conditions, and limitations are not the same as loans not covered by the GDR. For a complete understanding of the differences, see “LOANS” and “Guaranteed Distribution Rider”

Additionally, you may Surrender the Policy for its Cash Surrender Value during the lifetime of the Insured at any time. A Surrender may have tax consequences. Partial withdrawals are not permitted under the Policy.

Surrender Charge

During the first ten Policy Years, if you surrender or lapse your Policy, then we will deduct a Surrender charge from the Cash Value. We deduct the Surrender charge using the Policy Deduction Method. The table below shows the maximum Surrender charge per $1,000 of Face Amount that could apply under any Policy.

	Beginning of Year	The Maximum Surrender Charge per $1,000 of Face Amount
	1	$45.00
	2	$42.67
	3	$40.67
	4	$38.14
	5	$35.10
	6	$26.60
	7	$25.48
	8	$23.31
	9	$19.14
	10	$12.11
	11 and Later	$0.00

Death Benefit

The death benefit is determined as of the date of the Insured’s death. We must receive Notice of due proof of death. The amount we pay to the beneficiary (or beneficiaries) is referred to as the Policy Proceeds.

The GDR guarantees a minimum amount of Policy Proceeds ($10,000).

Charges and Expenses

You will bear the following charges and expenses:

(i)  Annual Indexed Account Charge;

(ii)   Annual Administrative Charge;

(iii)  Annual Cost of Insurance Charge;

(iv)  Annual GDR Charge;

(v)   Percent of Premium Charge; and

(vi)  Surrender charge, if applicable.

The Annual Deduction is comprised of (i) through (iv).

RISK FACTORS

The purchase of the Policy involves certain risks. You should carefully consider the following factors, in addition to the matters set forth elsewhere in the prospectus, prior to purchasing the Policy.

Risk of loss

Segment Maturity Date

There is a risk of substantial loss of your principal and any earnings (unless you allocate your Net Premiums and any earnings to the Fixed Account or Buffer 100) because you agree to absorb all losses that exceed the Buffer Rate for the Indexed Accounts you select under the Policy. This means that if the negative Segment Index Performance for an Indexed Account you select exceeds the corresponding Buffer Rate at the Segment Maturity Date, you will bear the portion of the loss that exceeds the Buffer Rate.

Buffer Rates are not cumulative, and their protection does not extend beyond the length of any given Segment Term. If you keep amounts allocated to an Indexed Account over multiple Segment Terms in which negative interest is credited, the total combined loss of Segment Value over those multiple Segment Terms may exceed the stated Buffer Rate for a single Segment Term.

Interim Segment Value—The method we use in calculating your Interim Segment Value may result in an amount that is less than the amount you would receive had you held the investment until the Segment Maturity Date. If you Surrender your Policy (including Surrenders in connection with the Free Look Period), take a loan (not including loans in connection with Distribution Payments under the GDR), or request a payment under the Accelerated Death Benefit, or we transfer Indexed Account Cash Value to the Fixed Account because you start of Distribution Payments under the GDR, on any day other than a Policy Anniversary, we use the Interim Segment Value calculation. If Segment Index Performance is negative when we process these transactions, any remaining Segment Value may be significantly less than if you waited to when Segment Index Performance was positive.

When we calculate the Interim Segment Value, we use the Segment Index Performance and the applicable Accrued Buffer Rate and Accrued Cap Rate as of the date of the calculation. The Buffer Rates and Cap Rates accrue during the Segment Term and only reach full accrual on the last day of a Segment Term. For Buffer 100, the Buffer Rate will always be 100% throughout the Segment Term. This means that if the Segment Index Performance is negative on the Interim Segment Value calculation date, any negative interest we calculate could be greater than it would be on the Segment Maturity Date because the Buffer Rate has not fully accrued. If Segment Index Performance is positive on the Interim Segment Value calculation date, any positive interest we calculate could be lower than it would be on the Segment Maturity Date because the Cap Rate has not fully accrued. Any losses could be significant. The Interim Segment Value calculation can result in a loss of Cash Value even if the Segment Index Performance has been positive.

This means:

•

If you allocate to Indexed Accounts and take a loan (not including loans in connection with Distribution Payments under the GDR) or request a payment under the Accelerated Death Benefit, or we transfer Indexed Account Cash Value to the Fixed Account because you start of Distribution Payments under the GDR when Segment Index Performance is negative, your Indexed Account Cash Value may be significantly less than if you waited until Segment Index Performance was positive or on the Segment Maturity Date.

•

If you Surrender the Policy during the Segment Term, we will pay the Surrender Cash Value, which may be less than if you held the Policy until the Segment Index Performance was positive or all of your Indexed Accounts reached their Segment Maturity Dates.

•

If you die, your beneficiary will receive the Policy Proceeds. If you are allocated to Indexed Accounts and we calculate the Policy Proceeds on any day other than a Segment Start Date or Segment Maturity Date, your Indexed Account Cash Value will equal the Interim Segment Value.

No ownership of the underlying securities

When you purchase the Policy and allocate your Net Premiums to an Indexed Account(s), you will not be investing in the Index for the Indexed Accounts you select or in a mutual fund or exchange traded fund that tracks the Index. Your Segment Indexed-Linked Credit for an Indexed Account is limited by a Cap Rate, which means your Segment Maturity Cash Value will be lower than if you had directly invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index and the performance is greater than your Cap Rate.

Surrender—Unsuitable as a Short-Term Savings Vehicle

If you Surrender the Policy within the first ten years, you will be subject to a Surrender charge as well as income tax on any gain that is distributed or deemed to be distributed from the Policy. If you Surrender the Policy in the first Policy Year, the Surrender charge could exceed the Cash Value of your Policy and you would receive no proceeds upon Surrender. In addition, if you surrender your Policy on any day other than a Policy Anniversary date (including to exercise your Free Look Right), any available Cash Surrender Value that is invested in Indexed Accounts will be based on Interim Segment Value.

Partial withdrawals are not permitted under the Policy. As a result, you may only access your Policy’s Cash Value through loans (including Distribution Payments through the GDR) or by full Surrender of the Policy.

You should purchase the Policy only if you have the financial ability to keep it in force for a substantial period of time. You should not purchase the Policy if you intend to Surrender it in the near future. Even if you do not Surrender your Policy, Surrender charges may play a role in determining whether your Policy will lapse (terminate without value), because Surrender charges determine the Cash Surrender Value, which is a measure we use to determine whether your Policy will enter a 62-day grace period (“Grace Period”) and possibly lapse.

Risk of Lapse

If the GDR has been terminated, your Policy may lapse if you have paid an insufficient amount of premiums and your Cash Surrender Value is not enough to pay the Annual Deduction. If this happens, your Policy may enter a 62-day Grace Period. We will notify you that the Policy will lapse unless you make a sufficient payment of additional premium during the Grace Period. If your Policy does lapse, your insurance coverage will terminate. No Policy Proceeds will be payable. Lapse of a Policy on which there is an outstanding loan may have adverse tax consequences.

While the GDR is in force, the Lifetime Lapse Prevention Benefit guarantees your Policy will not lapse. However, if premiums paid to date are less than the accumulated Annual Lapse Prevention Premiums due since the Policy Start Date, you have the Grace period to pay the difference and the Excess Loan amount, if any. If this payment is not made within the 62-day Grace Period, the GDR will terminate, and your Policy may lapse.

GDR Risks

The GDR is automatically included with your Policy for a charge. Distribution Payments cannot begin until the Policy has been in force for at least 10 years, your Policy cannot be a MEC and you must repay any outstanding Policy Loan Balance. Distribution Payments are subject to minimum and maximum distribution amounts. Distribution Payments are treated as loans and reduce your unloaned Cash Value and Policy Proceeds.

There are circumstances in which we will involuntarily terminate the GDR. The GDR will terminate on the date a loan is taken for an amount that exceeds the available Distribution Payments and a One-time Payment if available. In addition, the GDR will terminate if the Policy terminates or if premiums paid are less than the accumulated Annual Lapse Prevention Premiums due since the Policy Start Date.

Distribution Payments will also terminate if your Policy becomes a MEC or you exercise the Accelerated Death Benefit or reach Attained Age 121.

When you begin receiving Distribution Payments, any Cash Value in the Indexed Accounts and Holding Accounts will be transferred into the Fixed Account. While you are receiving Distribution Payments, you cannot transfer or allocate Cash Value to the Indexed Accounts. This means you will no longer be invested in any of the Indexed Accounts, and you will no longer be exposed to any potential positive market investment performance. In addition, you will no longer be eligible to make premium payments. If you choose to start (or restart) Distribution Payments on any day other than a Policy Anniversary date, any Indexed Account Cash Value transferred to the Fixed Account will be based on Interim Segment Value, which could be significantly less than if you waited to the Segment Maturity Date.

When you start Distribution Payments, even though you are no longer allocated to any Indexed Account, we will not refund any portion of your Annual Indexed Account Charge.

If you suspend Distribution Payments, you may not restart Distribution Payments until the suspension is in effect at least one year from the date of your last Distribution Payment. If it has been less than one year since you received your last Distribution Payment and you request a loan, we will treat this loan as your One-time Payment, as long as you have not already received your One-time Payment. If the loan amount taken exceeds the One-time Payment amount available at the time of your request, we will process the loan, however the GDR will terminate. If the One-time Payment is not available and you request a loan during the one-year suspension period, we will process the loan, however the GDR will terminate.

You should consult with your attorney or qualified tax advisor to determine the tax consequences of the GDR and the Policy. See, “FEDERAL TAX CONSIDERATIONS” section.

Limitations on Transfers

Transfers among the Fixed Account, the Holding Accounts, and the Indexed Account(s) occur on the Policy Anniversary. This means you cannot transfer out of a current Indexed Account, Holding Account, or the Fixed Account until the Policy Anniversary. Any amounts transferred can only be transferred to new Indexed Accounts or the Fixed Account. This may limit your ability to react to market conditions. Under our current administrative procedures, we will allow you to make transfers during the Transfer Period, and we will treat the transfer as if it occurred on the Policy Anniversary. Holding Accounts are not available for direct investments; they are accounts for temporarily holding Cash Value until the next Policy Anniversary.

In addition, you should understand that for renewals into the same Indexed Account, a new Cap Rate will go into effect on the Policy Anniversary that coincides with the beginning of the new Segment. Moreover, at the Segment Maturity Date, the Segment Maturity Cash Value allocated to the Indexed Account that has reached its Segment Maturity Date will be automatically renewed into the same Indexed Account unless you instruct us to transfer such amount into a different Indexed Account(s) or the Fixed Account. Under our current administrative Procedures, you have the Transfer Period to notify us that you want to transfer some or all of your Segment Maturity Cash Value to a new Indexed Account(s) or the Fixed Account. Failure to provide such instructions during the Transfer Period will result in an automatic renewal for the duration of the new Segment Term, which is a period of one (1) year. You cannot allocate or transfer Cash Value to the Indexed Accounts while you are receiving Distribution Payments under the GDR. See the “TRANSFERS” section.

Availability of Indexed Accounts

Your selling firm may limit the Indexed Accounts available through that firm when your Policy is issued or at Segment Maturity Date. Additionally, we may discontinue our use of an Index at any time. After the Policy is issued, there will always be at least one Indexed Account available. Consequently, a particular Indexed Account may not be available for you to transfer your Segment Value, or Fixed Account Cash Value into after a Segment Maturity Date.

You cannot allocate or transfer Cash Value to the Indexed Accounts while you are receiving Distribution Payments under the GDR.

Risks Associated with the Referenced Indices

Because the S&P 500® Index (Price Return Index), the Russell 2000® Index (Price Return Index) and the MSCI EAFE Index (Price Return Index) are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. In addition, the value of equity securities may increase or decline for reasons directly related to the issuers of the securities. (See “INDICES” and “BUFFER RATES.”)

An Indexed Account may be Substituted

We have the right to substitute a comparable Index prior to the Segment Maturity Date if any Index is discontinued or, at our sole discretion, we determine that our use of such Index should be discontinued, or if the calculation of an Index is substantially changed. We would attempt to choose a substitute Index that has a similar investment objective and risk profile to the replaced Index. Upon substitution of an Index, we will calculate your Segment Index Performance on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Policy Anniversary. An Index substitution will not change the Buffer Rate or Cap Rate for an existing Indexed Account. The performance of the new Index may not be as good as the one that it substituted and as a result your Segment Index Performance may have been better if there had been no substitution.

Tax Risks

We anticipate that the Policy should be deemed to be a life insurance policy under Federal tax law. However, the rules are not entirely clear in certain circumstances. The insurance proceeds payable on the death of the Insured will never be less than the minimum amount required for the Policy to be treated as life insurance under section 7702 of the Internal Revenue Code, as in effect on the date the Policy was issued. If your Policy is not treated as a life insurance policy under Federal tax law, increases in the Policy’s Cash Value will be taxed on a current basis.

Even if your Policy is treated as a life insurance policy for Federal tax purposes, it may become a modified endowment contract, for example, due to the payment of excess premiums or due to a reduction in your death benefit. If your Policy becomes a modified endowment contract, Surrenders, loans, and use of the Policy as collateral for a loan will be treated as a distribution of the earnings in the Policy and will be taxable as ordinary income to the extent thereof. In addition, if the Policy Owner is under age 59 1⁄2 at the time of the Surrender or loan, the amount that is included in income will generally be subject to a 10% additional tax.

If the Policy is not a modified endowment contract, distributions generally will be treated first as a return of basis or investment in the policy and then as taxable income. However, different rules apply in the first fifteen Policy Years, when distributions accompanied by benefit reductions may be taxable prior to a complete Surrender of your investment in the Policy. Moreover, loans will generally not be treated as distributions prior to termination of your Policy, whether by lapse, Surrender or exchange. Finally, neither distributions nor loans from a Policy that is not a modified endowment contract are subject to the 10% additional tax.

See “FEDERAL TAX CONSIDERATIONS.” You should consult a qualified tax adviser for assistance in all Policy-related tax matters.

Tax Law Changes

Tax laws, regulations, and interpretations have often been changed in the past and such changes continue to be proposed. To the extent that you purchase a Policy based on its potential tax benefits, there is no certainty that such tax benefits will always continue to exist.

Loan Risks

A loan, whether or not repaid, will affect the Cash Value of your Policy over time because we subtract the amount of the loan from the Indexed Accounts, Holding Accounts, and/or Fixed Account as collateral, and hold it in the Loan Account. Loans also reduce the Policy Proceeds.

Any portion of Loan Interest that is not paid when due will be added to the loan and will bear interest at the same rate as the loan.

Any loans taken from Indexed Accounts prior to the Segment Maturity Date will be based on Interim Segment Value. Due to the application of the Accrued Buffer Rate and the Accrued Cap Rate, this means you will experience greater losses, if Segment Index performance is negative and constant throughout the Segment Term, and lesser gains, if Segment Index Performance is positive and constant throughout the Term, than you would if you waited until the end of the Segment Term.

If your Policy has an Excess Loan, we will provide a Grace Period for payment of the excess due. If the excess due remains unpaid at the end of the Grace Period, the Policy will terminate without value. The Grace Period will end 62-days from the date the Notice is sent.

In order to keep the GDR in force on and after the Distribution Start Date, the only loans permitted to be taken are Distribution Payments and the One-time Payment. Any other loan will terminate the GDR.

The Company

No company other than BLIC has any legal responsibility to pay amounts that BLIC owes under the Policy. An Owner should look to the financial strength of BLIC for its claims-paying ability.

Cybersecurity and Certain Business Continuity Risks

Our business is largely conducted through complex digital communications and data storage networks and systems operated by us and our service providers or other business partners (e.g., the firms involved in the distribution and sale of our products). For example, many routine operations, such as processing your requests and elections and day-to-day record keeping, are all executed through computer networks and systems. We have established administrative and technical controls and business continuity and resilience plans to protect our operations against attempts by unauthorized third parties to improperly access, modify, disrupt the operation of, or prevent access to critical networks or systems or data within them (a “cyber-attack”). Despite these protocols, a cyber-attack could have a material, negative impact on BLIC, as well as individual Owners and their Policies. Our operations also could be negatively affected by a cyber-attack at a third party, such as a service provider, business partner, another participant in the financial markets or a governmental or regulatory authority. Cyber-attacks can occur through unauthorized access to computer systems, networks or devices; infection from computer viruses or other malicious software code; phishing attacks; account takeover attempts; or attacks that shut down, disable, slow or otherwise disrupt operations, business processes or website access or functionality. Disruptions or failures may also result from unintentional causes, such as market events that trigger a surge of activity that overloads current information technology and communication systems. Other disruptive events, including (but not limited to) natural disasters and public health crises, may adversely affect our ability to conduct business, in particular, if our employees or the employees of our service providers are unable or unwilling to perform their responsibilities as a result of any such event. Cyber-attacks, disruptions or failures to our business operations can interfere with our processing of Policy transactions, including the processing of transfer orders from our website; impact our ability to calculate values; cause the release and/or possible loss, misappropriation or corruption of confidential Owner or business information; or impede order processing or cause other operational issues. There can be no assurance that we or our service providers will avoid losses affecting your Policy due to cyber-attacks, disruptions, or failures in the future. Although we continually make efforts to identify and reduce our exposure to cybersecurity risk, there is no guarantee that we will be able to successfully manage and mitigate this risk at all times. Furthermore, we cannot control the cybersecurity plans and systems implemented by third parties, including service providers.

COVID-19 and Market Conditions Risks

The COVID-19 pandemic has at times resulted in or contributed to significant financial market volatility, travel restrictions and disruptions, quarantines, an uncertain interest rate environment, elevated inflation, global business, supply chain, and employment disruptions affecting companies across various industries, and government and central bank interventions, wide-ranging changes in consumer behavior, as well as general concern and uncertainty that has negatively affected the economic environment. At this time, it continues to not be possible to estimate (i) the severity or duration of the pandemic, including the severity, duration and frequency of any additional “waves” or emerging variants of COVID-19, or (ii) the efficacy or utilization of any therapeutic treatments and vaccines for COVID-19 or variants thereof. It likewise remains not possible to predict or estimate the longer-term effects of the pandemic, or any actions taken to contain or address the pandemic, on our business and financial condition, the financial markets, and the economy at large. BLIC has implemented risk management and contingency plans and continues to closely monitor this evolving situation, including the impact on services provided by third-party vendors. However, there can be no assurance that any future impact from the COVID-19 pandemic will not be material to BLIC and/or with respect to the services BLIC or its customers receive from third-party vendors. Significant market volatility and negative investment returns in the financial markets resulting from the COVID-19 pandemic and market conditions could have a negative impact on the performance of the Indices. Depending on market conditions and your individual circumstances (e.g., your selected Indexed Account and the timing of any premium payments or transfers), you may experience (perhaps significant) negative returns under the Policy. You should consult with your financial representative about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the Policy, such as purchasing the Policy or based on your individual circumstances.

THE LIFE POLICY

This prospectus describes Brighthouse SmartGuard Plus Life Insurance issued by us and describes all the material features of the Policy. Brighthouse SmartGuard Plus Life Insurance is a policy between you as the Owner, and us, the insurance company, where you agree to make premium payments to us and we agree to provide you life insurance coverage. The minimum Issue Age for this Policy is 35, and the maximum Issue Age is 65.

The Policy includes the application, any attached riders, and any endorsements. Together they comprise the entire Policy and are made a part of the Policy when the insurance applied for is accepted. Any change to the Policy must be in Good Order and approved by our President, Vice President or Secretary. No other persons have the authority to alter or change any terms, conditions, or agreements of the Policy, or to waive any provisions.

The primary purpose of the Policy is to provide life insurance protection. Upon receipt of satisfactory proof of the death of the Insured, we pay the Policy Proceeds to the beneficiary of the Policy.

The Policy also provides Owners with the opportunity for guaranteed distributions through the GDR. The GDR comes standard with the Policy and provides you with the opportunity for a specified amount of guaranteed distributions for a certain period of time. The minimum amount you can receive is guaranteed at issue. Distribution Payments will be based on the Cash Value at the time payments begin and subject to certain minimum and maximum limits. If necessary, we will increase your Policy’s Cash Value to cover any Distribution Payments. The Policy must be in force for at least 10 years before you are eligible to start Distribution Payments. In addition, the Policy cannot be a MEC and you must repay any Policy Loan Balance before Distributions Payments may begin. The GDR also has a Lifetime Lapse Prevention Benefit that guarantees that the Policy will not lapse, subject to certain conditions. The GDR also guarantees a minimum amount of Policy Proceeds ($10,000). See “GUARANTEED DISTRIBUTION RIDER.”

When you purchase the Policy, you can choose one or more of the available Indexed Accounts and the Fixed Account. We are obligated to pay all money we owe under the Policy, including Policy Proceeds and Guaranteed Minimum Distribution Payments. Any such amount that exceeds the assets in the Separate Account is paid from our General Account. Our ability to do so is subject to our financial strength and claims-paying ability and is not guaranteed by any other party.

The Policy is designed to be held over a long term, is not offered primarily as an investment, and should not be used as a short-term savings vehicle. Various negative consequences can occur if you fail to hold the Policy long-term. For example, if you Surrender your Policy in the first Policy Year, the Surrender charge could exceed the Cash Value of your Policy and you would receive no proceeds upon Surrender. In addition, before any applicable Segment Maturity Date, your Cash Surrender Value would be based on the Interim Segment Value.

The Policy has features and benefits that may be appropriate for you based on your financial situation and objectives, but we are not a fiduciary and do not provide investment advice or make recommendations regarding insurance or investment products, or any securities transactions or investment strategies involving securities. You should ask your financial representative for guidance as to whether this Policy may be appropriate for you. Please bear in mind that your financial representative, or any financial firm or financial professional with whom you consult for advice, acts on your behalf, not ours. We are not party to any agreement between you and your financial professional. See “DISTRIBUTION OF THE POLICIES” for information on firms that sell the Policy.

Generally, the Policy benefits from tax deferral. Tax deferral means that you are not taxed on any increase in your Policy’s Cash Value until a distribution or deemed distribution is made from your Policy, such as a Surrender or lapse of the Policy. (See “FEDERAL TAX CONSIDERATIONS.”)

Our General Account consists of all assets owned by us other than those in the Separate Account and our other separate accounts. We have sole discretion over the investment of assets in the General Account and the Separate Account.

As Owner, you exercise all interests and rights under the Policy. You can change the Owner at any time, subject to our underwriting requirements. The Policy may be owned generally by more than one Owner. (See “OWNERSHIP PROVISIONS.”)

Rights Reserved By Us

Upon notice to you, this Policy may be modified by us, but only such modification is necessary to make changes as required by the Internal Revenue Code or by any other applicable law, regulation or interpretation in order to continue treatment of this Policy as life insurance.

If we make any payment in good faith, relying on our records or evidence supplied to us, our duty will be fully discharged. We have the right to correct any errors in the Policy.

Statements Made in the Application for the Policy

In the absence of fraud, all statements made by the Insured or on the Insured’s behalf, or by the Owner or on the Owner’s behalf, will be deemed representations and not warranties. Material misstatements will not be used to void the Policy or any rider or to deny a claim unless made in the Application for the Policy or a rider.

Misstatement of Age or Sex

If we determine that there was a misstatement of age or sex reflected in the Policy, the death benefit will be recalculated based on the Annual Cost of Insurance Charge on the prior Policy Anniversary and the Annual Cost of Insurance Charge rate based on the correct age and sex. Future Annual Deductions will be based on the correct age and sex.

Unisex Basis

If the Policy is issued on a unisex basis, all rates, benefits and values that contain differences based on sex are modified to provide the same rates, benefits, and values regardless of sex.

Incontestability Period

We cannot contest the coverage after the Policy has been in force during the lifetime of the Insured for two years from its Policy Issue Date (the date we created your insurance policy). This provision will not apply to any rider that contains its own incontestability clause. If the Policy is reinstated, a new two-year contestability period, during the lifetime of the Insured, will begin as of the date the Policy was reinstated. The Policy will be contestable only as to statements made in the reinstatement application.

If the Policy was issued as the result of the exercise of an option given in another policy and proof of insurability was not required, the contestable period applicable to the coverage resulting from the option exercise will end at the same time as it would have under the original policy.

Replacement of Policies

It may not be in your best interest to Surrender, lapse, change or borrow from existing life insurance policies or annuity contracts in connection with the purchase of the Policy. You should compare your existing insurance and the Policy carefully. You should replace your existing insurance only when you determine that the Policy is better for you. You may have to pay a Surrender charge on your existing insurance, and the Policy will impose a new Surrender charge period. You should talk to your financial professional or tax adviser to make sure the exchange will be tax-free. If you Surrender your existing policy for cash and then buy the Policy, you may have to pay a tax, including possibly a penalty tax, on the Surrender. Because we may not issue the Policy until we have received an initial premium from your existing insurance company, the issuance of the Policy may be delayed.

Paid-Up Life Insurance Option

The Paid-Up Life Insurance Option allows you to exchange your Policy while it is in force, on any Policy Anniversary before Attained Age 121, for a new policy that provides Paid-Up Life Insurance. Your request for the exchange must be in Good Order on or before the Policy Anniversary on which the exchange is to be effective. This Policy will be void as of the date of the exchange.

Paid-Up Life Insurance will be provided by using the Cash Surrender Value of the Policy as a net single premium at the then current age of the Insured as calculated by the issuing company for that plan of insurance. Paid-Up Life Insurance is permanent life insurance with no further premiums due. The Paid-Up Life Insurance will be issued on a plan of insurance offered by us or one of our affiliates; and with a start date as of the date the Policy ends.

PREMIUMS

Flexible Premiums

Subject to the limits described below, you choose the amount and frequency of premium payments. You select a Planned Premium Payment schedule, which consists of a first-year premium amount and an amount for subsequent premium payments. This schedule appears in your Policy. Your Planned Premium Payments will not necessarily keep your Policy in force. You may skip Planned Premium Payment or make additional payments. You should consider the risks of paying an insufficient amount of premiums (see “RISK FACTORS”). Additional payments could be subject to underwriting. No payment can be less than $1,000, except with our consent.

A Percent of Premium Charge will be deducted from each premium we receive. Premiums paid after the first premium must be paid to our Administrative Office or as otherwise approved by Us. A premium received within the Transfer Period will be applied as if it had been received on the anniversary.

You can make Planned Premiums Payments on an annual, semi-annual, quarterly, or monthly schedule. We will send premium notices for annual, semi-annual, or quarterly Planned Premiums Payments, only if premium payments are not drawn directly from your checking account pursuant to the pre-authorized checking arrangement. You can change your Planned Premium Payment schedule by sending your request to us in Good Order at our Administrative Office. You may also change your Planned Premium Payments; however, a new Policy Specification page will not be sent to you. You may not make premium payments on or after the Policy Anniversary when the Insured reaches Attained Age 121, except for premiums required during the Grace Period.

You may allocate Net Premiums among the Fixed Account and the Indexed Accounts. The Net Premium will be allocated according to the allocations you chose at the time you apply for the Policy. While your Policy is in force, you may request to change the allocation of future Net Premiums among the Fixed Account and Indexed Accounts. If an Indexed Account is not available, any amount allocated to that Indexed Account will automatically be allocated to the Fixed Account.

If any premium payments under the Policy exceed the “7-pay limit” under Federal tax law, your Policy will become a MEC, and you may have more adverse tax consequences with respect to certain distributions than would otherwise be the case if premium payments did not exceed the “7-pay limit.” Information about your “7-pay limit” is found in your Policy illustration. If we receive a premium payment 30 days or less before the anniversary of the 7-pay testing period that exceeds the “7-pay limit” and would cause the Policy to become a MEC and waiting until the anniversary to apply that payment would prevent the Policy from becoming a MEC, we may retain the premium payment in a non-interest-bearing account and apply the payment to the Policy on the anniversary. If we follow this procedure, we will notify you and give you the option of having the premium payment applied to the Policy before the anniversary. Otherwise, if you make a premium payment that exceeds the “7-pay limit,” we will apply the payment to the Policy according to our standard procedures described below and notify you that the Policy has become a MEC.

Under our current processing, if you have a loan and we receive a payment from you, we will treat it as a loan repayment, unless you request, in writing, for us to treat it as a premium payment. Loan repayments may be allocated in the same manner as Net Premium.

Attained Age 121.    You may not make premium payments on or after the Policy Anniversary when the Insured reaches Attained Age 121, except for premiums required during the Grace Period.

INDEXED ACCOUNTS

Brighthouse SmartGuard Plus is an index-linked insurance policy. Its Indexed Accounts offer potential interest based upon Index performance. This potential interest—the Segment Index-Linked Credit Rate—may be a positive or negative percentage or zero.

Based upon the Segment Index Performance of the Index associated with the Indexed Account, we calculate the Segment Maturity Cash Value and Interim Segment Value, as follows:

•

On the Segment Maturity Date, a Segment Index-Linked Credit, which reflects the full downside protection of the Buffer Rate and the full upside potential of the Cap Rate, is applied to the Segment Value to calculate the Segment Maturity Cash Value.

•

On any day prior to the Segment Maturity Date, we calculate Interim Segment Value. The Interim Segment Value on that day is the Segment Value plus the Accrued Index Return, which reflects an Accrued Buffer Rate (less than the full downside protection of the Buffer Rate) and an Accrued Cap Rate (less than the full upside potential of the Cap Rate). We use the Interim Segment Value calculation to determine the following:

(i)	the amounts available for loans;

(ii)	the amounts we transfer to the Fixed Account in order to start making Distribution Payments under the GDR;

(iii)	a payment under the Accelerated Death Benefit;

(iv)	the Cash Surrender Value if you Surrender the Policy; or

(v)	Policy Proceeds we pay your beneficiary.

(See “INTERIM SEGMENT VALUE CALCULATION.”)

Prior to starting Distribution Payments under the GDR and when Distribution Payments are suspended or terminated, you have the opportunity to allocate your Net Premiums and unloaned Cash Value to any of the Indexed Accounts described below. We are not obligated to offer any one particular Indexed Account and your selling firm may limit the Indexed Accounts available through that firm when your Policy is issued. After the Policy is issued, there will always be at least one Indexed Account available.

The following chart lists the Indexed Accounts (each of which is issued with a Cap Rate, which will be announced prior to the Segment Start Date) available:

INDEXED ACCOUNTS available before the Distribution Start Date
TERM	INDEXED ACCOUNT
BUFFER 100 (100% downside protection)
1 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index
BUFFER 25 (up to 25% downside protection)
1 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index
BUFFER 15 (up to 15% downside protection)
1 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index
BUFFER 10 (up to 10% downside protection)
1 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index

On each Indexed Account Segment Start Date, we establish a Cap Rate for each Segment Term. The initial Cap Rate, as applicable, for each Indexed Account is established on the Policy Start Date. Thereafter the Cap Rate, as applicable, for each subsequent Indexed Account is established for each subsequent Segment Term. See “Cap Rate”. The Indices are described in more detail below, under the heading “Indices.”

Please note, Indexed Accounts with higher Buffer Rates tend to have lower Cap Rates than other Indexed Accounts that use the same Index and Segment Term but provide lower Buffer Rates. For example, an S&P 500® Index with a Buffer 15 will tend to have a Cap Rate that is lower than an S&P 500® Index with a Buffer 10.

An Indexed Account will always be available; however, we reserve the right to change or stop offering any of the Indexed Accounts or suspend offering any of the Indexed Accounts temporarily. We may also add Indexed Accounts in the future. All Indexed Accounts may not be available in all states or through every selling broker-dealer.

Indexed Account Factors

The Indexed Account Factors consist of an Index, Segment Term, Holding Account interest rate, a Buffer Rate, and a Cap Rate.

Indexed Account Factors are used in calculating Accrued Index Return for Interim Segment Value, the Segment Index-Linked Credit for Segment Maturity Cash Value, and, if applicable, any interest credited to amounts in the Holding Account. Indexed Account Factors, except for the Holding Account interest rate, take effect on the Segment Start Date and are guaranteed to the Segment Maturity Date. Each Holding Account has its own Holding Account interest rate, which is declared periodically by us. See “HOLDING ACCOUNTS.”

Indexed Account Segment (“Segment”)

On the Policy Start Date, a Segment is created when any part of the initial Net Premium is allocated to that Indexed Account. After the Policy Start Date, a Segment is created when a transfer of Cash Value is made to that Indexed Account. Cash Value can be transferred to an Indexed Account only on a Policy Anniversary. Under our current administrative procedures, we will allow you to make transfers during the Transfer Period, and we will treat the transfer as if it occurred on the Policy Anniversary. The date a Segment is created is called the Segment Start Date. The Segment Maturity Date is the last date of the Segment Term. This date will always be a Policy Anniversary. Any Segment in effect at the time of Policy lapse will not be reinstated upon Reinstatement of the Policy.

SEGMENT TERM

The Segment Term is the period of time that an Indexed Account’s performance is linked to the return of an Index. For all Indexed Accounts we currently offer Segment Terms of 1 year. A Segment Term(s) begins on the Segment Start Date and ends on a Segment Maturity Date.

Segment Start Date and Segment Maturity Date

For initial Net Premium allocated to an Indexed Account, the Segment Start Date is the Policy Start Date. The Segment Maturity Date is the Policy Anniversary coinciding with the 1-year Segment Term for the Indexed Account you have selected. The Segment Start Date for each subsequent Segment Term will always be a Policy Anniversary.

We will send you written Notice thirty (30) days in advance of the maturing Segments in which you are currently invested. The notice will include a list of all Indexed Accounts that will be available to you at your next Segment Start Date, specifically applicable Cap Rates. You may also obtain the new Cap Rates by accessing the Company’s website at [https://www.brighthousefinancial.com/] where at least two months of renewal Cap Rates are posted – i.e., for the current month and the following month.

At the Segment Maturity Date, the Segment Maturity Cash Value allocated to the maturing Indexed Account will automatically be renewed into the same Indexed Account unless you instruct us to transfer such amount into a different Indexed Account(s) or the Fixed Account. Under our current administrative procedures, you have the Transfer Period to notify us that you want to transfer some or all of your Segment Maturity Cash Value to a new Indexed Account(s) or the Fixed Account. For renewals into the same Indexed Account, a new Cap Rate will apply, which could be higher, lower or equal to the prior Cap Rate. or equal to the prior Cap Rate.

INDICES

The Segment Index-Linked Credit Rate of an Indexed Account is based on the performance of the associated Index. We currently offer Indexed Accounts with indices based on the performance of securities. In the future we may offer Indexed Accounts based on other types of indices. We may also add or remove indices for new Policies at our discretion.

The following Indices are currently available:

S&P 500® Index (Price Return Index).    The S&P 500® Index includes 500 large cap stocks from leading companies in leading industries of the U.S. economy, capturing approximately 80% coverage of U.S. equities by market capitalization. The S&P 500® Index does not include dividends declared by any of the companies in this Index.

Russell 2000® Index (Price Return Index).    The Russell 2000® Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000 is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Index does not include dividends declared by any of the companies in this Index.

MSCI EAFE Index (Price Return Index).    The MSCI EAFE Index (Europe, Australasia, Far East) is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US & Canada. As of the date of this prospectus the MSCI EAFE Index consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI EAFE Index does not include dividends declared by any of the companies in this Index. Index Value and Index Performance will be calculated without any exchange rate adjustment.

See Appendix A for important information regarding the publishers of the Indices.

Discontinuation or Substantial Change to an Index. If any Index is discontinued or we determine that our use of such Index should be discontinued, or if the calculation of an Index is substantially changed, we may substitute a comparable index with a similar investment objective and risk profile. We will send you (i) written Notice thirty (30) days in advance of such substitution if we determine such Index should be discontinued, and (ii) written Notice as soon as reasonably possible if we receive notice under our license agreements from the publishers of the Indices that an Index is discontinued or its calculation has substantially changed. Upon substitution of an Index, we will calculate your Segment Index Performance on the existing Index up until the date of substitution and the substitute Index from the date of substitution to the Segment Maturity Date. The Segment Index Performance as of the Segment Maturity Date will be equal to the return from having invested in the initial Index up to the substitution date and then investing in the substitute Index from the date of substitution to the Segment Maturity Date (assuming no loans or an Accelerated Death Benefit Payment), based on the following formula: (initial Index at Index substitution date ÷ initial Index at Segment Start Date) x (substituted Index at Segment Maturity Date ÷ substituted Index at substitution date) – 1. An Index substitution will not change the Segment Term, Buffer Rate, or Cap Rate for an existing Indexed Account.

See Appendix B for an Index substitution Segment Value example.

Closing Value of the Index

The Closing Value of the Index, on a Business Day, is the published Closing Value on that Business Day. The Closing Value on any day that is not a Business Day is the value as of the prior Business Day. We will use consistent sources to obtain Closing Values. If these sources are no longer available for specific indices, we will select an alternative published source(s) for these Closing Values.

Segment Index Performance

The Segment Index-Linked Credit Rate of a Segment is based, in part, on the performance of an Index. Segment Index Performance is the percentage change in the Closing Value of the Index measured from the Segment Start Date to any day, including the Segment Maturity Date, during the Segment Term. The Segment Index Performance can be positive, zero or negative.

BUFFER RATES

The Buffer Rate is accrued from the Segment Start Date to the Segment Maturity Date, and the full Buffer Rate only applies if you hold the Indexed Account until the Segment Maturity Date. The Buffer Rate for each Indexed Account is the maximum amount of any negative Segment Index Performance we protect you from at the Segment Maturity Date. Any negative Segment Index Performance beyond the Buffer Rate will reduce the Segment Maturity Value. If Segment Index Performance is negative, the Segment Index-Linked Credit Rate can never be greater than zero.

We currently offer the following Buffer Rates: Buffer 10, Buffer 15, Buffer 25 and Buffer 100:

Buffer Rate	Downside Protection
Buffer 10	up to 10%
Buffer 15	up to 15%
Buffer 25	up to 25%
Buffer 100	100%

For example, a -15% Segment Index Performance with a 10% Buffer Rate will result in a -5% Segment Index-Linked Credit Rate; or a -10% Segment Index Performance with a 25% Buffer Rate will result in a 0% Segment Index-Linked Credit Rate. The Buffer Rate may vary between Indexed Accounts and is an annual rate.

In deciding whether to choose an Indexed Account with a higher Buffer Rate, you should consider that Indexed Accounts with higher Buffer Rates tend to have lower Cap Rates than Indexed Accounts with lower Buffer Rates that have the same Index and Segment Term. This is because higher Buffer Rates offer greater downside protection.

CAP RATE

The Cap Rate is measured from the Segment Start Date to the Segment Maturity Date, and the full Cap Rate only applies if you hold the Indexed Account until the Segment Maturity Date. The Cap Rate is the maximum rate that may be credited at the Segment Maturity Date based on Segment Index Performance. For example, a 15% Segment Index Performance with a 10% Cap Rate will result in a 10% Segment Index-Linked Credit Rate; or a 5% Segment Index Performance with a 10% Cap Rate will result in a 5% Segment Index-Linked Credit Rate. The Cap Rate may vary between Indexed Accounts and is an annual rate but not a guaranteed rate of return. A new Cap Rate is declared for each new Term, and such rate will not be less than the Guaranteed Minimum Cap Rate stated in your Policy, which will not be less than 3%.

A thirty (30) day advance written Notice will be mailed to you indicating your maturing Segments, the Indexed Accounts that will be available upon your next Segment Start Date, and the new Cap Rates and current interest rate for the Fixed Account. At the Segment Maturity Date, the Segment Maturity Cash Value will automatically be renewed into the same Indexed Account, with the new Cap Rate, unless you elect to transfer such amount into a different Indexed Account(s) or the Fixed Account. See “TRANSFERS.”

ADDITION OR DISCONTINUANCE OF AN INDEXED ACCOUNT

An Indexed Account will always be available; however, we can add or discontinue any Indexed Account for transfers, renewals and/or new allocations of Net Premiums prior to the start of a new Segment Term. When a change is made to an Indexed Account or an Index, we will send a notification describing any changes to the Indexed Account, as required by law. This change will take effect under your Policy as of the next Policy Anniversary for any transfers and/or Net Premium allocations into the Indexed Account(s). If you are currently allocated to an Indexed Account that is no longer available, you will remain in that Indexed Account until the Segment Maturity Date. For more on transfers and renewals, see “TRANSFERS.”

HOLDING ACCOUNTS

Each Indexed Account has an associated Holding Account. When you can allocate new premium or a loan repayment to an Indexed Account outside of the Transfer Period, the amounts will remain in the associated Holding Account until the Policy Anniversary (i.e., the next Segment Start Date) when such amounts will automatically transfer to the Indexed Accounts according to your latest instructions on file with us. The Holding Accounts are part of our General Account. Future Net Premiums and loan repayments allocated to the Fixed Account will always go directly into the Fixed Account.

Each Holding Account has its own Holding Account interest rate and interest is credited daily at an effective annual rate that we declare periodically. The Holding Account guaranteed minimum interest rate for all Holding Accounts will not be less than 1%. The Holding Account guaranteed minimum interest rate for each Holding Account that applies to your Policy can be found in the Policy specifications pages. We refer to the Holding Account guaranteed minimum interest rate as the Guaranteed Minimum Holding Account Interest Rate in the Policy specifications pages. Your financial representative can tell you the current interest rates that apply to the Holding Accounts. We reserve the right to change the Holding Account interest rates.

We will transfer Holding Account Cash Value to the associated Indexed Account on the Policy Anniversary. Under our current administrative procedures, we will allow you to make transfers during the Transfer Period, and we will treat the transfer as if it occurred on the Policy Anniversary. Thirty (30) days before the Policy Anniversary, we will mail you a Notice identifying your current Indexed Account allocations, including any Holding Accounts, and indicating all Indexed Accounts and Indexed Account Factors that will be available on your Policy Anniversary.

Before the Holding Account Cash Value is transferred into its associated Indexed Account, you can change your allocation instructions and transfer to other investment options under the Policy. For example, if you allocated Net Premium to the S&P 500 Indexed Account and such amounts are being held in the associated Holding Account, you can notify us that you want to change your allocation to the MSCI EAFE Indexed Account. On the next Segment Start Date, we will transfer the Holding Account Cash Value in the S&P 500 Indexed Account to the MSCI EAFE Indexed Account.

SEGMENT VALUE

The Segment Value for each Indexed Account is the amount that is initially allocated to the Indexed Account and subsequently reflects adjustments at the Segment Maturity Date.

Indexed Account Cash Value.    The Cash Value of each Indexed Account is as follows:

•	On the Segment Start Date and Segment Maturity Date, it equals the Segment Value in that Indexed Account.

•	On any other day, it equals the Interim Segment Value in that Indexed Account.

The Segment Value on the Policy Start Date equals:

(i)	the portion of the initial Net Premium allocated to the Indexed Account, less

(ii)	any Annual Deduction taken from that Indexed Account at such time.

On Segment Start Dates after the Policy Start Date, which is always a Policy Anniversary, the Segment Value equals:

(i)	Any amount (including Holding Account Cash Value and any amounts from the Fixed Account and/or from a maturing Indexed Account) transferring into the new Segment; plus

(ii)	Any Net Premium paid on that date allocated to the Indexed Account; less

(iii)	Any amount transferred from the Segment into the Fixed Account or a different Indexed Account; less

(iv)	Any part of the Annual Deduction charged to the Indexed Account to cover the Policy Year that starts on that day.

On any other day, prior to the Segment Maturity Date, the Segment Value equals:

(i)	The Segment Value as of the prior day; less

(ii)	Any amount transferred from the Segment due to a loan; less

(iii)	Any Cash Value reduction resulting from a payment under the Accelerated Death Benefit.

On the Segment Maturity Date, the Segment Value, which is the Segment Maturity Value, equals:

(i)	The Segment Value as of the prior day; less

(ii)	Any amount transferred from the Segment to the Loan Account on that day; less

(iii)	Any Cash Value reduction resulting from a payment under the Accelerated Death Benefit; plus

(iv)	Any Segment Index-Linked Credit.

Interim Segment Value.    Interim Segment Value is the amount we use to determine the Indexed Account Cash Value prior to the Segment Maturity Date. The Indexed Account Cash Value is part of the Policy Cash Value, which determines how much is available for Surrender, loans, a payment under the Accelerated Death Benefit, and Policy Proceeds. If you choose to start (or restart) Distribution Payments on any day other than a Policy Anniversary, any Indexed Account Cash Value transferred to the Fixed Account will be based on Interim Segment Value.

When we calculate the Interim Segment Value, we use the Segment Index Performance and the applicable Accrued Buffer Rate and Accrued Cap Rate as of the date of the calculation. This means that if the Segment Index Performance is negative on the Interim Segment Value calculation date, any negative interest we calculate could be greater than it would be on the Segment Maturity Date because the Buffer Rate has not fully accrued. If Segment Index Performance is positive on the Interim Segment Value calculation date, any positive interest we calculate could be lower than it would be on the Segment Maturity Date because the Cap Rate has not fully accrued. The Interim Segment Value calculation can result in a loss of Cash Value even if the Segment Index Performance has been positive. Losses could be significant. The Interim Segment Value will reflect any loans or reductions due to an Accelerated Death Benefit payment.

Segment Maturity Cash Value.    The Segment Maturity Cash Value for each Indexed Account is the value used to determine the Indexed Account Cash Value on the Segment Maturity Date. It reflects any loans or reductions due to an Accelerated Death Benefit payment occurred throughout the Segment Term and the Segment Index-Linked Credit, which could be positive or negative.

CALCULATING YOUR SEGMENT MATURITY CASH VALUE ON A SEGMENT MATURITY DATE

On the Segment Maturity Date, we apply the Segment Index-Linked Credit to your Segment Value. The Segment Index-Linked Credit is based on the Segment Index-Linked Credit Rate, which is the rate credited at the Segment Maturity Date. The Segment Index-Linked Credit Rate is determined by the Segment Index Performance adjusted for the applicable Buffer Rate or Cap Rate. The Segment Index-Linked Credit Rate can be positive, zero or negative and is determined as follows:

Indexed Account type:	If Segment Index Performance (can be positive, zero or negative) is:	Segment Index-Linked Credit Rate will equal:
Indexed Accounts with a Cap Rate	• less than zero

•  The lesser of: zero or the Segment Index Performance increased by the Buffer Rate (For example: a -15% Segment Index Performance with a Buffer 10 will result in a -5% Segment Index-Linked Credit Rate. The Segment Index-Linked Credit Rate can never be greater than zero if the Segment Index Performance is negative.)

	• Greater than or equal to zero and less than the Cap Rate • Greater than zero and equal to or greater than the Cap Rate	• The Segment Index Performance • The Cap Rate

EXAMPLES

Example 1 set forth below, as well as Examples 2-4 found throughout this prospectus, are intended to illustrate how various features of your Policy work.

Example 1—Calculating your Segment Maturity Cash Value on a Segment Maturity Date (See below.)

Example 2—Calculating your Interim Segment Value (See “INTERIM SEGMENT VALUE CALCULATION.”)

Example 3—Transfers (See “TRANSFERS.”)

Example 4—Loans (See “LOANS.”)

These examples should not be considered a representation of past or future performance for any Indexed Accounts. Actual performance may be greater or less than those shown in the examples. Similarly, the Closing Values of the Index in the examples are not an estimate or guarantee of future Segment Index Performance.

The Cap Rates shown in the following examples are for illustrative purposes only and may not reflect actual declared rates.

Values are rounded for display purposes only.

Example 1—Calculating your Segment Maturity Cash Value on a Segment Maturity Date

Example 1 is intended to show how the Segment Maturity Cash Value on a Segment Maturity Date is calculated. The example assumes Owner 1 allocates her $50,000 of Net Premiums into an Indexed Account and she allows her allocation to renew year to year for five years. In the example she has selected an Indexed Account with S&P 500® Index, 1-Year Segment Term, Buffer 10 and a Cap Rate of 10%. For purposes of the example, assume no loans are taken, there is no payment of the Accelerated Death Benefit, and no Annual Deduction during the five-year example period, and the Cap Rate stays at 10% for all five years. If a loan was taken or a payment under the Accelerated Death Benefit was made during the Segment Term, an Interim Segment Value calculation will apply; and consequently, the Segment Maturity Cash Value for the Segment Term will reflect that calculation. On the Policy Start Date and each Policy Anniversary thereafter, we deduct the charges for the Annual Deduction from your Cash Value. The Annual Deduction for each Policy Year will be taken from any Indexed Account according to the Policy Deduction Method. This example assumes no Annual Deduction.

Example 1—Indexed Account with Cap Rate:

Owner 1 allocates her $50,000 of Net Premiums into an Indexed Account with a 1-Year Segment Term / Buffer 10 / S&P 500® Index with a Cap Rate of 10% and lets it renew year after year for five years. We assume the Cap Rate is 10% for each subsequent Segment Term. The following example illustrates how her initial $50,000 of Net Premiums could perform over a five-year period given fluctuating Closing Values of the Index. For renewals into the same Indexed Account, a new Cap Rate would be declared and go into effect on the Policy Anniversary that coincides with the beginning of the new Indexed Account.

Policy Year	1	2	3	4	5
Segment Start Date
Segment Value(1)	$50,000	$55,000	$57,750	$57,750	$57,750
Closing Value of the Index	1,000	1,200	1,260	1,260	1,197
Segment Maturity Date
Closing Value of the Index	1,200	1,260	1,260	1,197	1,017
Segment Index Performance(2)	20%	5%	0%	-5%	-15%
Cap Rate	10%	10%	10%	10%	10%
Buffer Rate	10%	10%	10%	10%	10%
Segment Index-Linked Credit Rate (one year)(3)	10%	5%	0%	0%	-5%
Segment Index-Linked Credit(4)	$5,000	$2,750	$0	$0	-$2,888
Segment Maturity Cash Value(5)	$55,000	$57,750	$57,750	$57,750	$54,862

Notes to the table above:

(1)

Segment Value at Segment Start Date in year one is $50,000 of Net Premiums. In years two through five, the Segment Value at Segment Start Date would be $55,000, $57,750, $57,750 and $57,750, respectively, which was the Segment Maturity Cash Value at Segment Maturity Date for the prior year. These values do not reflect the Annual Deduction. The Annual Deduction is taken on the Segment Start Date.

(2)

Segment Index Performance is equal to the percentage change in the Closing Value of the Index measured from the Segment Start Date to the Segment Maturity Date. For example, in year one, Segment Index Performance is calculated as follows:

(1,200 [Closing Value of the Index at Segment Maturity Date] ÷ 1,000 [Closing Value of the Index

at Segment Start Date]) – 1 = 20%

(3)

In year one, Segment Index Performance exceeds the Cap Rate and therefore the Segment Index-Linked Credit Rate is equal to the Cap Rate. In years two and three the Segment Index-Linked Credit Rate is equal to the Segment Index Performance because the Segment Index Performance is not negative and does not exceed the Cap Rate. In year four the Segment Index-Linked Credit Rate is 0% because the Segment Index Performance is –5% and the Buffer 10 absorbs up to 10% of the negative Segment Index Performance. In year five, the Segment Index-Linked Credit Rate is –5% because the Segment Index Performance is –15% and the Buffer 10 absorbs up to 10% of negative Segment Index Performance.

(4)

The Segment Index-Linked Credit is equal to the product of the current Segment Value (Segment Value at the Segment Start Date adjusted for any loans and Accelerated Death Benefit payment; there are no adjustments in the example) multiplied by the Segment Index-Linked Credit Rate. For example, in year one the Segment Index-Linked Credit is calculated as follows:

$50,000 [current Segment Value] x 10% [Segment Index-Linked Credit Rate] = $5,000

(5)

The Segment Maturity Cash Value is equal to the current Segment Value (Segment Value at the Segment Start Date adjusted for any loans and Accelerated Death Benefit payment; there are no adjustments in the example) plus the Segment Index-Linked Credit. For example, in year one the Segment Maturity Cash Value is calculated as follows:

$50,000 [current Segment Value ] + $5,000 [Segment Index-Linked Credit] = $55,000

INTERIM SEGMENT VALUE CALCULATION

Your Segment Maturity Cash Value in each Indexed Account on the Segment Maturity Date is calculated as described above under “Calculating your Segment Maturity Cash Value on a Segment Maturity Date.” In setting the various rates we use in calculating the Segment Maturity Cash Value, we assume that you are going to hold a Segment until the Segment Maturity Date. Nevertheless, you have the right under the Policy to Surrender the Policy, request a payment under the Accelerated Death Benefit, take a loan, or start Distribution Payments under the GDR before the Segment Maturity Date. Therefore, we calculate an Interim Segment Value on each Business Day between the Segment Start Date and prior to the Segment Maturity Date. The Interim Segment Value is the amount we use to determine the Indexed Account Cash Value prior to the Segment Maturity Date. The Indexed Account Cash Value is part of the Policy Cash Value, which determines how much is available for Surrender, loans, a payment under the Accelerated Death Benefit, and Policy Proceeds. If you choose to start (or restart) Distribution Payments on any day other than a Policy Anniversary, any Indexed Account Cash Value transferred to the Fixed Account will be based on Interim Segment Value.

On any day prior to the Segment Maturity Date, an Interim Segment Value calculation will be used to determine your Indexed Account Cash Value if, on such day:

(i)	we transfer amounts to the Loan Account in connection with a loan;

(ii)	we transfer amounts to the Fixed Account in order to start making Distribution Payments under the GDR;

(iii)	we make a payment under the Accelerated Death Benefit;

(iv)	we pay your Cash Surrender Value; or

(v)	Policy Proceeds are paid.

When we calculate the Interim Segment Value, we use the Segment Index Performance and the applicable Accrued Buffer Rate and Accrued Cap Rate as of the date of the calculation, as described below. The Interim Segment Value calculation can result in a loss of Cash Value even if the Segment Index Performance has been positive. Losses could be significant.

If you take a loan or accelerate the death benefit, we will apply the Policy Deduction Method to determine the reduction to your Segment Value.

Accrued Index Return

This is the positive or negative return we add to the Segment Value amount to determine the Interim Segment Value. The Accrued Index Return is based on the Segment Index-Linked Credit Rate and the Segment Index Performance, adjusted for the applicable Accrued Buffer Rate and Accrued Cap Rate. The Accrued Index Return can be positive, zero or negative. If the negative Segment Index Performance is constant during the Segment Term, any negative interest we credit on an Interim Segment Value Calculation date will be greater than it would be on the Segment Maturity Date because the Buffer Rate, except for the Buffer 100, has not fully accrued. The Buffer 100 is always fully accrued. If positive Segment Index Performance is constant during the Term, any positive interest we credit on an Interim Segment Value calculation date will be lower than it would be on the Segment Maturity Date because the Cap Rate has not fully accrued.

Accrued Buffer Rate

The Accrued Buffer Rate is the portion of the Buffer Rate that has accrued from the Segment Start Date to any day within the Segment Term. This is the amount that will be applied in calculating the Interim Segment Value on any day prior to the Segment Maturity Date if Segment Index Performance is less than zero. The Accrued Buffer Rate is equal to the Buffer Rate multiplied by the number of days elapsed since the Segment Start Date, divided by the total number of days in the Segment Term. The portion of the Buffer Rate that applies increases as you get closer to the Segment Maturity Date.

Accrued Cap Rate

The Accrued Cap Rate is the portion of the Cap Rate that has accrued from the Segment Start Date to any day within the Segment Term. This is the maximum Segment Index Performance that may be applied in calculating the Interim Segment Value on any day prior to the Segment Maturity Date if Segment Index Performance is equal to or greater than zero. The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Segment Start Date, divided by the total number of days in the Segment Term. The portion of the Cap Rate that applies increases as you get closer to the Segment Maturity Date.

Segment Index-Linked Credit Rate for Determination of Interim Segment Value

The Segment Index-Linked Credit Rate during a particular Segment Term is the Segment Index Performance, adjusted for the applicable Accrued Buffer Rate or Accrued Cap Rate.

As noted above, the Interim Segment Value is calculated using accrued values for the Buffer Rate and Cap Rate. For example, if you have an Indexed Account with a 1-Year Segment Term, a Buffer 10 and a 10% Cap Rate and, if you take a loan halfway through your Segment Term, the Interim Segment Value will be calculated using your Accrued Buffer Rate and Accrued Cap Rate. That means your Accrued Buffer Rate will be 5% and your Accrued Cap Rate will be 5%.

The accrued rates are calculated as follows:

The Buffer Rate (10%) is multiplied by the number of days elapsed since the Segment Start Date (183) and divided by the total number of days in the Segment Term (365), so the Accrued Buffer Rate is 5%.

The Cap Rate (10%) is multiplied by the number of days elapsed since the Segment Start Date (183) and divided by the total number of days in the Segment Term (365), so the Accrued Cap Rate is 5%.

Example 2—Calculating your Interim Segment Value

Examples 2A and 2B are intended to show how an Interim Segment Value is calculated. An Interim Segment Value Calculation may apply to determine what is available for Surrender, loans, a payment under the Accelerated Death Benefit, and Policy Proceeds. If you choose to start (or restart) Distribution Payments on any day other than a Policy Anniversary, any Indexed Account Cash Value transferred to the Fixed Account will be based on Interim Segment Value. In both examples, assume Owner 1 allocates her $50,000 of Net Premiums to an Indexed Account with a 1-Year Segment Term / Buffer 10/ S&P 500® Index with a Cap Rate of 10%. Example 2A will illustrate an Interim Segment Value calculation with positive Segment Index Performance and Example 2B will illustrate an Interim Segment Value calculation with negative Segment Index Performance. For purposes of these examples, assume the activity that triggers the Interim Segment Value calculation occurs exactly halfway through the Segment Term and that there have been no other transactions that triggered an Interim Segment Value as of the date the Interim Segment Value is calculated.

Example 2A—Positive Segment Index Performance:

Segment Term Start Date
Segment Value	$50,000
Buffer Rate	Buffer 10
Cap Rate	10%
Closing Value of the Index	500
Interim Segment Value Calculation Halfway Through Term
Closing Value of the Index	600
Segment Index Performance(1)	20%
Accrued Cap Rate(2)	5%
Segment Index-Linked Credit Rate(3)	5%
Accrued Index Return(4)	$2,500
Interim Segment Value(5)	$52,500

Notes to the table above:

(1)

Segment Index Performance is equal to the percentage change in the Closing Value of the Index measured from the Segment Start Date to the date of the Interim Segment Value calculation. Segment Index Performance is calculated as follows:

(600 [Closing Value of the Index on date of Interim Segment Value calculation] ÷ 500

[Closing Value of the Index at Segment Start Date]) – 1 = 20%

(2)

The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Segment Start Date divided by the total number of days in the Segment Term. The Accrued Cap Rate is calculated as follows:

10% [Cap Rate] x 183 [number of days elapsed since the Segment Start Date] ÷ 365

[total number of days in the Segment Term] = 5%

(3)	The Segment Index-Linked Credit Rate is equal to the Accrued Cap Rate because it cannot exceed the Accrued Cap Rate even though the Segment Index Performance was at 20% and the Cap Rate is 10%.

(4)

The Accrued Index Return is equal to the product of the current Segment Value (Segment Value at the Segment Start Date adjusted for any loans and Accelerated Death Benefit payment; there are no adjustments in the example) multiplied by the Segment Index-Linked Credit Rate. The Accrued Index Return is calculated as follows:

$50,000 [current Segment Value] x 5% [Segment Index-Linked Credit Rate] = $2,500

(5)

The Interim Segment Value is equal to the current Segment Value (Segment Value at the Segment Start Date adjusted for any loans and Accelerated Death Benefit payment; there are no adjustments in the example) plus the Accrued Index Return. The Interim Segment Value is calculated as follows:

$50,000 [current Segment Value] + $2,500 [Accrued Index Return] = $52,500

Example 2B—Negative Segment Index Performance:

Segment Term Start Date
Segment Value	$50,000
Buffer Rate	Buffer 10
Cap Rate	10%
Closing Value of the Index	500
Interim Segment Value Calculation Halfway Through Term
Closing Value of the Index	400
Segment Index Performance(1)	–20%
Accrued Buffer Rate(2)	5%
Segment Index-Linked Credit Rate(3)	–15%
Accrued Index Return(4)	–$7,500
Interim Segment Value(5)	$42,500

Notes to the table above:

(1)

Segment Index Performance is equal to the percentage change in the Closing Value of the Index measured from the Segment Start Date to the date of the Interim Segment Value calculation. Therefore, the Segment Index Performance is calculated as follows:

(400 [Closing Value of the Index on date of Interim Segment Value calculation] ÷ 500

[Closing Value of the Index at Segment Start Date]) – 1 = -20%

(2)

The Accrued Buffer Rate is equal to the Buffer Rate multiplied by the number of days elapsed since the Segment Start Date divided by the total number of days in the Segment Term. The Accrued Buffer Rate is calculated as follows:

10% [Buffer Rate] x 183 [number of days elapsed since the Segment Start Date] ÷ 365

[total number of days in the Segment Term] = 5%

(3)

The Segment Index-Linked Credit Rate is –15% because the Segment Index Performance is –20% and the Accrued Buffer Rate of 5% absorbs up to 5% of the negative Segment Index Performance even though the Buffer Rate is 10%.

(4)

The Accrued Index Return is equal to the product of the current Segment Value (Segment Value at the Segment Start Date adjusted for any loans and Accelerated Death Benefit payment; there are no adjustments in the example) multiplied by the Segment Index-Linked Credit Rate. The Accrued Index Return is calculated as follows:

$50,000 [current Segment Value] x –15% [Segment Index-Linked Credit Rate] = –$7,500

(5)

The Interim Segment Value is equal to the current Segment Value (Segment Value at the Segment Start Date adjusted for any loans and Accelerated Death Benefit payment; there are no adjustments in the example) plus the Segment Index-Linked Credit. The Interim Segment Value is calculated as follows:

$50,000 [current Segment Value] + –$7,500 [Accrued Index Return] = $42,500

TRANSFERS

You can transfer all or a portion of your unloaned Cash Value to or from the Fixed Account and/or to or from the Indexed Account, subject to the restrictions and requirements stated below.

Transfer to and from the Fixed Account.    The amounts transferred to the Fixed Account must remain in the Fixed Account for one (1) year and can only be transferred on the Policy Anniversary. Under our current administrative procedures, we will also allow you to make transfers to and from the Fixed Account until the end of the Transfer Period, and we will treat the transfer as if it occurred on the Policy Anniversary.

Transfer to and from the Indexed Accounts If You are Not Receiving Distribution Payments Under the GDR.    If Distribution Payments have not started or have been voluntarily suspended or terminated or the GDR is no longer in effect, you may transfer all or a portion of any unloaned Cash

Value between the Fixed Account and the Indexed Accounts. The request must be in writing and the amount will be transferred on the next Policy Anniversary. Transfers will be made in accordance with the latest instructions on file with us. If you wish to change those instructions, you have to notify us of your election to transfer. Under our current administrative procedures, we will allow you to make transfers or change your allocation instructions until the end of the Transfer Period, and we will treat the transfer as if it occurred on the Policy Anniversary.

Please note, any premium received during the Transfer Period will be allocated directly to the Indexed Accounts according to your instructions as if it had been received on the Policy Anniversary. In addition, on a Policy Anniversary, any amount in a Holding Account will be automatically transferred to its associated Indexed Account. If the associated Indexed Account is no longer available on the Policy Anniversary, the Holding Account Cash Value will automatically transfer into the Fixed Account. Your financial representative can provide more information, or you may contact our Administrative Office. After the Transfer Period, you cannot make transfers until the next Policy Anniversary.

At the Segment Maturity Date, the Segment Maturity Cash Value allocated to the Indexed Account will automatically be renewed into the same Indexed Account unless you notify us to transfer into a different Indexed Account or the Fixed Account. If the same Indexed Account with the same Segment is no longer available at the Segment Maturity Date, the Segment Maturity Cash Value in the applicable Segment will automatically transfer into the Fixed Account. Under our current administrative procedures, we will also allow you to make transfers to and from the Indexed Accounts until the end of the Transfer Period, and we will treat the transfer as if it occurred on the Policy Anniversary.

Thirty (30) days before the Segment Maturity Date, we will mail you a Notice identifying your current Indexed Account allocations, including any Holding Accounts, and indicating all Indexed Accounts and Indexed Account Factors that will be available on your Policy Anniversary. See “CAP RATE.” You may also obtain the new Cap Rates by accessing the Company’s website at [https://www.brighthousefinancial.com] where at least two months of renewal Cap Rates are posted – i.e., for the current month and the following month. You must notify us if you want to transfer some or all of your Segment Maturity Cash Value to a new Indexed Account or to the Fixed Account. You have to notify us if you want to transfer some or all of your Segment Maturity Cash Value to a new Indexed Account or to the Fixed Account.

Renewals. For renewals into the same Indexed Account, a new Cap Rate will go into effect on the Policy Anniversary that coincides with the new Segment Start Date.

Transfer Requirements for Indexed Accounts While Distribution Payments are Voluntarily Suspended or Terminated Under the GDR.    If Distribution Payments are suspended or terminated, you may transfer any Cash Value in the Fixed Account to any of the available Indexed Accounts. You may request to change the allocation of Cash Value among the Fixed Account and the Indexed Accounts. The request must be in writing and will take effect on the next Policy Anniversary. Under our current administrative procedures, we will also allow you to make transfers until the end of the Transfer Period, and we will treat the transfer as if it occurred on the Policy Anniversary.

Once you start Distribution Payments under the GDR, all of your unloaned Cash Value will be in the Fixed Account, and you may not transfer to the Indexed Accounts while receiving Distribution Payments.

Example 3—Transfers

Example 3 is intended to show how transfers work. Owner 1 allocates $50,000 of Net Premiums to an Indexed Account with a 1 Year Segment Term / Buffer 10 / S&P 500® Index with a Cap Rate of 10%. At the end of the 1 Year Segment Term, she transfers 50% of her Segment Maturity Cash Value into a 1 Year Segment Term / Buffer 10 / Russell 2000® Index with a Cap Rate of 12% and opts to let the remaining 50% of her Segment Maturity Cash Value automatically renew. For purposes of the examples, assume there is no Annual Deduction and no Cash Value in the Holding Accounts associated with the Indexed Accounts.

Indexed Accounts prior to Transfer:

Policy Year	1
Segment Start Date
Segment Value	$50,000
Closing Value of the Index	1,000
Segment Maturity Date
Closing Value of the Index	1,200
Segment Index Performance(1)	20%
Cap Rate	10%
Buffer Rate	Buffer 10
Segment Index-Linked Credit Rate (one year)(2)	10%
Segment Index-Linked Credit(3)	$5,000
Segment Maturity Cash Value(4)	$55,000

Notes to the table above:

(1)

Segment Index Performance is equal to the percentage change in the Closing Value of the Index measured from the Segment Start Date to the Segment Maturity Date. Segment Index Performance is calculated as follows:

(1,200 [Closing Value of the Index at Segment Maturity Date] ÷1,000

[Closing Value of the Index at Segment Start Date]) – 1 = 20%

(2)	Since Segment Index Performance is greater than zero and exceeds the Cap Rate, the Segment Index-Linked Credit Rate equals the Cap Rate.

(3)

The Segment Index-Linked Credit is equal to the product of the current Segment Value (Segment Value at the Segment Start Date adjusted for any loans and Accelerated Death Benefit payment; there are no adjustments in the example) multiplied by the Segment Index-Linked Credit Rate. The Segment Index-Linked Credit is calculated as follows:

$50,000 [current Segment Value] x 10% [Segment Index-Linked Credit Rate] = $5,000

(4)

The Segment Maturity Cash Value is equal to the current Segment Value (Segment Value at Segment Start Date adjusted for any loans and Accelerated Death Benefit payment; there are no adjustments in the example) plus the Segment Index-Linked Credit. The Segment Maturity Cash Value is calculated as follows:

$50,000 [current Segment Value] + $5,000 [Segment Index-Linked Credit] = $55,000

Indexed Accounts after Transfer:

Policy Year	2
	1-Year Term / Buffer 10 / S&P 500® Index with a Cap Rate of 10%	1-Year Term / Buffer 10 / Russell 2000® Index with a Cap Rate of 12%
Segment Value at Segment Start Date (second term)(1)	$27,500	$27,500

Notes to the table above:

(1)	The Segment Maturity Cash Value at Segment Maturity Date is reallocated so that 50% is renewed in the same Indexed Account and 50% is allocated to a new Indexed Account.

LOANS

You may borrow money from your Policy by taking a loan. A loan reduces the Policy’s Cash Value in the Indexed Accounts, Holding Accounts, and the Fixed Account and may increase your risk of Policy lapse. Policy Proceeds payable will also be reduced by the amount of any Policy Loan Balance. Loans may have tax consequences.

There are two ways to take a loan: (1) a loan, which is available as long as your Policy has Loan Value and (2) a Distribution Payment or the One-time Payment, which is available through the GDR. After the Policy has been in force for at least ten years, you are eligible to exercise the GDR. The Policy cannot be a MEC, and you must repay any Policy Loan Balance before starting Distribution Payments.

Loans that are not Distribution Payments under the GDR

Note: The provisions in this sub-section do not apply to Distribution Payments under the GDR. See “GUARANTEED DISTRIBUTION RIDER” for a complete description of the terms, conditions, and limitations associated with Distribution Payments and the GDR.

If your Policy has Loan Value, you may borrow from your Policy at any time after the first Policy Year, by submitting a request. The maximum amount you may borrow, calculated as of the date of the loan, is defined below as the Loan Value. The Loan Value on the date of the loan equals:

•	The Policy’s Cash Value times the 90%, plus

•

Interest at the Fixed Account Guaranteed Minimum Interest Rate, Holding Account guaranteed minimum interest rate, and Loan Account guaranteed minimum interest rate that will be credited to the Policy’s Cash Value on the next Policy Anniversary; less

•	Any Policy Loan Balance; less

•	Loan Interest at the annual maximum fixed loan interest rate that will be deducted from your Policy’s Cash Value on the next Policy Anniversary; less

•	Any Surrender charge.

The Fixed Account Guaranteed Minimum Interest Rate and Holding Account guaranteed minimum interest rate for each Holding Account that apply to your Policy can be found in the Policy specifications pages. The annual maximum fixed loan interest rate is 8%, but we may use a lower interest rate, which will be shown on the annual statement.

The minimum loan amount is $500 (less in some states). We make the loan as of the date when we receive a loan request in Good Order. You may increase your risk of lapse if you take a loan. You should contact our Administrative Office or your financial representative for information on loan procedures.

A loan reduces the Policy’s Cash Value in the Indexed Accounts, Holding Accounts, and the Fixed Account by the amount of the loan. We attribute loans to the Indexed Accounts, Holding Accounts, and the Fixed Account in proportion to the Cash Value in each. When you take a loan, we transfer Cash Value equal to the amount of the loan from the Indexed Accounts, Holding Accounts, and the Fixed Account to the Loan Account (which is part of our General Account).

If you are allocated to an Indexed Account and take a loan on any day other than a Policy Anniversary, the amount withdrawn for the loan will reduce the Segment Value for each Segment by the same percentage that the loan reduces the Interim Segment Value of such Segment. Accordingly, when negative Segment Index Performance has caused the Interim Segment Value to be less than the Segment Value, taking a loan may cause the Segment Value to be reduced by a greater amount than the Interim Segment Value is reduced. On the other hand, when positive Segment Index Performance has caused the Interim Segment Value to be greater than the Segment Value, the Segment Value will be reduced by a lesser amount than the Interim Value is reduced.

The amount transferred from the Indexed Accounts to the Loan Account does not participate in the Indexed Accounts, which means the Cash Value in the Loan Account is not subject to potential positive Index performance. Therefore, loans can permanently affect the Policy Proceeds and Cash Value of the Policy, even if repaid. In addition, we reduce any Policy Proceeds payable under a Policy by the Policy Loan Balance, which includes interest.

If your Policy has an Excess Loan, we will send a notice to your last known address and that of any assignee of record. We grant you a Grace Period to pay the excess due. The Grace Period begins on the monthly anniversary following the date we send you the Excess Loan notice. If the excess due remains unpaid at the end of the Grace Period, the Policy will terminate without value. The Grace Period will end 62 days from the date the notice is sent.

Loan Repayment

(Applies to all loans, including Distribution Payments and the One-time Payment under the GDR.)

You may repay all or part of your loan at any time while the Insured is still alive. Any loan repayment must be at least $50 unless you are paying the entire Policy Loan Balance. When you make a loan repayment, the portion of the loan repayment that is not Loan Interest will be transferred from the Loan Account to the Fixed Account or the Holding Accounts, according to your latest premium allocation instruction on file with us.

If a loan is outstanding, it may be better to repay the loan than to pay a premium, because the premium payment is subject to the Percent of Premium Charge, and the loan repayment is not subject to this charge. If you have a loan and we receive a payment, any payment we receive will be applied as a loan repayment unless it is clearly marked as a premium payment. Loans and Loan Interest also reduce any Policy Proceeds.

A loan that is taken from, or secured by, a Policy may have tax consequences. Although the issue is not free from doubt, we believe that a loan from or secured by a Policy that is not classified as a MEC should generally not be treated as a taxable distribution. A tax adviser should be consulted when considering a loan.

Interest

(Applies to all loans, including Distribution Payments and the One-time Payment under the GDR.)

We charge Loan Interest on loans, and you earn interest on the Cash Value in the Loan Account. The Loan Interest we charge on the loan is subject to the annual maximum fixed loan interest rate (8%), and the interest you earn is subject to the Loan Account guaranteed minimum interest rate (not less than 1%).

Loan Interest accrues daily based on the Policy Loan Balance and is due and payable annually on each Policy Anniversary. Such interest is calculated using compound interest at the annual maximum fixed loan interest rate. The annual maximum fixed loan interest rate is 8%, but we may use a lower interest rate, which will be shown on the annual statement. If not paid when due, we add the interest accrued to the loan amount, and we transfer an amount of Cash Value equal to the unpaid interest from the Indexed Accounts and the Fixed Account to the Loan Account in the same manner as a new loan. We may use a lower interest rate, which will be shown on the annual statement.

Cash Value in the Loan Account earns interest, and the earned interest is transferred on each Policy Anniversary to the Indexed Accounts and to the Fixed Account, according to your latest allocation instructions on file with us. Earned interest is calculated using compound interest, and we can change the interest rate at any time. The current Loan Account guaranteed minimum interest rate for any Policy we offer will not be less than 1%. The Loan Account guaranteed minimum interest rate that applies to your Policy may be higher and can be found in the Policy specifications pages.

If the Loan Interest causes your Policy Loan Balance to exceed the Cash Value, less any Surrender charge, you will have an Excess Loan. We will notify you and any assignee of record of an Excess Loan, and if you do not repay the Excess Loan within the Grace Period, your Policy will lapse.

Example 4—Loans

Example 4 is intended to show how loans that are not Distribution Payments impact a Segment. In both examples, assume Owner 1 allocates her $50,000 of Net Premiums to an Indexed Account with a 1-Year Segment Term / Buffer 10 / S&P 500® Index with a Cap Rate of 10%. Example 4A will illustrate a loan and an Interim Segment Value calculation with positive Segment Index Performance. Example 4B will illustrate a loan and an Interim Segment Value calculation with negative Segment Index Performance. For purposes of these examples, assume the loan is taken exactly halfway through the Segment Term and that there have been no other transactions (such as other loans or an Accelerated Death Benefit payment) as of the date the Interim Segment Value in the example is calculated, and no Annual Deduction was taken.

Although not shown in the example, when a loan is taken, an amount equal to the loan is transferred from the Indexed Accounts, Holding Accounts, and the Fixed Account to the Loan Account to serve as collateral for the loan. The loan amount will be taken from the Indexed Accounts, Holding Accounts, and the Fixed Account in accordance with the Policy Deduction Method.

Example 4A—Positive Segment Index Performance:

Segment Start Date
Segment Value	$50,000
Buffer Rate	Buffer 10
Cap Rate	10%
Closing Value of the Index	500
Interim Segment Value Calculation Halfway Through Term
Closing Value of the Index	600
Segment Index Performance(1)	20%
Accrued Cap Rate(2)	5%
Segment Index-Linked Credit Rate(3)	5%
Accrued Index Return(4)	$2,500
Interim Segment Value(5)	$52,500
Loan taken	$20,000
Segment Value adjusted by loan amount(6)	$30,952
Segment Maturity Date
Closing Value of the Index	700
Segment Index Performance(7)	40%
Segment Index-Linked Credit Rate(8)	10%
Segment Index-Linked Credit(9)	$3,095
Segment Maturity Cash Value(10)	$34,047

Notes	to the table above:

(1)

Segment Index Performance is equal to the percentage change in the Index Value measured from the Segment Start Date to the date of the Interim Segment Value calculation. Segment Index Performance is calculated as follows:

(600 [Closing Value of the Index on date of Interim Segment Value calculation] ÷ 500

[Closing Value of the Index at Segment Start Date]) – 1 = 20%

(2)

The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Segment Start Date divided by the total number of days in the Term. The Accrued Cap Rate is calculated as follows:

10% [Cap rate] x 183 [number of days elapsed since Segment Start Date] ÷ 365

[total number of days in the Term] = 5%

(3)	The Segment Index-Linked Credit Rate is equal to the Accrued Cap Rate because it cannot exceed the Accrued Cap Rate even though Segment Index Performance was at 20%.

(4)

The Accrued Index Return is equal to the product of the Segment Value on date of Interim Segment Value calculation (Segment Value at the Segment Start Date adjusted for any loans or Accelerated Death Benefit Payment; no adjustments so far) multiplied by the Segment Index-Linked Credit Rate. The Accrued Index Return is calculated as follows:

$50,000 [Segment Value on date of Interim Segment Value calculation] x 5%

[Segment Index-Linked Credit Rate] = $2,500

(5)

The Interim Segment Value is equal to the Segment Value on the date of Interim Segment Value calculation (Segment Value at the Segment Start Date adjusted for any loans or Accelerated Death Benefit Payment; no adjustments so far) plus the Accrued Index Return. The Interim Segment Value is calculated as follows:

$50,000 [Segment Value on date of Interim Segment Value calculation] + $2,500

[Accrued Index Return] = $52,500

(6)	The Segment Value is reduced proportionally by the loan taken based on the reduction in Interim Segment Value. Therefore, the Segment Value adjusted by the loan taken is calculated as follows:

$50,000 [Segment Value on date of Interim Segment Value calculation] x (1-$20,000

[loan taken halfway through the Term] ÷ $52,500 [Interim Segment Value on date of loan]) = $30,952

The proportionally reduced Segment Value is used as the new Segment Value for the Term until the Segment Maturity Date (assuming no additional loans).

(7)

Segment Index Performance at Segment Maturity is equal to the percentage change in the Index Value measured from the Segment Start Date to the Segment Maturity Date. Segment Index Performance is calculated as follows:

(700 [Closing Value of the Index at Segment Maturity Date] ÷ 500

[Closing Value of the Index at Segment Start Date]) – 1 = 40%

(8)	Segment Index Performance at Segment Maturity exceeds the Cap Rate and therefore the Segment Index-Linked Credit Rate at Segment Maturity is equal to the Cap Rate.

(9)

The Segment Index-Linked Credit at Segment Maturity is equal to the product of the Segment Value on the Segment Maturity Date (Segment Value at the Segment Start Date adjusted for any loans or Accelerated Death Benefit Payment) multiplied by the Segment Index-Linked Credit Rate at Segment Maturity. The Segment Index-Linked Credit at Segment Maturity is calculated as follows:

$30,952 [Segment Value at Segment Maturity Date] x 10%

[Segment Index-Linked Credit Rate at Segment Maturity Date] = $3,095

(10)

The Segment Maturity Cash Value is equal to the Segment Value on the Segment Maturity Date (Segment Value at the Segment Start Date adjusted for any loans or Accelerated Death Benefit Payment) plus the Segment Index-Linked Credit at Segment Maturity. The Segment Maturity Cash Value is calculated as follows

$30,952 [Segment Value at Segment Maturity Date] + $3,095

[Segment Index-Linked Credit at Segment Maturity Date] = $34,047

Example 4B—Negative Segment Index Performance:

Segment Start Date
Segment Value	$50,000
Buffer Rate	Buffer 10
Cap Rate	10%
Closing Value of the Index	500
Interim Segment Value Calculation Halfway Through Term
Closing Value of the Index	400
Segment Index Performance(1)	–20%
Accrued Buffer Rate(2)	5%
Segment Index-Linked Credit Rate(3)	–15%
Accrued Index Return(4)	–$7,500
Interim Segment Value(5)	$42,500
Loan taken	$20,000
Segment Value adjusted by loan amount(6)	$26,471
Segment Maturity Date
Closing Value of the Index	450
Segment Index Performance(7)	–10%
Segment Index-Linked Credit Rate(8)	0%
Segment Index-Linked Credit(9)	$0
Segment Maturity Cash Value(10)	$26,471

Notes to the table above:

(1)

Segment Index Performance is equal to the percentage change in the Index Value measured from the Segment Start Date to the date of the Interim Segment Value calculation. Segment Index Performance is calculated as follows:

(400 [Closing Value of the Index on date of Interim Segment Value calculation] ÷ 500

[Closing Value of the Index at Segment Start Date]) – 1 = –20%

(2)

The Accrued Buffer Rate is equal to the Buffer Rate multiplied by the number of days elapsed since the Segment Start Date divided by the total number of days in the Term. The Accrued Buffer Rate is calculated as follows:

10% [Buffer Rate] x 183 [number of days elapsed since Segment Start Date] ÷ 365

[total number

of days in the Term] = 5%

(3)	The Segment Index-Linked Credit Rate is –15% because the Segment Index Performance is –20% and the Accrued Buffer Rate of 5% absorbs up to 5% of the negative Segment Index Performance.

(4)

The Accrued Index Return is equal to the product of the Segment Value on the date of the Interim Segment Value calculation (Segment Value at the Segment Start Date adjusted for any loans or Accelerated Death Benefit Payment; no adjustments so far) multiplied by the Segment Index-Linked Credit Rate. The Accrued Index Return is calculated as follows:

$50,000 [Segment Value on date of Interim Segment Value calculation] x –15%

[Segment Index-Linked Credit Rate] = –$7,500

(5)

The Interim Segment Value is equal to the Segment Value on the date of Interim Segment Value calculation (Segment Value at the Segment Start Date adjusted for any loans or Accelerated Death Benefit Payment; no adjustments so far) plus the Accrued Index Return. The Interim Segment Value is calculated as follows:

$50,000 [Segment Value on date of Interim Segment Value calculation] + –$7,500

[Accrued Index Return] = $42,500

(6)	The Segment Value is reduced proportionally by the loan taken based on the reduction in Interim Segment Value. Therefore, the Segment Value adjusted by the loan taken is calculated as follows:

$50,000 [Segment Value on date of Interim Segment Value calculation] x (1-$20,000

[loan taken halfway through the Term] ÷ $42,500 [Interim Segment Value on date of loan]) = $26,471

The proportionally reduced Segment Value is used as the new Segment Value for the Term until the Segment Maturity Date (assuming no additional loans).

(7)

Segment Index Performance at Segment Maturity is equal to the percentage change in the Index Value measured from the Segment Start Date to the Segment Maturity Date. Segment Index Performance is calculated as follows:

(450 [Closing Value of the Index at Segment Maturity Date] ÷ 500

[Closing Value of the Index at Segment Start Date]) – 1 = –10%

(8)

The Segment Index-Linked Credit Rate at Segment Maturity 0% because the Segment Index Performance at Segment Maturity is –10% and the Buffer 10 absorbs up to 10% of the negative Segment Index Performance.

(9)

The Segment Index-Linked Credit at Segment Maturity is equal to the product of the Segment Value on the Segment Maturity Date (Segment Value at the Segment Start Date adjusted for any loans or Accelerated Death Benefit Payment) multiplied by the Segment Index-Linked Credit Rate at Segment Maturity. The Segment Index-Linked Credit at Segment Maturity is calculated as follows:

$26,471 [Segment Value at Segment Maturity Date] x 0%

[Segment Index-Linked Credit Rate at Segment Maturity Date] = $0

(10)

The Segment Maturity Cash Value is equal to the Segment Value on the Segment Maturity Date (Segment Value at the Segment Start Date adjusted for any loans or Accelerated Death Benefit Payment) plus the Segment Index-Linked Credit at Segment Maturity. The Segment Maturity Cash Value is calculated as follows:

$26,471 [Segment Value at Segment Maturity Date] + $0

[Segment Index-Linked Credit at Segment Maturity Date] = $26,471

CASH VALUE

Your Policy’s total Cash Value includes any Cash Value in the Fixed Account, Holding Accounts, Indexed Accounts, and the Loan Account.

Fixed Account Cash Value.    The Cash Value in the Fixed Account on the Policy Start Date equals the portion of the Net Premium received and allocated to the Fixed Account, less the portion of the Annual Deduction charged to the Fixed Account.

The Cash Value in the Fixed Account on a Policy Anniversary equals:

•	The Cash Value in the Fixed Account on the prior day; plus

•	Any Fixed Account interest credited on such amount since the prior day; plus

•	Any Net Premium paid on that date and allocated to the Fixed Account; plus

•	Any amount transferred from the Loan Account or an Indexed Account to the Fixed Account on that date; less

•	Any amount transferred from the Fixed Account to an Indexed Account or the Loan Account on that date; less

•	Any Cash Value reduction resulting from a payment under the Accelerated Death Benefit, on that date; less

•	Any part of the Annual Deduction charged to the Fixed Account to cover the Policy Year that starts on that day.

On any other day, the Cash Value in the Fixed Account equals:

•	The Cash Value in the Fixed Account on the prior day; plus

•	Any Fixed Account interest credited on such amount since the prior day; plus

•	Any Net Premium paid on that day and allocated to the Fixed Account; plus

•	Any amount transferred from the Loan Account to the Fixed Account on that day; less

•	Any amount transferred from the Fixed Account to the Loan Account on that day; less

•	Any Cash Value reduction resulting from a payment under the Accelerated Death Benefit.

Holding Account Cash Value.    The Cash Value in any Holding Account on the Policy Start Date equals zero.

The Cash Value in any Holding Account on a Policy Anniversary equals:

•	The Cash Value in the Holding Account on the prior day; plus

•	Any Holding Account interest credited on such amount since the prior day; plus

•	Any amount transferred from the Loan Account to the Holding Account on that date; less

•	Any amount transferred from the Holding Account to an Indexed Account or the Loan Account on that date; less

•	Any Cash Value reduction resulting from a payment under the Accelerated Death Benefit on that date; less

•	Any part of the Annual Deduction charged to the Holding Account to cover the Policy Year that starts on that day.

On any other day, the Holding Account Cash Value equals:

•	The Cash Value in the Holding Account on the prior day; plus

•	Any Holding Account interest credited on such amount since the prior day; plus

•	Any Net Premium paid on that date and allocated to the Holding Account; plus

•	Any amount transferred from the Loan Account to the Holding Account on that date; less

•	Any amount transferred from the Holding Account to the Loan Account on that date; less

•	Any Cash Value reduction resulting from a payment under the Accelerated Death Benefit.

Loan Account Cash Value.    The Cash Value in the Loan Account on the Policy Start Date equals zero.

The Cash Value in the Loan Account on any other day equals:

•	The Cash Value in the Loan Account as of the prior day; plus

•	Any Loan Account interest credited on such amount since the prior day; plus

•	Any amount transferred from the Fixed Account, Holding Accounts, and Indexed Accounts to the Loan Account on that day; less

•	Any amount transferred to the Fixed Account or to a Holding Account from the Loan Account on that day.

Indexed Account Cash Value.    The Cash Value of each Indexed Account is as follows:

•	On the Segment Start Date and Segment Maturity Date, it equals the Segment Value in that Indexed Account.

•	On any other day, it equals the Interim Segment Value in that Indexed Account.

Cash Value of Your Policy on and after Attained Age 121.    If the Policy continued beyond Attained Age 121, the Cash Value on and after Attained Age 121 will be determined in the same way described above, except:

•	There will be no Annual Deductions taken; and

•	Premium payments cannot be made on or after Attained Age 121, except for payments required under a Grace Period.

Basis of Computation

The minimum cash values and guaranteed cost of insurance rates are based on the mortality table and the guaranteed interest rates. All values are at least equal to those required by the law of the state that governs the Policy. We have filed a detailed statement, if required, showing the method of calculating cash values and reserves with the insurance supervisory official of that state.

DEATH BENEFIT

If the Insured dies while the Policy is in force, we will pay a death benefit to your beneficiary. The amount we pay to your beneficiary (or beneficiaries) is the Policy Proceeds, which may be decreased due to outstanding loans. (See “LOANS” and “GUARANTEED DISTRIBUTION RIDER”). We describe how we calculate the death benefit and the Policy Proceeds below.

Our obligations are subject to all payments made and actions taken by us before our receipt of Notice of due proof of death. Any Policy Proceeds will be paid in accordance with applicable law or regulations governing death benefit payments. (See “General Death Benefit Provisions” below.)

Death Benefit

The death benefit is equal to the greater of:

•	The Face Amount; or

•	The Cash Value plus any Annual Deduction Refund; times the applicable minimum death benefit factors.

Minimum death benefit factors are based on the age, smoking status, and sex (if not unisex) of the Insured at the time of the calculation. The minimum death benefit factors that apply to your Policy can be found in the Policy specifications pages.

Policy Proceeds.    We will pay the Policy Proceeds to the beneficiary, or to the person who is legally entitled to them, upon receipt of due proof of the Insured’s death. Payment will be made in a lump sum. If the Insured dies while this Policy is in force, the Policy Proceeds are equal to:

•	The death benefit as of the date of the Insured’s death; plus

•	Any Annual Deduction Refund; plus

•	Any premium received after the date of the Insured’s death; less

•	Any unpaid Annual Deduction due under a Grace Period as of the date of the Insured’s death; less

•	Any Policy Loan Balance.

Note: If the Insured dies after the Distribution Start Date and while the GDR remains in force, the Policy Proceeds calculation will be different than the Policy Proceeds calculation above. In addition, the GDR guarantees a minimum amount of Policy Proceeds ($10,000). For a description of how we calculate the Policy Proceeds under the GDR, see “Impact of Distribution Payments on Your Policy” under “GUARANTEED DISTRIBUTION RIDER.”

Age 121.    On or after Attained Age 121, the death benefit will be calculated using the Minimum Death Benefit Factor for Attained Age 121. The tax consequences of keeping the Policy in force beyond the Insured’s Attained Age 121 are unclear.

Suicide Exclusion.    If the Insured dies by suicide, while sane or insane, within two years from the Policy Issue Date, the amount payable will be limited to: the amount of premiums paid (without interest); less any Policy Loan Balance on the date of death. If the Insured dies by suicide, while sane or insane, within two years from the date the Policy was reinstated, the amount payable will be limited to: the amount paid to reinstate the Policy; less any Policy Loan Balance on the date of death. If the Policy was issued as the result of the exercise of an option given in another policy and proof of insurability was not required, the suicide period applicable to the coverage resulting from the option exercise will end at the same time as it would have under the original policy.

General Death Benefit Provisions

If we are presented with notification of your death before any requested transaction is completed, we will cancel the request. The death benefit and Policy Proceeds will be determined when we receive due proof of death. We will pay interest on any delayed death benefit payments in accordance with the laws and regulations in effect under the applicable state law.

SURRENDERS

You may Surrender the Policy for its Cash Surrender Value at any time while the Insured is living. Partial withdrawals of the Policy’s Cash Value are not permitted. We determine the Cash Surrender Value as of the date when we receive your request for Surrender in writing. The Cash Surrender Value equals the Cash Value plus any Annual Deduction Refund less any Policy Loan Balance and any applicable Surrender charge. (See “Surrender charge” under “CHARGES.”) If you Surrender the Policy within thirty-one (31) days after the Policy Anniversary date, the Cash Surrender Value you receive will not be less than the Cash Surrender Value on that Policy Anniversary date, reduced by any loans taken and any Loan Interest accrued to date. Coverage will terminate on the date you Surrender the Policy.

If you surrender your Policy on any day other than a Policy Anniversary date (including to exercise your Free Look Right), any available Cash Surrender Value that is invested in Indexed Accounts will be based on Interim Segment Value.

The Cash Surrender Value will be paid to you in a lump sum. Once a Policy is surrendered, all coverage and benefits cease and cannot be reinstated. A Surrender may result in adverse tax consequences. (See “FEDERAL TAX CONSIDERATIONS” below.)

If the GDR is not in force, the Policy will stay in effect after Attained Age 121 as long as the Cash Value (after deducting any Policy Loan Balance) remains greater than or equal to zero. If the GDR is in force, the Lifetime Lapse Prevention Benefit guarantees that your Policy will not lapse, subject to certain conditions. See “Operation of the Lifetime Lapse Prevention Benefit” under “GUARANTEED DISTRIBUTION RIDER.”

The Policies are designed to be long-term investments. If you surrender your Policy on any day other than a Policy Anniversary (including to exercise your right to cancel), any available Cash Surrender Value that is invested in Indexed Accounts will be based on Interim Segment Value.

GUARANTEED DISTRIBUTION RIDER

The Guaranteed Distribution Rider (“GDR”) is automatically issued with the Policy at an additional charge and guarantees you will receive distribution payments in the form of loans over a certain period of time. The GDR also provides a Lifetime Lapse Prevention Benefit. The GDR, including the Lifetime Lapse Prevention Benefit, for your Policy is described below. The GDR can be cancelled or terminated at any time as stated below (see “Termination of the GDR” below).

Distribution Payments are loans. However, Distribution Payments and loans that are not Distribution Payments do not function in the same way, and it is important to understand the differences. The provisions described in “Loans that are not Distribution Payments” under the “LOANS” section do not apply to Distribution Payments.

GDR Charge

The GDR Charge will be deducted from your Policy’s Cash Value in accordance with the Policy Deduction Method. The GDR Charge compensates us generally for the risks associated with guaranteeing distribution payments. If Distribution Payments terminate or the GDR terminates, we will no longer deduct the GDR Charge.

Before the Distribution Start Date, the GDR Charge equals the greater of 1 or 2:

1.	The GDR Charge rate multiplied by the Policy’s Cash Value as of the Policy Anniversary divided by 1,000; or

2.	The GDR Charge rate multiplied by the Policy’s Face Amount multiplied by the GDR Charge percentage divided by 1,000.

On or after the Distribution Start Date, the GDR Charge equals the greater of 1 or 2, where:

1.	The GDR Charge rate multiplied by the Policy’s Cash Value that was used to determine the Maximum Distribution Payment divided by 1,000; or

2.	The GDR Charge rate multiplied by the Policy’s Face Amount multiplied by the GDR Charge percentage divided by 1,000.

The GDR Charge rate varies based on individual characteristics, including the Insured’s Issue Age and (except for unisex Policies) sex. The GDR Charge rate ranges from $[ ] to $[ ] per $1,000 of the greater of (1) the GDR Charge percentage multiplied by the Policy’s Face Amount, or (2) the Policy’s Cash Value. We refer to the GDR Charge rate as the Guaranteed Rider Charge Rate in the GDR.

The GDR Charge percentage varies based on individual characteristics, including the Insured’s Issue Age, (except for unisex Policies) sex, and Distribution Payment Duration. The GDR Charge percentage ranges from [    ]% to [    ]%. We refer to the GDR Charge percentage as the Guaranteed Rider Charge Percentage in the GDR.

The GDR Charge rates and the actual GDR Charge percentage applicable to your Policy are shown in the GDR.

[TO BE UPDATED BY AMENDMENT]

Summary of the GDR

If your Policy has been in force for at least ten years, you are eligible to exercise the GDR. The Policy cannot be a MEC, and you must repay any Policy Loan Balance before starting Distribution Payments. For Distribution Payments, the Loan Value equals your unloaned Cash Value immediately prior to a Distribution Payment. While Distribution Payment are being made, if necessary, we will increase your Policy’s Cash Value to allow for that Distribution Payment to be made in the form of a loan.

The Maximum Distribution Payment is calculated for each Policy Anniversary starting in Policy Year 11 until the Policy Owner starts receiving Distribution Payments. It is equal to the Policy Cash Value at that time, multiplied by a guaranteed payment rate (the Distribution Payment rate). The Maximum Distribution Payment, as calculated on each Policy Anniversary, will never be less than the

Guaranteed Minimum Distribution Payment. The Guaranteed Minimum Distribution Payment amounts will vary by Policy Year, are contractually declared at the time we issue the Policy and will vary by Attained Age and frequency. Distribution Payments may be paid past the selected Distribution Payment Duration if you chose a Distribution Payment amount that was less than the Maximum Distribution Payment, and the cumulative Distribution Payments you have received are less than the cumulative Maximum Distribution Payment amounts available to you.

Once the Policy Owner starts receiving Distribution Payments, they may receive up to the calculated Maximum Distribution Payment as of that date. The Maximum Distribution Payment amount will not change after the Distribution Start Date and will not be recalculated at subsequent Policy Anniversaries. Distribution Payments can also be voluntarily suspended at any time. They may be restarted but any suspension must be in effect for at least one year from the last Distribution Payment received.

The GDR also has a Lifetime Lapse Prevention Benefit that guarantees the Policy will not lapse while the GDR is in force, provided Annual Lapse Prevention Premiums are paid when due and there is no Excess Loan.

Distribution Payments will terminate under certain circumstances. See “Termination of Distribution Payments” below. If Distribution Payments terminate, the other provisions of the GDR, such as the Lifetime Lapse Prevention Benefit will remain in effect. In addition, the GDR will terminate under certain circumstances. See “Termination of the GDR” below. If the GDR terminates, all benefits and protections offered by the GDR will terminate, including Distribution Payments and the Lifetime Lapse Prevention Benefit.

Distribution Payments

Distribution Payments start on the Distribution Start Date, and you specify the amount of each Distribution Payment, subject to the Maximum Distribution Payment and Distribution Payment minimum. The Maximum Distribution Payment, the Distribution Payment Frequency, and the Distribution Payment Duration are locked in on the Distribution Start Date; however, you may request to change the amount of the Distribution Payment at any time. We will change your Distribution Payment on the next monthly anniversary that is at least 15 calendar days after we receive your Notice of your request to change the Distribution Payment amount. See Appendix D for Distribution Payment examples.

Distribution Start Date.    The Distribution Start Date is the date you start taking Distribution Payments as provided by the GDR. In order to begin taking Distribution Payments under the GDR, the Policy needs to be in force for at least 10 years, you cannot have any outstanding Policy Loan Balance, and your Policy cannot be a MEC as defined under Section 7702A of the Code. Distribution Payments must begin before Attained Age 121; however, Distribution Payments will terminate once the Insured reaches Attained Age 121.

The Distribution Payment amount you select must be provided in a Notice to us, along with any changes to the Distribution Payment Duration or Distribution Payment Frequency. Once we receive your Notice to begin Distribution Payments, we will set your Distribution Start Date as the next monthly anniversary, that is at least 15 calendar days after we receive your notification. The Distribution Start Date is the date the first Distribution Payment will be made. On the Distribution Start Date, the Maximum Distribution Payment, the Distribution Payment Frequency, and the Distribution Payment Duration are locked in and will not change with respect to your specific Policy.

On your Distribution Start Date, we will transfer any Cash Value in the Indexed Accounts and Holding Accounts to the Fixed Account. If your Distribution Start Date is any date other than a Segment Maturity Date, we will calculate the Interim Segment Value of each Segment to determine the Indexed Account Cash Value that will be transferred to the Fixed Account. See “INTERIM SEGMENT VALUE.” While you are receiving Distribution Payments, you cannot transfer or allocate Cash Value to the Indexed Accounts. This means you will not have the opportunity to participate in any market investment performance.

You will not receive a refund of a portion of the Annual Indexed Account Charge when we transfer the Cash Value to the Fixed Account.

We will not accept additional premium payments on and after the Distribution Start Date, unless the GDR terminates. See “Termination of the GDR” below. If the GDR terminates, we may accept additional premium payments subject to the premium limits described in the “PREMIUMS” section.

Minimum and Maximum Limits for Distribution Payments.    The GDR has certain minimum and maximum amounts related to the Distribution Payments: (i)The Guaranteed Minimum Distribution Payment, (ii) the Distribution Payment minimum, and (iii) the Maximum Distribution Payment. See Appendix D for examples showing Guaranteed Minimum Distribution Payment and Maximum Distribution Payment.

•

The Guaranteed Minimum Distribution Payment is the minimum amount that we guarantee will be available to you as an annual Distribution Payment. The Guaranteed Minimum Distribution Payment varies by Attained Age. The Guaranteed Minimum Distribution Payments that apply to your Policy can be found, and the amounts are guaranteed at issue. For a distribution frequency other than annual, the Guaranteed Minimum Distribution Payment is multiplied by the applicable distribution frequency factor (shown below in the “Distribution Payment Frequency” subsection). You may take less than Guaranteed Minimum Distribution Payment when you start Distribution Payments.

•	The Distribution Payment minimum ($250) is the minimum amount you can receive as a Distribution Payment.

•

The Maximum Distribution Payment is the maximum amount available to you, on an annual basis, if you were to start Distribution Payments that Policy Year. The Maximum Distribution Payment is calculated at each Policy Anniversary prior to the Distribution Start Date and is equal to the Policy’s Cash Value on that date multiplied by the Distribution Payment rate. The Distribution Payment rate varies based on individual characteristics, including the Insured’s Issue Age, (except for unisex Policies) sex, Policy duration, and Distribution Payment Duration (including any changes in Distribution Payment Duration). The Distribution Payment rates that apply to your Policy can be found in the GDR, and the rates are guaranteed at issue. For a frequency other than annual, the Maximum Distribution Payment is multiplied by the applicable distribution frequency factor (shown below in the “Distribution Payment Frequency” subsection).

The Maximum Distribution Payment will never be less than the Guaranteed Minimum Distribution Payment effective on that Policy Anniversary. The Maximum Distribution Payment takes effect on the Distribution Start Date and cannot be changed.

Distribution Payment Duration.    If you choose to receive the Maximum Distribution Payment, Distribution Payments will be made for the length of the Distribution Payment Duration associated with the applicable Maximum Distribution Payment. Provided Distribution Payments have not been terminated, Distribution Payments may be paid past your chosen Distribution Payment Duration if you chose a Distribution Payment amount that was less than the Maximum Distribution Payment, and the cumulative Distribution Payments you have received are less than the cumulative Maximum Distribution Payment amounts available to you. You have the option to continue receiving Distribution Payments beyond the Distribution Payment Duration period, as long as you have not exhausted the cumulative Maximum Distribution Payment amounts available to you. See Appendix D for an example showing when you could receive Distribution Payments beyond your chosen Distribution Payment Duration. However, if Distribution Payments are terminated or you have received the entire amount of Distribution Payments provided by the GDR, Distribution Payments will cease and no further Distribution Payments will be paid to you. See “Termination of Distribution Payments” below.

You select your Distribution Payment Duration at the time your purchase the Policy. If you decide to change your Distribution Payment Duration from what was chosen at the time of purchase, you must provide Notice to us. The change to the Distribution Payment Duration must be included in the Notice you provide in order to start your Distribution Payments. Your Distribution Payment Duration cannot be changed after the Distribution Start Date. A change to your Distribution Payment Duration, which is only available before you start payments, will affect your Guaranteed Minimum Distribution Payment, Maximum Distribution Payment, and Distribution Payment rate. These payments and this rate may be less than they would have been if you had chosen the new Distribution Payment Duration on the date we issued the Policy.

Distribution Payment Frequency.    You can receive Distribution Payments on an annual, semi-annual, quarterly, or monthly basis. A distribution frequency factor is applied to determine your Guaranteed Minimum Distribution Payment and Maximum Distribution Payment for any frequency other than annual. If you choose to receive Distribution Payments on a basis other than annual, the cumulative Distribution Payments for each year may be higher than if you chose an annual Distribution Payment.

You select your Distribution Payment Duration at the time your purchase the Policy. If you decide to change your Distribution Payment Frequency from what was chosen at Policy issue, you must provide Notice to us. The change to the Distribution Payment Frequency must be included in the Notice you provide in order to start your Distribution Payments. Your Distribution Payment Frequency cannot be changed after the Distribution Start Date.

	Semi-Annual	Quarterly	Monthly
Distribution Frequency Factor	0.5066	0.2550	0.0854

One Time Payment.    After the Distribution Start Date, if you have received less than your Maximum Distribution Payment available to you, you may choose to receive a One-time Payment. The One-time Payment amount that is separate from your scheduled Distribution Payments. You may only make this election once, provided your Distribution Payments have not been terminated.

The maximum One-time Payment is the lesser of:

1.

The difference between the cumulative Maximum Distribution Payments available to you based on your chosen Distribution Payment Duration and Distribution Payment Frequency and the total Distribution Payments you have received since the Distribution Start Date; or,

2.	The lesser of: three times the Maximum Distribution Payment or $150.000 (which is referred to as the One-time Payment Limit and is shown in the GDR).

The One-time Payment, if taken, will be made in the form of a loan, the same as the Distribution Payments. If you take a loan after the Distribution Start Date that is not a Distribution Payment, we will treat this loan as your One-time Payment.

Please be aware that the Loan Value calculation prior to the Distribution Start Date in your Policy does not apply to the One-time Payment. The Loan Value for the One-time Payment equals your unloaned Cash Value immediately prior to the One-time Payment. When a One-time Payment is made, if necessary, the GDR will increase your Policy’s Cash Value to allow for the One-time Payment to be made in the form of a loan.

See Appendix D for an example of the One-time Payment.

Voluntarily Suspending Distribution Payments.    Distribution Payments may be voluntarily suspended at any time by providing Notice to us. Distribution Payments will be suspended on the next monthly anniversary that is at least 15 calendar days after we receive your Notice. If you choose to resume your Distribution Payments, you may not do so until the suspension has been in effect at least one year from the date of your last Distribution Payment.

While you are receiving Distribution Payments, your unloaned Cash Value must be 100% allocated to the Fixed Account, and you cannot transfer to the Indexed Accounts. If you suspend Distribution Payments, you may reallocate any Cash Value in the Fixed Account to any of the available Indexed Accounts subject to any transfer restrictions (see “TRANSFERS”).

Voluntarily Suspending Distribution Payments	Allocation Instructions	Action We Will Take
If you direct us to suspend Distribution Payments on a Policy Anniversary	and you have provided us instructions to reallocate Cash Value to the Indexed Accounts	On that Policy Anniversary, we will transfer, in accordance with your instructions, all or a portion of the Fixed Account Cash Value to the Indexed Accounts. The Segment Start Date for the new Segments will be the Policy Anniversary.
If you direct us to suspend Distribution Payments on any day other than a Policy Anniversary	and you have provided us instructions to reallocate Cash Value to the Indexed Accounts	Your Cash Value will remain in the Fixed Account until the next Policy Anniversary, at which time we will reallocate according to your instructions.
and you have not provided us instructions to reallocate Cash Value to the Indexed Accounts

Restarting Distribution Payments.    After Distribution Payments have been voluntarily suspended for a year, you may restart Distribution Payments by providing Notice to us. The restarted Distribution Payments will begin on a monthly anniversary at least 15 calendar days after we receive your Notice. Distribution Payment amounts upon restarting are subject to the minimum and maximum limits described above in the “Minimum and Maximum Limits for Distribution Payments” section. If the GDR terminates before you resume Distribution Payments, you will not be eligible to receive any further Distribution Payments or the One-time Payment, if otherwise available to you.

On the day you restart your Distribution Payments, we will transfer any Cash Value in the Indexed Accounts and Holding Accounts to the Fixed Account. If the day you restart your Distribution Payments is any day other than a Segment Maturity Date, we will calculate the Interim Segment Value of each Segment to determine the Indexed Account Cash Value that will be transferred to the Fixed Account. This means if the Segment Index Performance is positive, any gains we credit could be less than you would have received if you had held the investment until Segment Maturity Date. If the Segment Index Performance is negative, any losses we credit could be greater, possibly significantly greater, than if you waited until the Segment Index Performance was positive or until the Segment Maturity Date.

Additional Loans.    If you request a loan while you are receiving Distribution Payments, we will treat this loan as your One-time Payment, as long as you have not already received your One-time Payment. If the One-time Payment has not been taken and the loan amount taken exceeds the One-time Payment amount available at the time of your request, this GDR will terminate.

If Distribution Payments are voluntarily suspended, and it has been less than one year since you have received your last Distribution Payment and you request a loan, we will treat this loan as your One-time Payment, as long as you have not already received your One-time Payment. If the loan amount taken exceeds the One-time Payment amount available at the time of your request, the GDR will terminate.

If Distribution Payments are suspended, and it has been more than one year since you have received your last Distribution Payment, and you request a loan, we will restart Distribution Payments at an amount up to the Maximum Distribution Payment. Any amount above this will be treated as your One-time Payment, if available. If the amount exceeds your One-time Payment amount available at the time of your request, the GDR will terminate.

Impact of Distribution Payments on Your Policy

Loans.    Distribution Payments and the One-time Payment will be made in the form of loans. When you receive a Distribution Payment or the One-time Payment, we will reduce the Fixed Account Cash Value by the amount of the loan and transfer that amount to the Loan Account.

Policy Proceeds.    While the GDR is in force and after the Distribution Start Date, the following is substituted for the Policy Proceeds calculation that is described in the “DEATH BENEFIT” section.

Policy Proceeds will equal the greater of the result of items 1-5 below; or $10,000. The Policy Proceeds as of the date of the Insured’s death, calculated as follows:

1.

The death benefit as of the date of the Insured’s death. For the sole purpose of calculating Policy Proceeds while the GDR is in force and after the Distribution Start Date, the death benefit is calculated as the greater of:

a.	The Face Amount; or

b.	The Cash Value plus any Annual Deduction Refund plus any available One-time Payment amount; times the applicable net single premium factor; plus

2.	Any Annual Deduction Refund; plus

3.	Any premium received after the date of the Insured’s death; less

4.	Any amount due under a Grace Period as of the date of the Insured’s death; less

5.	Any Policy Loan Balance.

Note: Distribution Payments will reduce the Policy Proceeds payable to your beneficiary. However, the GDR guarantees a minimum amount of Policy Proceeds ($10,000).

Policy’s Cash Value.    While you are receiving Distribution Payments, you cannot transfer or allocate Cash Value to the Indexed Accounts. If Distribution Payments are voluntarily suspended or terminated, you may transfer any Cash Value from the Fixed Account to any of the available Indexed Accounts on the next Policy Anniversary.

When a Distribution Payment is made, if necessary, the GDR will increase your Policy’s Cash Value to allow for Distribution Payments and the One-time Payment to be made in the form of a loan.

Operation of the Lifetime Lapse Prevention Benefit

Under the Lifetime Lapse Prevention Benefit, we guarantee the Policy will not lapse while the GDR is in force, provided Annual Lapse Prevention Premiums are paid when due and there is no Excess Loan. Annual Lapse Prevention Premiums are calculated at issue and payable for 10 years.

Prior to the Distribution Start Date, if the Policy’s unloaned Cash Value is insufficient to cover any Surrender charge and any Annual Deduction due on a monthly anniversary date, the Policy will not lapse as long as:

•	The sum of all premiums paid to date is equal to or greater than the accumulated Annual Lapse Prevention Premiums due since the Policy Issue Date, shown on your Policy Specifications page; and

•	There is no Excess Loan.

If premiums paid to date are less than the accumulated Annual Lapse Prevention Premiums due since the Policy Issue Date, you will have a Grace Period to pay the difference. If this payment is not made within the Grace Period, the GDR will terminate.

If necessary, we will increase your Policy’s Cash Value to cover any Annual Deductions due if the GDR is in effect and the Policy’s Cash Value is insufficient to cover the Annual Deduction.

Beginning on the Distribution Start Date, the Lifetime Lapse Prevention Benefit guarantees that your Policy will not lapse while the GDR is in force. If Distribution Payments terminate and the GDR remains in force, the lapse protection will continue, even if you do not make any further premium payments.

Termination

Termination of Distribution Payments.    While the GDR is in force, any available Distribution Payments will terminate upon the earliest of:

1.	The date your Policy becomes a MEC;

2.	The date an Accelerated Death benefit Payment has been paid;

3.	The date the cumulative Maximum Distribution Payment amounts available under this GDR have been paid;

4.	The date the GDR terminates;

5.	The date the Insured reaches Attained Age 121; or

6.	The date the Insured dies.

Once Distribution Payments terminate, no further amounts will be available to you under the GDR, and the GDR Charge will terminate. You will not receive a refund of any portion of the GDR Charge.

Termination of the GDR. Your GDR will terminate upon the earliest of:

1.	The monthly anniversary following the date we receive your request in writing to terminate this GDR;

2.	The date a loan is taken for an amount that exceeds the available Distribution Payments and the One-time Payment;

3.	The date the GDR terminates due to premiums paid being less than the accumulated Annual Lapse Prevention Premiums due since the Policy Issue Date;

4.	The date you surrender the Policy for its Cash Surrender Value; or

5.	The date your Policy terminates.

After the GDR terminates, it cannot be reinstated. If your Policy lapses, the GDR will not be reinstated if your Policy is reinstated. The GDR Charge will also terminate if the GDR is terminated; however, you will not receive a refund of any portion of the GDR Charge upon termination.

Modified Endowment Contract Within the First Policy Year. If your Policy is determined to be a MEC during the first Policy Year for any reason, you have the option to terminate the GDR. Your request to terminate the GDR must also be made during the first Policy Year. Any GDR Charges paid at issue will be refunded back to the Policy’s Cash Value.

ACCELERATION OF DEATH BENEFIT FOR TERMINAL ILLNESS

An Acceleration of Death Benefit for Terminal Illness (“Accelerated Death Benefit”) comes standard with the Policy. This benefit allows the Policy Owner to accelerate a one-time payment of part of the Policy’s death benefit if the Insured is terminally ill. The one-time payment for the Accelerated Death Benefit is different than the One-time Payment under the GDR.

In calculating the Accelerated Death Benefit, we assume that death occurs one year from the date of the claim. If the Accelerated Death Benefit is exercised, the Policy’s Face Amount will decrease by a proportional percentage. Requests to accelerate the death benefit must be made in writing.

There are certain limitations associated with this benefit, which include the following:

•	The Policy Owner must accelerate at least $20,000, but not more than the lesser of $250,000 and 50% of the Face Amount.

•	The request for the Accelerated Death Benefit may only occur once and is subject to eligibility conditions, described below.

•

Your Policy is not eligible for the Accelerated Death Benefit if you are required by law to use the Policy to meet the claims of creditors, whether in bankruptcy or otherwise, or you are required by a government agency to use the Policy to apply for, obtain, or keep a government benefit or entitlement.

Your right to an Accelerated Death Benefit payment is subject to the following eligibility conditions:

•

You must provide Notice to us that the Insured has a Terminal Illness. The physician who provides the Terminal Illness certification may not be you, the Insured, or a member of the Insured’s or Owner’s family. We have the right to have the Insured examined at our expense by a physician we choose.

•	Any irrevocable beneficiary must give consent in writing for the Accelerated Death Benefit payment.

•	Any assignee must give consent in writing for the Accelerated Death Benefit payment.

The Accelerated Death Benefit payment is equal to the Accelerated Death Benefit amount less any amount we apply to repay any Policy Loan Balance. However, we will only apply an amount up to the Policy Loan Balance multiplied by the percentage of the death benefit that has been accelerated. An Accelerated Death Benefit payment will be paid upon receipt of due written proof that all eligibility conditions are met. The Accelerated Death Benefit payment will be paid to you in one lump sum. We will provide to you and any irrevocable beneficiary a disclosure statement showing the effect of the acceleration of the Policy’s values both when you first request, and upon payment of the Accelerated Death Benefit payment. If the Insured dies after the Owner elects to receive an Accelerated Death Benefit payment but before any such payment is made, the election shall be cancelled, and the Policy Proceeds will be paid.

If you accelerate the death benefit, we will calculate your Accelerated Death Benefit amount and your Accelerated Death Benefit payment. We will apply the Policy Deduction Method and reduce the Fixed Account Cash Value and each Indexed Account Cash Value and Holding Account Cash Value by the portion of the Accelerated Death Benefit payment attributable to each account.

On the Policy Anniversary after acceleration of the death benefit, the Annual Deduction will be based on the reduced Cash Value and Face Amount.

If you are allocated to an Indexed Account and accelerate the death benefit on any day other than a Policy Anniversary, the amount withdrawn for the Accelerated Death Benefit payment will reduce the Segment Value for each Segment by the same percentage that the payment reduces the Interim Segment Value of such Segment. Accordingly, when negative Segment Index Performance has caused the Interim Segment Value to be less than the Segment Value, the Accelerated Death Benefit payment may cause the Segment Value to be reduced by a greater amount than the Interim Segment Value is reduced (i.e., more than dollar for dollar). On the other hand, when positive Segment Index Performance has caused the Interim Segment Value to be greater than the Segment Value, the Segment Value will be reduced by a lesser amount than the Interim Value is reduced (i.e., less than dollar for dollar).

For example, assume the Policy’s death benefit was $100,000 and the Cash Value was $25,000 at the time you elect to accelerate $20,000 (20% of the death benefit). The Policy’s death benefit would reduce by 20% to $80,000, and the Policy’s Cash Value would reduce in the same proportion as the death benefit (20%) to $20,000.

Note: If you exercise the Accelerated Death Benefit, Distribution Payments under the GDR will terminate.

GRACE PERIOD AND REINSTATEMENT

Grace Period

If, on a monthly anniversary date, the Cash Value is less than the outstanding Policy Loan Balance, plus any Annual Deduction due, plus any Surrender charge, we will give you a 62-day period called the “Grace Period” to allow you to pay an amount sufficient to keep your Policy from lapsing. The required amount is called the “Amount Due”. At the start of the Grace Period, we will send you a notice of the Amount Due. We will send this notice to your last known address, to the address of any other person you have designated to receive notice as a protection against unintentional lapse, and to that of any assignee on record. If we do not receive the Amount Due by the end of the Grace Period, the Policy will lapse, and it will terminate without value.

If the Insured dies during the Grace Period, any unpaid Annual Deduction due to the date of death will be deducted from the Policy Proceeds.

Reinstating Your Policy after a Lapse

If the Policy has lapsed, you may reinstate your Policy within three years from the date of lapse and prior to Attained Age. This is called a “Reinstatement”. To reinstate, you must submit a request and the following:

1. Proof that the Insured is insurable by our standards.

2. Payment of any Policy Loan Balance that was outstanding on the date of lapse.

3. Payment of any Annual Deduction due and not paid at the time of lapse.

4. Payment of any Surrender charge imposed at the time of lapse and not paid.

5. If Reinstatement occurs on a date other than a Policy Anniversary, payment of a portion of the Annual Deduction for the year of Reinstatement.

If the Insured is alive on the date we approve the request for Reinstatement, the Policy will be in force from the monthly anniversary date following the date all Reinstatement requirements are met. If the Insured is not alive on the date we approve the request for Reinstatement, such approval is void and the Policy will remain lapsed.

Any Cash Value at the time of Reinstatement will be allocated to the Fixed Account and it will include any Surrender charge taken at the time of lapse. If you provide us new instructions to allocate your Cash Value to the Indexed Accounts, the Cash Value will remain in the Fixed Account until the next Policy Anniversary when we transfer the Fixed Account Cash Value to the Indexed Accounts according to your allocation instructions.

Continuation of Insurance after Premium Payments Stop

If the GDR not in force and you stop making premium payments, the insurance provided under the Policy will continue in accordance with the provisions of the Policy for as long as the Cash Value is large enough to cover any Policy Loan Balance, the Annual Deduction, and any Surrender charge.

If the GDR is in force and you stop paying the Annual Lapse Prevention Premiums when due, the GDR will terminate; however, the Policy may continue as long as the Cash Value is large enough to cover any Policy Loan Balance, the Annual Deduction, and any Surrender charge.

CHARGES

We make certain charges and deductions under the Policy.

Percent of Premium Charge

We deduct a 10% Percent of Premium Charge from each premium payment. We impose this charge to reimburse us generally for policy sale expenses, distribution expenses, and administrative expenses (such as those related to premium tax and certain other state filings), and to cover federal income tax liability related to premiums.

Annual Deduction

On the Policy Start Date and each Policy Anniversary thereafter, we deduct charges from your Policy’s Cash Value. Policy Deduction are taken proportionally from the Fixed Account, Holding Accounts, and Indexed Accounts. The sum of these charges is called the “Annual Deduction” and equals:

1.	The GDR Charge; plus

2.	The Annual Administrative Charge; plus

3.	The Annual Indexed Account Charge; plus

4.	The Annual Cost of Insurance Charge.

The Annual Deduction for a Policy Year will be taken according to the Policy Deduction Method. We will not take any Annual Deductions from your Policy’s Cash Value on or after Attained Age 121. However, Loan Interest will be charged on any loan.

GDR Charge. See the “GDR Charge” section under the “GUARANTEED DISTRIBUTION RIDER section for a detailed explanation of the GDR Charge.

Annual Administrative Charge. An Annual Administrative Charge will be assessed on your Policy. This charge compensates us generally for the costs of underwriting, issuing (including sales commissions), and administering the Policy. An Annual Administrative Charge will be assessed on your Policy. The charge equals: the Face Amount at the beginning of the Policy Year; times the applicable Annual Administrative Charge rate for that Policy Year divided by 1,000. The maximum Annual Administrative Charge rate is shown on the Policy specifications pages and ranges from $0.31 to $0.65 per $1,000 of Face Amount. The actual Annual Administrative Charge rate we use may be lower than the maximum Annual Administrative Charge rate shown on the Policy Specifications pages.

The Annual Administrative Charge varies based on individual characteristics, including the Insured’s age, risk class, and (except for unisex Policies) sex. You can obtain more information about the Administrative Charge that would apply to a particular Insured by contacting your registered representative.

Annual Indexed Account Charge. An Annual Indexed Account Charge will be assessed on your Policy if you allocate to one or more Indexed Accounts. This charge compensates us generally for the costs associated with offering the Indexed Accounts. The charge equals: the Total Indexed Account Balance; times the applicable Annual Indexed Account Charge rate for the Policy Year. The Annual Indexed Account Charge rate will never exceed the maximum Annual Indexed Account Charge rate. The current Annual Indexed Account Charge rate is 0.2%, and the maximum Annual Indexed Account Charge rate is 0.5%. If you start receiving Distribution Payments and we transfer all your Cash Value from the Indexed Accounts and/or Holding Accounts to the Fixed Account, you will not be refunded any portion of the Annual Indexed Account Charge for that Policy Year.

Annual Cost of Insurance Charge. An Annual Administrative Charge will be assessed on your Policy. This charge compensates us generally for the costs of providing insurance coverage for the next Policy Year. The cost of insurance charge for a Policy Year is equal to the “amount at risk” under the Policy, multiplied by the annual cost of insurance rate for that Policy Year, divided by 1,000. We determine the amount at risk on the first day of the Policy Year. The amount at risk is the amount by which the death benefit (generally discounted at 1%) exceeds the Policy’s Cash Value. The amount at risk is affected by Segment Index Performance, loans, premium payments and charges.

The guaranteed cost of insurance rates for a Policy depend on the Insured’s

•	risk class

•	Attained Age

•	sex (if the Policy is sex-based).

The current cost of insurance rates will depend on the above factors, plus

•	the Insured’s Issue Age

•	the Policy Year

We guarantee that the rates for underwritten Policies will not be higher than rates based on the 2017 Commissioners Standard Ordinary Mortality Tables (the “2017 CSO Tables”) with smoker/nonsmoker modifications.

The maximum Annual Cost of Insurance Charge rate is $0.74 to $1,000 per $1,000 net amount at risk, and the current Annual Cost of Insurance Charge rate is $0.20 to $489.60 per $1,000 of net amount at risk. The actual rates we use may be lower than the maximum rates, depending on our expectations about our future mortality and expense experience, lapse rates, taxes and investment earnings. We review the adequacy of our cost of insurance rates and other non-guaranteed charges periodically and may adjust them. Any change will apply prospectively. The risk classes we use are nonsmoker and smoker.

Cost of insurance rates are generally lower for nonsmokers than for smokers and generally lower for females than for males. Within a given risk class, cost of insurance rates are generally lower for Insureds with lower issue ages. Where required by state law, cost of insurance rates (and Policy values and benefits) do not vary based on the sex of the Insured.

Surrender Charge

If, during the first ten Policy Years, you Surrender or lapse your Policy, then we will deduct a Surrender charge from the Cash Value. The maximum Surrender charge is shown in your Policy. We impose a Surrender charge to reimburse us generally for Policy sale expenses including commissions and other distribution, promotion and acquisition expenses.

The table below shows the maximum surrender charge that could apply under any Policy.

Beginning of Year	The Maximum Surrender Charge per $1,000 of Face Amount
1	$45.00
2	$42.67
3	$40.67
4	$38.14
5	$35.10
6	$26.60
7	$25.48
8	$23.31
9	$19.14
10	$12.11
11 and Later	$ 0.00

The Surrender charge reduces the Policy’s Cash Value in the Indexed Accounts, Holding Accounts, and the Fixed Account in proportion to the amount of the Policy’s Cash Value in each.

Partial withdrawals are not permitted under the Policy.

FEDERAL TAX CONSIDERATIONS

Introduction

The following information on taxes is a general discussion of the subject. It is not intended as tax advice. The provisions of the Code that govern the Policy are complex and subject to change. This discussion is based upon our understanding of the present Federal income tax laws. No representation is made as to the likelihood of continuation of the present Federal income tax laws or as to how they may be interpreted by the Internal Revenue Service (“IRS”). The applicability of Federal income tax rules may vary with your particular circumstances. This discussion does not include all the Federal income tax rules that may affect you and your Policy and does not purport to be complete or to cover all tax situations. Nor does this discussion fully address other Federal tax consequences (such as estate and gift taxes, sales to foreign individuals or entities) and does not address state, local, or foreign tax consequences, which may affect your investment in the Policy. As a result, you should always consult a tax adviser for complete information and advice applicable to your individual situation.

Tax Status of the Policy

In order to qualify as a life insurance policy for Federal income tax purposes and to receive the tax treatment normally accorded life insurance policies under Federal tax law, a policy must satisfy certain requirements which are set forth in the Internal Revenue Code of 1986, as amended (the “Code”). Specifically, the Policy must meet the applicable requirements under Section 7702 of the Code. Guidance as to how these requirements are to be applied is limited. Nevertheless, we anticipate that the Policy should be deemed to be a life insurance policy under Federal tax law. We may take appropriate steps to bring the Policy into compliance with applicable requirements, and we reserve the right to restrict Policy transactions in order to do so. The insurance proceeds payable on the death of the Insured will never be less than the minimum amount required for the Policy to be treated as life insurance under Section 7702 of the Code, as in effect on the date the Policy was issued.

The following discussion assumes that the Policy will qualify as a life insurance policy for Federal income tax purposes.

Tax Treatment of Policy Benefits

In General.    The amount received under the Policy by reason of the death of the Insured (see “DEATH BENEFIT” section above) is referred to in this section as the death benefit and should generally be excludible from the gross income of the beneficiary for Federal income tax purposes.

In the case of employer-owned life insurance as defined in Section 101(j) of the Code, the amount of the death benefit excludable from gross income is limited to premiums paid unless the Policy falls within certain specified exceptions and a notice and consent requirement is satisfied before the Policy is issued. Certain specified exceptions are based on the status of an employee as highly compensated, a director, or recently employed. There are also exceptions for Policy Proceeds paid to an employee’s heirs. These exceptions only apply if proper notice is given to the insured employee and consent is received from the insured employee before the issuance of the Policy. These rules apply to Policies issued August 18, 2006 and later and also apply to policies issued before August 18, 2006 after a material increase in the death benefit or other material change. An IRS reporting requirement applies to employer-owned life insurance subject to these rules. Because these rules are complex and will affect the tax treatment of death benefits, it is advisable to consult tax counsel.

The death benefit will also be taxable in the case of a transfer-for-value unless certain exceptions apply.

Federal, state and local estate, inheritance and other tax consequences of ownership, or receipt of Policy Proceeds, depend on the circumstances of each Policy Owner or beneficiary. A tax adviser should be consulted on these circumstances.

Generally, the Policy Owner will not be deemed to be in constructive receipt of the Policy Cash Value until there is a distribution or a deemed distribution, including upon Surrender or lapse of the Policy. When distributions from a Policy occur, or when loans are taken from or secured by a Policy, the tax consequences depend on whether the Policy is classified as a MEC.

Modified Endowment Contracts (“MEC”).    Under section 7702A of the Code, certain life insurance policies are classified as modified endowment contracts (“MEC”), with less favorable income tax treatment than other life insurance contracts. Due to the Policy’s flexibility, such as with respect to premium payments, each Policy’s circumstances will determine whether the Policy is a MEC. In general, a Policy will be classified as a MEC if the amount of premiums paid into the Policy causes the Policy to fail the “7-pay test.” A Policy will fail the 7-pay test if at any time in the first seven Policy years, or seven years after a material change, the amount paid into the Policy exceeds the sum of the level premiums that would have been paid at that point under a Policy that provided for paid-up future benefits after the payment of seven level annual payments.

If there is a reduction in the benefits under the Policy during a 7-pay testing period, the 7-pay test will have to be reapplied as if the Policy had originally been issued at the reduced Face Amount. If there is a “material change” in the Policy’s benefits or other terms, even after the first seven Policy years, the Policy may have to be retested as if it were a newly issued Policy. To prevent your Policy from becoming a modified endowment contract, it may be necessary to limit premium payments or to limit reductions in benefits. A current or prospective Policy Owner should consult a tax adviser to determine whether a Policy transaction will cause the Policy to be classified as a MEC.

Distributions Other Than Death Benefits from Modified Endowment Contracts. Policies classified as MEC are subject to the following tax rules:

(1)

All distributions other than death benefits, including distributions upon Surrender, will be treated first as distributions of gain taxable as ordinary income and as tax-free recovery of the Policy Owner’s investment in the Policy only after all gain has been distributed.

(2)	Loans taken from or secured by a Policy classified as a MEC are treated as distributions and taxed accordingly.

(3)

A 10 percent additional income tax is imposed on the amount subject to tax unless an exception applies under the tax law, for example, where the distribution or loan is made when the Policy Owner has attained age 59 1⁄2 or is disabled. The foregoing exceptions generally do not apply to a Policy Owner which is a non-natural person, such as a corporation.

If a Policy becomes a modified endowment contract, distributions will be taxed as distributions from a MEC. In addition, distributions from a Policy within two years before it becomes a modified endowment contract will be taxed in this manner. This means that a distribution made from a Policy that is not a modified endowment contract could later become taxable as a distribution from a MEC.

Distributions Other Than Death Benefits from Policies that are not Modified Endowment Contracts.    Distributions other than death benefits from a Policy that is not classified as a MEC are generally treated first as a non-taxable recovery of the Policy Owner’s investment in the Policy, and only after the recovery of all investment in the Policy as gain taxable as ordinary income. However, distributions during the first 15 Policy Years accompanied by a reduction in Policy benefits, including distributions which must be made in order to enable the Policy to continue to qualify as a life insurance policy for Federal income tax purposes, are subject to different tax rules and may be treated in whole or in part as taxable income.

Loans from or secured by a Policy that is not a MEC are generally not treated as distributions. A tax adviser should be consulted when considering a loan.

Finally, neither distributions from nor loans from or secured by a Policy that is not a MEC are subject to the 10 percent additional income tax.

Loans.    In general, interest on a loan will not be deductible. If a loan is outstanding when a Policy is canceled or lapses, the amount of the outstanding indebtedness will be added to the amount distributed and will be taxed accordingly. A loan may also be taxed when a Policy is exchanged. Before taking out a loan, you should consult a tax adviser as to the tax consequences.

Guaranteed Distribution Rider.    Distribution Payments under the GDR are made in the form of loans. A loan is generally not treated as a taxable distribution if the Policy is not a MEC and the Policy remains in force during the lifetime of the Insured. As a result, the Company generally does not intend to report the benefits payable under the GDR to the IRS as taxable income based upon the Company’s current understanding of applicable tax law. Taxation and tax reporting may apply if the Policy lapses, is Surrendered, or the Policy becomes a MEC. The tax law is complex and subject to change. Our tax reporting position may change in the future due to future IRS guidance, as well as any clarifications or changes to applicable tax law. The Company cannot guarantee particular tax results. You should consult with your attorney or qualified tax advisor to determine the tax consequences of the GDR and the Policy.

Multiple Policies.    All modified endowment contracts that are issued by BLIC (or its affiliates) to the same Policy Owner during any calendar year are treated as one MEC for purposes of determining the amount includible in the Policy Owner’s income when a taxable distribution occurs.

Withholding.    To the extent that Policy distributions are taxable, they are generally subject to withholding for the recipient’s Federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

Life Insurance Purchases by Residents of Puerto Rico.    In Rev. Rul. 2004-75, 2004-31 I.R.B. 109, the Internal Revenue Service announced that income received by residents of Puerto Rico under life insurance policies issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States Federal income tax.

Life Insurance Purchases by Nonresident Aliens and Foreign Corporations.    Policy Owners that are not U.S. citizens or residents will generally be subject to U.S. Federal withholding tax on taxable distributions from life insurance policies at a 30% rate, unless a lower treaty rate applies. In addition, Policy Owners may be subject to state and/or municipal taxes and taxes that may be imposed by the Policy Owner’s country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding taxation with respect to a purchase of the Policy.

Acceleration of Death Benefit for Terminal Illness.    Payments received under the Accelerated Death Benefit should generally be excludable from the gross income of the Policy Owner except in certain circumstances, such as certain business-related contexts described in Section 101(g) of the Code. You should consult a qualified tax adviser about the consequences of exercising a payment under this provision.

Estate, Gift and Generation-Skipping Transfer Taxes.    The transfer of the Policy or the designation of a beneficiary may have Federal, state, and/or local transfer and inheritance tax consequences, including the imposition of gift, estate, and generation-skipping transfer taxes. When the Insured dies, the death proceeds will generally be includable in the Policy Owner’s estate for purposes of the Federal estate tax if the Policy Owner was the Insured, if the Insured possessed incidents of ownership in the Policy at the time of death, or if the Insured made a gift transfer of the Policy within three years of death. If the Policy Owner was not the Insured, the fair market value of the Policy would be included in the Policy Owner’s estate upon the Policy Owner’s death.

Moreover, under certain circumstances, the Code may impose a “generation-skipping transfer tax” when all or part of a life insurance policy is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Policy Owner. Regulations issued under the Internal Revenue Code may require us to deduct the tax from your Policy, or from any applicable payment, and pay it directly to the IRS.

The particular situation of each Policy Owner, Insured or beneficiary will determine how Policy ownership or receipt of Policy Proceeds will be treated for purposes of federal estate, gift and generation-skipping transfer taxes, as well as state and local estate, inheritance and other taxes. Because these rules are complex, you should consult with a qualified tax adviser for specific information. For example, qualified tax advisers should be consulted concerning the estate and gift tax consequences of Policy ownership and distributions under Federal, state and local law. You and your tax adviser should also review the individual situation of each Policy Owner, Insured, or beneficiary to determine the extent, if any, to which Federal, state, and local transfer and inheritance taxes may be imposed and how ownership or receipt of Policy Proceeds will be treated for purposes of Federal, state and local estate, inheritance, generation-skipping and other taxes.

In 2023, federal tax law provides for a $12,920,000 gift, estate and generation-skipping transfer tax exemption, which will be indexed for inflation in subsequent years. Current law provides that this exemption amount may sunset for tax years after December 31, 2025 and a lower exemption amount may be applicable unless the law is changed.

The complexity of the tax law, along with uncertainty as to how it might be modified in coming years, underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Transfer of Issued Life Insurance Policies to Third Parties.    If you transfer the Policy to a third party, including a sale of the Policy to a life settlement company, such transfer may be taxable. As noted above, the death benefit will also be taxable in the case of a transfer for value unless certain exceptions apply. We may be required to report certain information to the IRS, as required under Section 6050Y and applicable tax regulations. You should consult with a qualified tax adviser for additional information prior to transferring the Policy.

Other Policy Owner Tax Matters.    The application of certain tax rules after age 100 is not entirely clear. The tax consequences of continuing the Policy beyond the Insured’s Attained Age 121 are also unclear. You should consult a tax adviser if you intend to keep the Policy in force beyond the Insured’s Attained Age 100.

The Policy is not specifically designed to be issued in connection with a plan governed under the Employee Retirement Income Security Act of 1974, as amended, or in connection with a pension or profit-sharing plan, or other similar arrangement. As a result, purchase of the Policy in connection with such plans may result in adverse tax consequences. You should seek advice from a qualified tax adviser if you intend to use the Policy in connection with such plans.

Ownership of the Policy by a corporation, trust or other non-natural person could jeopardize some (or all) of such entity’s interest deduction under Code Section 264, even where such entity’s indebtedness is in no way connected to the Policy. In addition, under Section 264(f)(5), if a business (other than a sole proprietorship) is directly or indirectly a beneficiary of the Policy, the Policy could be treated as held by the business for purposes of the Section 264(f) entity-holder rules. Therefore, it would be advisable to consult with a qualified tax adviser before any non-natural person is made an owner or holder of the Policy, or before a business (other than a sole proprietorship) is made a beneficiary of the Policy.

Business Uses of Policy.    Subject to our administrative rules, businesses can own the Policy and may use the Policy in various arrangements, including split dollar insurance plans. The tax consequences of such plans may vary depending on the particular facts and circumstances. In the case of a business owned Policy, the provisions of Code Section 101(j) may limit the amount of the death benefit excludable from gross income unless a specified exception applies and a notice and consent requirement is satisfied, as discussed above. In addition, Policy premium payments generally may not be deductible, and you should consult with a tax adviser concerning the tax impact of any purchase of the Policy or in connection with any business uses of the Policy. If you are contemplating a change to an existing Policy or purchasing the Policy for any arrangement the value of which depends in part on its tax consequences, you should consult a qualified tax adviser.

Guidance on Split Dollar Plans.    The IRS has issued guidance on split dollar insurance plans. A tax adviser should be consulted with respect to this guidance if you have purchased or are considering the purchase of a Policy for a split dollar insurance plan. If your Policy is part of an equity split dollar arrangement taxed under the economic benefit regime, there is a risk that some portion of the Policy’s Cash Value may be taxed prior to any Policy distribution. If your split dollar plan provides deferred compensation, specific tax rules governing deferred compensation arrangements may apply. Failure to adhere to these rules will result in adverse tax consequences.

In addition, the Sarbanes-Oxley Act of 2002 (the “Act”), which was signed into law on July 30, 2002, prohibits, with limited exceptions, publicly traded companies, including non-U.S. companies that have securities listed on U.S. exchanges, from extending, directly or indirectly or through a subsidiary, many types of personal loans to their directors or executive officers. It is possible that this prohibition may be interpreted to apply to split-dollar life insurance arrangements for directors and executive officers of such companies, since such arrangements can arguably be viewed as involving a loan from the employer for at least some purposes.

Any affected business contemplating the payment of a premium on an existing Policy or the purchase of a new Policy in connection with a split-dollar life insurance arrangement should consult legal counsel.

Possible Tax Law Changes.    Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Policy could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Policy.

Tax Credits and Deductions.    BLIC may be entitled to certain tax benefits related to the assets of the Separate Account. These tax benefits, which may include foreign tax credits and corporate dividend received deductions, are not passed back to the Separate Account or to Policy Owners since BLIC is the owner of the assets from which the tax benefits are derived.

YOUR RIGHT TO EXAMINE

You may cancel the Policy within ten days (more in some states) after you receive it. This is known as the “Right to Examine” or “Free Look.” You may return the Policy to our Administrative Office or your financial representative. Insurance coverage ends as soon as you return the Policy (determined by postmark, if the Policy is mailed). When you cancel the Policy within this Right to Examine period, we will not assess a Surrender charge.

If you cancel the Policy, depending on state law, we refund either: (a) premiums paid, less any loan amount; or (b) the Policy’s Cash Value as of the date we receive the returned Policy, plus any charges we deducted (the Percent of Premium Charge and the Annual Deduction), less any Policy Loan Balance. The amount you receive for a cancellation request submitted to your financial representative will depend on the day that such request is, in turn, provided to us. In states where we return your Cash Value, the amount you receive may be more or less than your premium payments depending upon the Indexed Accounts you allocated your Net Premiums to during the Right to

Examine period. It is important to note that we will use an Interim Segment Value calculation to determine the Indexed Account Cash Value. This means that you bear the risk of any decline in the Cash Value of your Policy during the Right to Examine period.

For Policies issued in California.    If you are age 60 or older, you may cancel the Policy within 30 days after you receive it. If you cancel the Policy, we refund the greater of: (a) premiums paid, less any loan amount; or (b) the Policy’s Cash Value as of the date we receive the returned Policy, plus any charges we deducted (the Percent of Premium Charge and the Annual Deduction), less any Policy Loan Balance. See the Policy for additional information.

OWNERSHIP PROVISIONS

Owner.    You, as the Owner, have all the interest and rights under the Policy. Subject to our administrative procedures, we may also permit ownership by a corporation (a type of non-natural person) or other legal entity.

These rights include the right to:

(a)	change the Owner.

(b)	change the beneficiary.

(c) assign the Policy (subject to limitation).

(d) exercise all other rights, benefits, options, and privileges permitted by the Policy or us.

The Owner is as designated at the time the Policy is issued, unless changed. After the date we issue the Policy but before the death of the Insured, you may change the Owner at any time. Any change of Owner is subject to our underwriting requirements in effect at the time of the request. A change of Owner will automatically revoke any prior designation of the Owner unless there is an irrevocable beneficiary. Irrevocable beneficiaries must consent to any change of beneficiary. The new Owner will have all of the rights of the Owner, including the right to make further change of Owner.

More than One Owner.    The Policy can be owned by more than one Owner. All Owners must exercise the rights of ownership by joint action. Upon the death of an Owner that Owner’s estate will be the Owner, unless a successor Owner or contingent Owner has been named. The rights of the Owner will end at the death of the Insured, except as provided in the beneficiary of Your Policy provision.

Beneficiary.    The person(s) or entity(ies) you name to receive the Policy Proceeds upon the death of the Insured. The beneficiary is named at the time the Policy is issued unless changed at a later date. Unless an irrevocable beneficiary has been named, you can change the beneficiary at any time after the date we issue the Policy but before the death of the Insured. The beneficiary has no interest in the Policy until the death of the Insured. A person must survive the Insured to qualify as beneficiary. If no beneficiary survives, the proceeds will be paid to the Owner, if alive, otherwise the Owner’s estate.

If you want the change the Owner or beneficiary, you must make a request by submitting a Notice to us during the Insured’s lifetime. Once the request is received, unless you tell us otherwise, the change will take effect as of the date you signed the Notice, whether or not the Insured is living when we receive your request. The change will be subject to any legal restrictions. It will also be subject to any payment we made or action we took before we received the change.

A numbered sequence can be used to name successive Owners or beneficiaries. Co-beneficiaries will receive equal shares unless otherwise stated. In naming (designating) Owners or beneficiaries, unless you tell us otherwise, if you use the terms below, they will be interpreted as stated in this provision:

A general designation of unnamed children as a group of beneficiaries includes all future children born to or adopted by the Insured after the date of the designation, including a posthumous child.

“Provision for issue” means that if a named beneficiary does not survive the Insured, the share of the Policy Proceeds for that beneficiary will go to that beneficiary’s living issue by right of representation.

A designation that specifies a family relationship such as “wife,” “husband,” “spouse,” or “child” refers to their relationship to the Insured.

At the time of payment of Policy Proceeds, we can rely on an affidavit of any Owner or other responsible person to determine family relations or members of a class.

Assignment.    The Policy may be assigned with our prior approval. You must send a Notice to us at our Administrative Office. To the extent allowed by state law, we reserve the right to refuse our consent to any assignment at any time on a nondiscriminatory basis. If you make an absolute assignment of the Policy, there is no change of Owner or beneficiary. However, the rights of the Owner and beneficiary will be subject to the terms of the collateral assignment. We will not be party to a collateral assignment, nor will we be responsible for verifying any information provided to us in connection with any assignment or determining whether or not an assignment is valid. An assignment, unless you tell us otherwise, will be effective on the date signed by you, subject to any payments made or actions taken by us prior to receipt of such notice. We assume no responsibility for the validity or effect of any assignment. We will not be liable for any payment or other action we take in accordance with the Policy before we record the assignment. Assignments will be effective as of the date the written notice of assignment was signed, subject to all payments made and actions taken by us before a copy of the signed assignment form is received by us at our Administrative Office. You should consult your tax adviser regarding the tax consequences of an assignment. An assignment may be a taxable event.

SUSPENSION OF PAYMENT OR TRANSFERS

We may be required to suspend or delay the payment of the Policy Proceeds, the calculation of Distribution Payments, and transfers when we cannot obtain a Closing Value on the Index under the following circumstances:

(i)	the NYSE, or any other relevant stock exchange, is closed (other than customary weekend and holiday closings);

(ii)	trading on the NYSE, or any other relevant stock exchange, is restricted;

(iii)	an emergency exists such that we cannot obtain a Closing Value of the Index; or

(iv)	during any other period when a regulator by order, so permits.

We have the right to defer payment of the part of any amount paid from the Fixed Account or the Holding Accounts on Surrender for no more than six months.

THE INSURANCE COMPANY

Brighthouse Life Insurance Company (“BLIC”)

BLIC is a stock insurance company originally chartered in Connecticut in 1863 and currently subject to the laws of the state of Delaware. Prior to March 6, 2017, BLIC was known as MetLife Insurance Company USA. BLIC is licensed to conduct business in all states of the United States, except New York, and in the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. BLIC is an indirect wholly-owned subsidiary of, and ultimately controlled by, Brighthouse Financial, Inc. (“BHF”), a publicly-traded company. BHF, through its subsidiaries and affiliates, is one of the largest providers of annuity and life insurance products in the U.S. BLIC’s executive offices are located at 11225 North Community House Road, Charlotte, NC 28277.

THE SEPARATE ACCOUNT

The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. These assets are subject to the claims of the creditors of BLIC. We are obligated to pay all money we owe under the Policies—such as Policy Proceeds and Distribution Payments—even if that amount exceeds the assets in the Separate Account. Any such amount that exceeds the assets in the Separate Account is paid from our General Account. Amounts paid from the General Account are subject to the financial strength and claims paying ability of BLIC and our long term ability to make such payments and are not guaranteed by any other party. We issue other annuity contracts and life insurance policies where we pay all money we owe under those contracts and policies from our General Account. BLIC is regulated as an insurance company under state law, which includes, generally, limits on the amount and type of investments in its General Account. However, there is no guarantee that we will be able to meet our claims paying obligations; there are risks to purchasing any insurance product.

When you make a premium payment to the Policy, the Net Premium applied to an Indexed Account is held in the Separate Account. It is a non-insulated, non-unitized separate account. We have exclusive and absolute ownership and control of the assets of the Separate Account. You do not share in the investment performance of assets allocated to the Separate Account. All investment income, gains and losses, whether or not realized, from assets allocated to the Separate Account are borne by BLIC. The obligations under the Policy are independent of the investment performance of the Separate Account and are our obligations. We are not obligated to invest according to specific guidelines or strategies except as may be required by state insurance laws.

We will maintain in the Separate Account assets with an aggregate value at least equal to the Policy reserves associated with the Indexed Accounts of the Separate Account.

If the aggregate value of such assets in the Separate Account should fall below such amount, we will transfer assets into the Separate Account so that the value of the Separate Account’s assets is at least equal to such amount.

INVESTMENTS BY BLIC

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. Premium payments made to these Policies issued by BLIC are invested in the Separate Account. The Separate Account is a non-unitized separate account. Owners do not share in the investment performance of assets allocated to the Separate Account. The obligations under the Policy are independent of the investment performance of the Separate Account and are the obligations of BLIC.

ANNUAL STATEMENT

Each year, or more often if required by law or regulation, we will send you a statement that shows current information, as of a date not more than four months prior to the date of the mailing. The statement will show:

(i)	The beginning and end dates of the current report period;

(ii)	The Cash Value at the beginning and the end of the current report period;

(iii)	The amounts that have been credited or debited during the current report period, (defined by type);

(iv)	The Policy Loan Balance, if any, at the end of the current report period;

(v)	The death benefit at the end of the current report period; and

(vi)	The Cash Surrender Value, if any, at the end of the current report period.

If assuming guaranteed interest, mortality and expense charges, and continued Planned Premium Payments, the Cash Surrender Value will not be sufficient to maintain the Policy in force until the end of the next reporting period, a notice to this effect will be included in the report.

Such statements will be sent to your last known address on our records. You will have sixty (60) days from the date you receive such statement to inform us of any errors, otherwise such statement will be deemed final and correct.

DISTRIBUTION OF THE POLICIES

Brighthouse Securities, LLC (“Brighthouse Securities”) is the principal underwriter and distributor of the securities offered through this prospectus. Brighthouse Securities is our affiliate and its principal executive offices are located at 11225 North Community House Road, Charlotte, NC 28277. Both we and Brighthouse Securities are indirect, wholly owned subsidiaries of BHF. Brighthouse Securities is a member of the Financial Industry Regulatory Authority (FINRA). FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1-800-289-9999 or log on to www.finra.org. An investor brochure that includes information describing FINRA BrokerCheck is available through the Hotline or on-line.

Brighthouse Securities is not obligated to take and pay for, and is not required to sell, any specific number or dollar amount of Policies. Brighthouse Securities, and in certain cases, we, have entered into selling agreements with unaffiliated selling firms for the sale of the Policies. No selling firms are affiliated with us or Brighthouse Securities. We pay compensation to Brighthouse Securities for sales of the Policies by selling firms. We also pay amounts to Brighthouse Securities that may be used for its operating and other expenses, including the following sales expenses: compensation and bonuses for Brighthouse Securities’ management team, advertising expenses and other expenses of distributing the Policies. Brighthouse Securities’ management team and registered representatives also may be eligible for non-cash compensation items that we may provide jointly with Brighthouse Securities. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items.

Selling Firms

As noted above, Brighthouse Securities, and in certain cases, we, have entered into selling agreements with selling firms for the sale of the Policies. Selling firms receive commissions, and may receive some form of non-cash compensation. Certain selected selling firms receive additional compensation (described below under “Additional Compensation for Selected Selling Firms”). These commissions and other incentives or payments are not charged directly to Owners. We intend to recoup commissions and other sales expenses through the charges and deductions under the Policy. A portion of the payments made to selling firms may be passed on to their financial representatives in accordance with the selling firms’ internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits. Financial representatives of the selling firms may also receive non-cash compensation, pursuant to their firm’s guidelines, directly from us or Brighthouse Securities.

Compensation Paid to Selling Firms.    Brighthouse Securities pays compensation to all selling firms in the form of commissions and may also provide certain types of non-cash compensation. The maximum commissions paid for sale of the Policies are as follows: [            ]% of premiums paid up to the commissionable target premium, and [            ]% of premiums paid in excess of commissionable target premium in Policy year 1; and [            ]% of all premiums paid in Policy year 2 thereafter. We and/or distributor may also make bonus payments to selling firms. The maximum amount of these bonus payments are as follows: [            ]% of premiums paid up to the commissionable target premium and [            ]% of premiums paid in excess of the commissionable target premium in Policy year 1; and [            ]% of all premiums paid thereafter. Brighthouse Securities may also provide non-cash compensation items that we may provide jointly with Brighthouse Securities. Non-cash items may include expenses for conference or seminar trips, certain gifts, prizes and awards.

Ask your financial representative for further information about what payments your financial representative and the selling firm for which he or she works may receive in connection with your purchase of a Policy.

[TO BE UPDATED BY AMENDMENT]

Additional Compensation for Selected Selling Firms.    Brighthouse Securities has entered into distribution arrangements with certain selected unaffiliated selling firms. Under these arrangements Brighthouse Securities may pay additional compensation to selected selling firms, including marketing allowances, introduction fees, persistency payments, preferred status fees and industry conference fees. Marketing allowances are periodic payments to certain selling firms, the amount of which may be an annual flat fee, or in some cases, depends on cumulative periodic (usually quarterly) sales of our insurance contracts (including the Policies) and may also depend on meeting thresholds in the sale of certain of our insurance contracts (other than the Policies). They may also include payments we make to cover the cost of marketing or other support services provided for or by registered representatives who may sell our products. Introduction fees are payments to selling firms in connection with the addition of our products to the selling firm’s line of investment products, including expenses relating to establishing the data communications systems necessary for the selling firm to offer, sell and administer our products. Persistency payments are periodic payments based on account values of our insurance contracts (including Cash Values of the Policies) or other persistency standards. Preferred status fees are paid to obtain preferred treatment in selling firms’ marketing programs, which may include marketing services, participation in marketing meetings, listings in data resources and increased access to their financial representatives. Industry conference fees are amounts paid to cover in part the costs associated with sales conferences and educational seminars for selling firms’ financial representatives.

The additional types of compensation discussed above are not offered to all selling firms. The terms of any particular agreement governing compensation may vary among selling firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation as described above may provide selling firms and/or their financial representatives with an incentive to favor sales of the Policies over other life insurance contracts (or other investments) with respect to which selling firm does not receive additional compensation, or lower levels of additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the Policies. For more information about any such additional compensation arrangements, ask your financial representative.

Wholesaling Firms

In addition to the distribution arrangements discussed above, Brighthouse Securities has entered into wholesaling agreements with wholesaling firms to provide marketing and training support services to selling firms and the registered representatives of selling firms. These services may include, but not be limited to, training and promotional support for the solicitation, sale and on-going servicing of the Policies by the selling firms. Brighthouse Securities pays compensation to wholesaling firms in connection with these services.

THE FIXED ACCOUNT

We will offer our Fixed Account. Please refer to your Policy and Appendix C for more information.

RESTRICTIONS ON FINANCIAL TRANSACTIONS

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner’s ability to make certain transactions and thereby refuse to accept any request for transfers Surrenders, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Policy to government regulators.

REQUESTS AND ELECTIONS

We will treat your request for a Policy transaction, or your submission of the premium payment, as received by us if we receive a request conforming to our administrative procedures or the premium payment at our Administrative Office on any Business Day before 4:00 PM Eastern Standard Time. We will treat your submission of the premium payment as received by us if we receive it at our Administrative Office on any Business Day before 4:00 PM Eastern Standard Time. If we receive the request, or if we (or our designee) receive the premium payment, on any Business Day on or after 4:00 PM Eastern Standard Time, then the request or payment will be treated as received on the next day. If you send your premium payment or transaction requests to an address other than the one we have designated for receipt of such premium payment or requests, we may return the premium payment to you, or there may be a delay in applying the premium payment or processing the transaction.

The Administrative Office for various Policy transactions is as follows:

Premium Payments	BLIC P.O. Box 956067 St. Louis, MO 63195-6067
Beneficiary and Ownership Changes	BLIC P.O. Box 305075 Nashville, TN 37230-5075 Phone: (800) 882-1292 Or Fax to: Policyholder Services (877) 246-8424
Surrenders, Loans, and Transfers	BLIC P.O. Box 305075 Nashville, TN 37230-5075 Phone: (800) 882-1292 Or Fax to: Policyholder Services (877) 246-8424
Cancellations (Right to Examine Policy Period)	BLIC P.O. Box 305075 Nashville, TN 37230-5075 Phone: (800) 882-1292 Or Fax to: Policyholder Services (877) 246-8424
Death Claims	BLIC P.O. Box 305074 Nashville, TN 37230-5074 Phone: (800) 882-1292 Or Fax to: Claims (877) 245-8163
All Other Policy Transactions and Inquiries	BLIC P.O. Box 305075 Nashville, TN 37230-5075 Phone: (800) 882-1292 Monday through Friday, 8:30AM to 6:30PM Eastern Time Or Fax to: Policyholder Services (877) 246-8424

Some of the requests for service that may be made by telephone include transfers of your Cash Value into Indexed Account(s) or the Fixed Account. We may from time to time permit requests for other types of transactions to be made by telephone. All transaction requests must be in a form satisfactory to us. Contact us for further information. Some selling firms may restrict the ability of their financial representatives to convey transaction requests by telephone on your behalf.

We are not a fiduciary and do not provide investment advice or make recommendations regarding insurance or investment products. Ask your financial representative for guidance regarding any requests or elections and for information about your particular investment needs. Please bear in mind that your financial representative, or any financial firm or financial professional with whom you consult for advice, acts on your behalf, not ours. We are not party to any agreement between you and your financial representative. We do not recommend and are not responsible for any securities transactions or investment strategies involving securities.

A request or transaction generally is considered in Good Order if it complies with our administrative procedures and the required information is complete and accurate. A request or transaction may be rejected or delayed if not in Good Order. If you have any questions, you should contact us or your financial representative before submitting the form or request. We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone or other means are genuine. Any telephone instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any losses due to unauthorized or fraudulent transactions. All other requests and elections under your Policy must be signed in writing by the proper party, must include any necessary documentation and must be received at our Administrative Office to be effective. If acceptable to us, requests or elections relating to Beneficiaries and Ownership will take effect as of the date signed unless we have already acted in reliance on the prior status. We are not responsible for the validity of any written request or action.

Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider’s, your financial representatives, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should make your transaction request in writing to our Administrative Office.

CONFIRMING TRANSACTIONS

We will send out written statements confirming that a transaction was recently completed. Unless you inform us of any errors within 60 days of receipt, we will consider these communications to be accurate and complete.

LEGAL PROCEEDINGS

In the ordinary course of business, BLIC, similar to other life insurance companies, is involved in lawsuits (including class action lawsuits), arbitrations and other legal proceedings. Also, from time to time, state and Federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries. In some legal proceedings involving insurers, substantial damages have been sought and/ or material settlement payments have been made.

It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, BLIC does not believe any such action or proceeding will have a material adverse effect upon the Separate Account or upon the ability of Brighthouse Securities to perform its contract with the Separate Account or of BLIC to meet its obligations under the contracts.

EXPERTS

Legal matters in connection with Federal laws and regulations affecting the issue and sale of the Policies described in this prospectus and the organization of BLIC, its authority to issue such Policies under Delaware law and the validity of the forms of the Policies under Delaware law have been passed on by legal counsel for BLIC.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of Brighthouse Life Insurance Company incorporated by reference in the Prospectus, have been audited by [ ], an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

[TO BE UPDATED BY AMENDMENT]

STATE VARIATIONS

Policies issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. These differences include, among other things, Free Look rights, age issuance limitations, transfer rights and limitations, the right to reject a premium payment, the requirements for unisex life insurance rates and the general availability of certain features. This prospectus describes all the material features of the Policy. If you would like to review a copy of the Policy and any endorsements, contact our Administrative Office.

ELECTRONIC DELIVERY

As Owner, you may elect to receive electronic delivery of current prospectuses related to the Policy and other Policy related documents. Contact us at our website at www.brighthousefinancial.com for more information and to enroll.

AMENDMENT OF THE POLICY

We reserve the right to amend the Policies to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.

INFORMATION INCORPORATED BY REFERENCE

Under the Securities Act of 1933, BLIC has filed with the SEC a registration statement (the “Registration Statement”) relating to the Policies offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits and reference is hereby made to such Registration Statement and exhibits for further information relating to BLIC and the Policies.

BLIC’s Annual Report on Form 10-K was filed with the SEC on [ ] via EDGAR File No. [ ]. The Form 10-K contains information for the period ended December 31, [ ], about BLIC, including audited financial statements for BLIC’s latest fiscal year. The Form 10-K is incorporated by reference into this prospectus. In addition, all documents subsequently filed by BLIC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of the offering, are also incorporated by reference into this prospectus. We are not incorporating by reference any documents or information deemed to have been furnished instead of filed under SEC rules, such as current reports on Form 8-K furnished under Item 2.02 or Item 7.01.

If requested, BLIC will furnish, without charge, a copy of any and all of the reports or documents that have been incorporated by reference into this prospectus. You may direct your requests to BLIC at 11225 North Community House Road, Charlotte, NC 28277. The telephone number is 1-800-343-8496. You may also access the incorporated reports and other documents at www.brighthousefinancial.com.

BLIC files periodic reports as required under the Exchange Act (including Form 10-K, 10-Q and 8-K). You may also read and copy any materials that BLIC files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

[TO BE UPDATED BY AMENDMENT]

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Pursuant to applicable provisions of BLIC’s by-laws or internal corporate policies adopted by BLIC or its ultimate parent, the directors, officers and other controlling persons of BLIC and of BLIC’s affiliate and principal underwriter, Brighthouse Securities, who are made or threatened to be made a party to an action or proceeding, may be eligible to obtain indemnification against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred as a result of such action or proceeding. Under the principal underwriting agreement between BLIC and Brighthouse Securities, the parties have agreed to indemnify each other against certain liabilities and expenses from legal proceedings arising out of Brighthouse Securities’ distribution of the Policies.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling BLIC pursuant to the foregoing provisions, BLIC has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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APPENDIX A

INDEX PUBLISHERS

BLIC uses the Indices under license from the Indices’ respective publishers. The following information about the Indices is included in this prospectus in accordance with BLIC’s license agreements with the publishers of the Indices:

S&P Opco, LLC requires that the following disclaimer be included in this prospectus:

The S&P 500 Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by affiliates of Brighthouse Financial, Inc. including Brighthouse Services, LLC and Brighthouse Life Insurance Company (collectively, “Brighthouse Financial”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Brighthouse Financial. [Brighthouse SmartGuard Plus] is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the [Brighthouse SmartGuard Plus] or any member of the public regarding the advisability of investing in securities generally or in [Brighthouse SmartGuard Plus] particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices’ only relationship to Brighthouse Financial with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Brighthouse Financial or the [Brighthouse SmartGuard Plus]. S&P Dow Jones Indices have no obligation to take the needs of Brighthouse Financial or the owners of [Brighthouse SmartGuard Plus] into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of [Brighthouse SmartGuard Plus] or the timing of the issuance or sale of [Brighthouse SmartGuard Plus] or in the determination or calculation of the equation by which [Brighthouse SmartGuard Plus] is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of [Brighthouse SmartGuard Plus]. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BRIGHTHOUSE FINANCIAL, OWNERS OF THE [BRIGHTHOUSE SMARTGUARD PLUS] LIFE INSURANCE, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND BRIGHTHOUSE FINANCIAL, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Frank Russell Company requires that the following disclaimer be included in this prospectus:

The [Brighthouse SmartGuard Plus] is not sponsored, endorsed, sold or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of the [Brighthouse SmartGuard Plus] or any member of the public regarding the advisability of investing in securities generally or in the [Brighthouse SmartGuard Plus] particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Russell’s only relationship to affiliates of Brighthouse Financial, Inc., including Brighthouse Services, LLC and Brighthouse Life Insurance Company (collectively, “Brighthouse Financial”) is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Index which is determined, composed and calculated by Russell without regard to Brighthouse Financial or the [Brighthouse SmartGuard Plus]. Russell is not responsible for and has not reviewed the [Brighthouse SmartGuard Plus] nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the [Brighthouse SmartGuard Plus].

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BRIGHTHOUSE FINANCIAL, INVESTORS, OWNERS OF THE [BRIGHTHOUSE SMARTGUARD PLUS] LIFE INSURANCE OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

MSCI Inc. requires that the following disclaimer be included in this prospectus:

THE [BRIGHTHOUSE SMARTGUARD PLUS] LIFE INSURANCE IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY AFFILIATES OF BRIGHTHOUSE FINANCIAL, INC. INCLUDING BRIGHTHOUSE SERVICES, LLC, BRIGHTHOUSE LIFE INSURANCE COMPANY, AND BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY (COLLECTIVELY, “BRIGHTHOUSE FINANCIAL”). NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the [Brighthouse SmartGuard Plus] Life Insurance, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

[TO BE UPDATED BY AMENDMENT]

(THIS PAGE INTENTIONALLY LEFT BLANK.)

APPENDIX B

INDEX SUBSTITUTION SEGMENT VALUE EXAMPLE

The following example illustrates how we would calculate your Segment Maturity Cash Value on a Segment Maturity Date when there is an Index substitution. We assume no loans are taken and there is no payment of the Accelerated Death Benefit, and a $100,000 payment into an Indexed Account with a 1-Year Term / Buffer 10 / S&P 500® Index with a Cap Rate of 10%. The Annual Deduction for each Policy Year will be taken from any Indexed Account according to the Policy Deduction Method. This example assumes no Annual Deduction.

Initial Account Value:

Segment Value at Segment Start Date	$100,000
Segment Term	1-Year
Initial Index	S&P 500® Index
S&P 500® Closing Value of the Index on Segment Start Date	1,400
Cap Rate	10%
Buffer Rate	10%

On date of Index Substitution halfway through the Segment Term:

Index substitution
Number of days since Segment Start Date	183
Closing Value for S&P 500® Index	1,330
Segment Index Performance for S&P 500® Index(1)	–5%
Substituted Index	Russell 2000® Index
Closing Value for Russell 2000® Index on substitution date	1,250

Calculation of Segment Maturity Cash Value at Segment Maturity Date:

Closing Value for Russell 2000® Index	1,375
Segment Index Performance for S&P 500® Index(1)	–5%
Segment Index Performance for Russell 2000® Index(2)	10%
Total Segment Index Performance for the Segment Term(3)	4.5%
Cap Rate	10%
Buffer Rate	10%
Segment Index-Linked Credit Rate(4)	4.5%
Segment Index-Linked Credit(5)	$4,500
Segment Maturity Cash Value at Segment Maturity Date(6)	$104,500

Notes to the tables above:

(1)

Segment Index Performance is equal to the percentage change in the Closing Value of the Index measured from the Segment Start Date to the date of the Index substitution. Segment Index Performance is calculated as follows:

(1330 [Value of Index at date of substitution] — 1400 [Value of Index at Segment Start Date]) ÷ 1400

[Value of Index at Segment Start Date]) = –5%

(2)

Segment Index Performance is equal to the percentage change in the Closing Value of the Index measured from the date of the Index substitution to the Segment Maturity Date. Segment Index Performance is calculated as follows:

(1375 [Value of Index at Segment Maturity Date] — 1250

[Value of Index at date of the substitution]) ÷ 1250 [Value of Index at date of substitution]) = 10%

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(3)

Since there was an Index substitution, the Segment Index Performance is equal to the Segment Index Performance of the S&P 500® Index (from the Segment Start Date to the Index substitution date) multiplied by the Segment Index Performance of the Russell 2000® Index (from the Index substitution date to the Segment Maturity Date) –1. Total Segment Index Performance for the Segment Term is calculated as follows:

(initial Index at Index substitution date ÷ initial Index at Segment Start Date) x

(substituted Index at Segment Maturity Date ÷ substituted Index at substitution date) –1(1330÷1400) x (1375÷1250) –1= 4.5%

(4)	The Segment Index-Linked Credit Rate is equal to the Segment Index Performance (4.50%) because the total Segment Index Performance for the Segment Term is greater than zero and less than the Cap Rate.

(5)

The Segment Index-Linked Credit is equal to the product of the current Segment Value (Segment Value at the Segment Start Date adjusted for any loans and Accelerated Death Benefit payment; there are no adjustments in the example) multiplied by the Segment Index-Linked Credit Rate. The Segment Index-Linked Credit is calculated as follows:

$100,000 [current Segment Value] x 4.5% [Segment Index-Linked Credit Rate] = $4,500

(6)

The Segment Maturity Cash Value is equal to the current Segment Value (Segment Value at the Segment Start Date adjusted for any loans and Accelerated Death Benefit payment; there are no adjustments in the example) plus the Segment Index-Linked Credit. The Segment Maturity Cash Value is calculated as follows:

$100,000 [current Segment Value] = $4,500 [Segment Index-Linked Credit] = $104,500

B-2

APPENDIX C

THE FIXED ACCOUNT

The Fixed Account is a funding option that may be available and is part of BLIC’s General Account assets. These General Account assets include all assets of BLIC other than those held in the Separate Accounts sponsored by BLIC or its affiliates.

Any interest in the Fixed Account is not a security under the Securities Act of 1933 and the Fixed Account is not registered under or regulated by the Investment Company Act of 1940. Accordingly, the Fixed Account is not offered by virtue of the prospectus. The staff of the SEC does not generally review the disclosure in the prospectus relating to the Fixed Account. Disclosure regarding the Fixed Account and the General Account may, however, be subject to certain provisions of the Federal securities laws relating to the accuracy and completeness of statements made in the prospectus.

Under the Fixed Account, BLIC assumes the risk of investment gain or loss and guarantees a specified interest rate. We guarantee that, at any time, the Fixed Account Cash Value will not be less than the amount of the premium payments allocated to the Fixed Account, plus interest credited as described below, less any applicable premium taxes.

Cash Value allocated to the Fixed Account and any transfers made to the Fixed Account become part of BLIC’s General Account, which supports insurance obligations. The General Account and any interest therein is not registered under, or subject to the provisions of, the Securities Act of 1933 or Investment Company Act of 1940. We will invest the assets of the Fixed Account at our discretion. Investment income from such Fixed Account assets will be allocated to us and to the Policies participating in the Fixed Account.

Investment income from the Fixed Account allocated to us includes compensation for risks borne by us in connection with Fixed Account Policies. The amount of such investment income allocated to the Policies will vary from year to year in our sole discretion at such rate or rates as we prospectively declare from time to time.

We guarantee that for the life of the Policy interest credited to your Fixed Account Cash Value beginning on the date we issue the Policy will not be accumulated at less than the Fixed Account Guaranteed Minimum Interest Rate allowed by state law. The current Fixed Account Guaranteed Minimum Interest Rate for any Policy we offer will not be less than 1%. We reserve the right to change the rate, at any time, subject to applicable state law. We will determine any interest we credit to amounts allocated to the Fixed Account in excess of the Fixed Account Guaranteed Minimum Interest Rate at our sole discretion. You assume the risk that interest credited to the Fixed Account may not exceed the Fixed Account Guaranteed Minimum Interest Rate for any given year. We have no specific formula for determining the interest rate. Some factors we may consider are regulatory and tax requirements, general economic trends and competitive factors.

Fixed Account Cash Value. We credit interest to the portion of the Cash Value allocated to the Fixed Account. (See “Interest Crediting” below.) The Fixed Account is part of our General Account. We guarantee that the interest credited to your initial allocation to the Fixed Account beginning on the date we issue the Policy will not be accumulated at less than the Fixed Account Guaranteed Minimum Interest Rate. However, we can change the interest rate at any time and such rate will not be less than the Fixed Account Guaranteed Minimum Interest Rate.

The initial Fixed Account Cash Value is the portion of the Net Premium received and allocated to the Fixed Account, less the portion of the Annual Deduction charged to the Fixed Account.

On a Policy Anniversary, the Fixed Account Cash Value equals:

•	The Cash Value in the Fixed Account on the prior day; plus

•	Any Fixed Account interest credited on such amount since the prior day; plus

•	Any Net Premium paid on that date and allocated to the Fixed Account; plus

•	Any amount transferred from the Loan Account or an Indexed Account to the Fixed Account on that date; less

•	Any amount transferred from the Fixed Account to an Indexed Account or the Loan Account on that date; less

C-1

•	Any Cash Value reduction resulting from a payment under the Accelerated Death Benefit, on that date; less

•	Any part of the Annual Deduction charged to the Fixed Account to cover the Policy Year that starts on that day.

On any other day, the Fixed Account Cash Value equals:

•	The Cash Value in the Fixed Account on the prior day; plus

•	Any Fixed Account interest credited on such amount since the prior day; plus

•	Any Net Premium paid on that day and allocated to the Fixed Account; plus

•	Any amount transferred from the Loan Account to the Fixed Account on that day; less

•	Any amount transferred from the Fixed Account to the Loan Account on that day; less

•	Any Cash Value reduction resulting from a payment under the Accelerated Death Benefit.

Interest Crediting. Interest will be compounded and credited to the Fixed Account at an annual effective interest rate declared by us and not less than the Fixed Account Guaranteed Minimum Interest Rate. Interest will be credited on amounts allocated to the Fixed Account through the effective date such amounts are Surrendered or transferred from the Fixed Account.

C-2

APPENDIX D

GUARANTEED DISTRIBUTION RIDER EXAMPLES

The purpose of these examples is to illustrate how payments work under the GDR. The investment results shown are hypothetical and are not representative of past or future performance. Actual investment results may be more or less than those shown and will depend upon several factors, including the allocation made by an Owner and the Index Performance for the Indexed Account(s) chosen. Values are rounded for display purposes only.

Distribution Payments

Once eligible, Distribution Payments may be taken as loans from the Cash Value at the beginning of Policy Year 11. The amount available to be taken as Distribution Payments is described below.

A. Guaranteed Minimum Distribution Payment

The Guaranteed Minimum Distribution Payment is contractually declared at issue. The amount at issue is based on no growth; however, the amount may increase depending upon when you begin Distribution Payments.

Example:

Assume you are a 50-year-old male, and your annual Planned Premium Payment is $10,000 a year for 10 years. You select an annual Distribution Payment Frequency for a lifetime Distribution Payment Duration. At issue, your contractually declared annual lifetime Guaranteed Minimum Distribution Payment at age 60 is $6,386.

Given the same scenario, your contractually declared annual lifetime Guaranteed Minimum Distribution Payment at age 65 is $7,343 and at age 70 is $8,074.

B. Maximum Distribution Payment

The Maximum Distribution Payment is the greater of the Guaranteed Minimum Distribution Payment (Example I) or the Cash Value multiplied by the Distribution Payment Rate (Example II). It is calculated at each Policy Anniversary prior to exercising Distribution Payments. The Distribution Payment Rate is contractually declared at issue and may increase depending upon when you begin Distribution Payments.

The Maximum Distribution Payment will never be less than the Guaranteed Minimum Distribution Payment.

Example I:

Assume you are a 50-year-old male, and your annual Planned Premium Payment is $10,000 a year for 10 years. You select an annual Distribution Payment Frequency for a lifetime Distribution Payment Duration. At the beginning of Policy Year 11, your Cash Value is $90,000.

Your Distribution Payment Rate is 6.81%. Since the Cash Value multiplied by the Distribution Payment Rate is $6,129 and is less than the Guaranteed Minimum Distribution Payment Rate of $6,386, your Maximum Distribution Payment is $6,386.

Example II:

Assume you are a 50-year-old male, and your annual Planned Premium Payment is $10,000 a year for 10 years. You select an annual Distribution Payment Frequency for a lifetime Distribution Payment Duration. At the beginning of Policy Year 11, your Cash Value has grown to $110,233 assuming a 7% interest credited each year.

Your Distribution Payment Rate is 6.81%. Since the Cash Value multiplied by the Distribution Payment Rate is $7,507 and is greater than the Guaranteed Minimum Distribution Payment Rate of $6,386, your Maximum Distribution Payment is $7,507.

C. Distribution Payment Duration

The Distribution Payment Duration is selected at issue and determines how long Distribution Payments will be paid for. The available durations are 10-year, 20-year, or lifetime (up to Attained Age

D-1

121). After 10 Policy Years and at the time of GDR exercise, a one-time change is allowed to the Distribution Payment Duration. The Distribution Payment Duration will last for the selected period assuming the Maximum Distribution Payment amount is being taken (Example I). However, the period Distribution Payments are paid for could extend beyond the selected Distribution Payment Duration if an amount less than the Maximum Distribution Payment is taken (Example II).

Example I:

Assume you are a 50-year-old male, and your annual Planned Premium Payment is $10,000 a year for 10 years. You select an annual Distribution Payment Frequency for a Distribution Payment Duration of 10 years. You elect to begin taking Distribution Payments in Policy Year 11.

Your assumed Maximum Distribution Payment is $7,507, and you elect to receive the maximum amount. Beginning in Policy Year 11, you will receive $7,507 each year for 10 years, with the last payment in Policy Year 20. The cumulative amount received totals $75,070.

Example II:

Assume you are a 50-year-old male, and your annual Planned Premium Payment is $10,000 a year for 10 years. You select an annual Distribution Payment Frequency for a Distribution Payment Duration of 10 years. You elect to begin taking Distribution Payments in Policy Year 11.

Your assumed Maximum Distribution Payment is $7,507; however, you elect to receive only $6,000 a year. Beginning in Policy Year 11, you will receive $6,000 for 12 years until Policy Year 22, and $3,070 in the 13th year, or Policy Year 23. This is when the cumulative amount received totals $75,070, which equals the Maximum Distribution Payment multiplied by the Distribution Payment Duration.

D. One-Time Payment

A One-time Payment is available once Distribution Payments begin and if an amount less than the Maximum Distribution Payment amount is taken. This amount is only available once.

Example:

Assume you are a 50-year-old male, and your annual Planned Premium Payment is $10,000 a year for 10 years. You select an annual Distribution Payment Frequency for a Distribution Payment Duration of 10 years. You elect to begin taking Distribution Payments in Policy Year 11.

Your assumed Maximum Distribution Payment is $7,507; however, you elect to receive only $6,000 a year. Beginning in Policy Year 11, you begin taking $6,000 each year. At any point after you begin taking Distribution Payments, a One-time Payment amount is available for the difference of the cumulative Maximum Distribution Payment at that time and the cumulative amount taken, up to a limit, which is the lesser of: three times the Maximum Distribution Payment or $150,000.

In Policy Year 11, your cumulative amount taken as Distribution Payments is $6,000, and your available One-time Payment is $1,507, or the cumulative Maximum Distribution Payment minus the cumulative Distribution Payments taken. If you elect to take the One-time Payment of $1,507, you will continue to receive $6,000 a year until the cumulative amount of the Maximum Distribution Payment multiplied by the Distribution Payment Duration of $75,070 has been reached.

In Policy Year 12, if you have not already taken the One-time Payment, your cumulative amount taken as Distribution Payments is $12,000, and your One-time Payment is $3,014, or the cumulative Maximum Distribution Payment minus the cumulative Distribution Payments taken. If you elect to take the One-time Payment of $3,014, you will continue to receive $6,000 a year until the cumulative amount of the Maximum Distribution Payment multiplied by the Distribution Payment Duration of $75,070 has been reached.

In Policy Year 13, if you have not already taken the One-time Payment, your cumulative amount taken as Distribution Payments is $18,000, and your One-time Payment is $4,521, or the cumulative Maximum Distribution Payment minus the cumulative Distribution Payments taken. If you elect to take the One-time Payment of $4,521, you will continue to receive $6,000 a year until the cumulative amount of the Maximum Distribution Payment multiplied by the Distribution Payment Duration of $75,070 has been reached.

The One-time Payment is available once, at any time after Distribution Payments begin, if the cumulative amounts taken as Distribution Payments is less than the cumulative Maximum Distribution Payment amount.

D-2

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an itemized list of the estimated expenses to be incurred in connection with the securities being offered:
Accountant’s Fees and Expenses: $7,500
Legal Fees and Expenses: $45,000
Printing Expenses: $3,740
Registration Fee: $55,100
Item 15. Indemnification of Directors and Officers
Pursuant to applicable provisions of the Registrant’s by-laws or internal corporate policies adopted by the Registrant or its ultimate parent, the directors, officers and other controlling persons of the Registrant who are made or threatened to be made a party to an action or proceeding, may be eligible to obtain indemnification against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred as a result of such action or proceeding. Under the principal underwriting agreement between the Registrant and the Underwriter, the parties have agreed to indemnify each other against certain liabilities and expenses from legal proceedings arising out of the Underwriter’s distribution of the Contracts. BLIC also maintains insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as such.
Item 16. Exhibits
Exhibit
Number
Description
1(a).
Principal Underwriting and Distribution Agreement between Brighthouse Life Insurance Company and Brighthouse Securities, LLC (effective 3-6-17). (Filed as Exhibit 1(a) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
1(b).
Brighthouse Securities, LLC Sales Agreement. (Filed as Exhibit 1(b) with Registration Statement No. 333-217509 on Form S-3 on July 11, 2017 and incorporated herein by reference.)
2.
None.
4(a)(1).
Form of Contract [5-71-22 CV]. (Filed herewith.)
4(a)(2).
Form of Policy Specifications [5-71-22]. (Filed herewith.)
4(b).
Form of Guaranteed Distribution Rider [5GDR-22]. (Filed herewith.)
5.
Opinion and Consent of Counsel. (to be filed by amendment)
8.
None.
15.
None.
22.
None.
23.
Consent of Independent Registered Public Accounting Firm. (to be filed by amendment)
24.
Powers of Attorney for Eric Steigerwalt, Myles Lambert, David A. Rosenbaum, Jonathan Rosenthal, Edward A. Spehar, Kristine Toscano and Gianna H. Figaro-Sterling. (Filed herewith.)
25.
None.
96.
None.
99.
None.
107.
Filing Fee Table. (Filed herewith.)

Item 17. Undertakings
The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:
1.
To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:
i.
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and
iii.
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that Paragraphs 1.i, 1.ii, and 1.iii do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
7.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on November 29, 2022.
BRIGHTHOUSE LIFE INSURANCE COMPANY
(Registrant)
By:/s/ Donald A. Leintz

Donald A. Leintz
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 29, 2022.
/s/ Eric Steigerwalt* Eric Steigerwalt	Chairman of the Board, President, Chief Executive Officer and a Director
/s/ Myles Lambert* Myles Lambert	Director and Vice President
/s/ David A. Rosenbaum* David A. Rosenbaum	Director and Vice President
/s/ Jonathan Rosenthal* Jonathan Rosenthal	Director, Vice President and Chief Investment Officer
/s/ Edward A. Spehar* Edward A. Spehar	Director, Vice President and Chief Financial Officer
/s/ Kristine Toscano* Kristine Toscano	Vice President and Chief Accounting Officer
/s/ Gianna H. Figaro-Sterling* Gianna H. Figaro-Sterling	Vice President and Controller
*By: /s/ Michele H. Abate Michele H. Abate, Attorney-In-Fact November 29, 2022
* Brighthouse Life Insurance Company. Executed by Michele H. Abate, Esquire on behalf of those indicated pursuant to powers of attorney filed herewith.

INDEX TO EXHIBITS
4(a)(1).
Form of Contract CV
4(a)(2).
Form of Policy Specifications
4(b)
Form of Guaranteed Distribution Rider
24.
Powers of Attorney
107.
Filing Fee Table